UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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AEP Industries Inc.

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LETTER TO OUR STOCKHOLDERS

February 22, 2013

To our Stockholders:

We cordially invite you to attend our 2013 annual meeting of stockholders, which will be held on Tuesday, April 9, 2013, at 10:00 a.m., Eastern Time, at the Holiday Inn, 283 Route 17 South, Hasbrouck Heights, New Jersey.

At the annual meeting, stockholders will be asked:

•	To elect three Class C Directors named in the accompanying Proxy Statement to serve for a three-year term or until their respective successors have been duly elected and qualified.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2013.

•	To approve (on an advisory basis) the compensation of our named executive officers.

•	To approve the AEP Industries Inc. 2013 Omnibus Incentive Plan.

•	To approve the material terms of performance goals used under the AEP Industries Inc. Management Incentive Plan, for compliance with Section 162(m) of the Internal Revenue Code.

We urge you to carefully review the proxy materials and to vote FOR each director nominee and FOR each of the other proposals to be presented by the Company. Please refer to the accompanying notice and proxy statement for additional information regarding the proposals.

To our beneficial owners, please note that brokers and certain banks and nominees will be unable to vote on your behalf with respect to the proposals (except the ratification of KPMG’s appointment) if you do not instruct them how to vote your shares in the manner set forth on your voting instruction card. Therefore, it is very important for you to vote your shares for each of the proposals set forth in the accompanying proxy statement.

Whether or not you plan to attend the annual meeting, we urge you to vote promptly to save us the expense of additional solicitation. If you attend the annual meeting, you may revoke your proxy in accordance with the procedures set forth in the proxy statement and vote in person.

Thank you for your continued support of AEP.

Sincerely,

J. Brendan Barba

Chairman of the Board

President and Chief Executive Officer

Corporate Headquarters

125 Phillips Avenue

South Hackensack, NJ 07606

(201) 641-6600

AEP INDUSTRIES INC.

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Our 2013 annual meeting of stockholders will be held on Tuesday, April 9, 2013 at 10:00 a.m., Eastern Time, at the Holiday Inn, 283 Route 17 South, Hasbrouck Heights, New Jersey to conduct the following items of business:

•	To elect three Class C Directors named in the accompanying Proxy Statement to serve for a three-year term or until their respective successors have been duly elected and qualified.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2013.

•	To approve (on an advisory basis) the compensation of our named executive officers.

•	To approve the AEP Industries Inc. 2013 Omnibus Incentive Plan.

•	To approve the material terms of performance goals used under the AEP Industries Inc. Management Incentive Plan, for compliance with Section 162(m) of the Internal Revenue Code.

•	To transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

Only stockholders of our common stock at the close of business on February 15, 2013, the record date, are entitled to receive this notice and to attend and vote at the annual meeting. For ten days prior to the annual meeting, a complete list of stockholders will be available during regular business hours at our principal executive office, 125 Phillips Avenue, South Hackensack, NJ 07606. A stockholder may examine the list for any legally valid purpose related to the annual meeting.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote promptly and save us the expense of additional solicitation. If you attend the annual meeting, you may revoke your proxy in accordance with the procedures set forth in the proxy statement and vote in person.

By Order of the Board of Directors

Sandra C. Major
Vice President and Secretary

South Hackensack, New Jersey

February 22, 2013

Page No.
About the Annual Meeting	1
Proposal No. 1—Election of Directors	5
Director Background and Qualifications	5
Director Independence	9
Board Matters	10
The Board of Directors	10
Committees of the Board	11
Corporate Governance	14
Director Compensation	15
Stockholder Communication with the Board	17
Compensation Discussion and Analysis	18
Compensation Committee Report	33
Compensation Committee Interlocks and Insider Participation	33
Named Executive Officer Compensation Tables	34
Summary Compensation Table for Fiscal 2012	34
Grants of Plan-Based Awards in Fiscal 2012	35
Outstanding Equity Awards at October 31, 2012	36
Option Exercises and Stock Vested in Fiscal 2012	37
Potential Payments Upon Termination or Change-in-Control	37
Certain Relationships and Related Person Transactions	45
Family Relationships between Directors and Executive Officers	45
Related Person Transactions	45
Security Ownership of Certain Beneficial Owners and Management	46
Audit Committee Report	48
Audit Committee Matters	49
Pre-Approval Policies and Procedures	49
KPMG Fees	49
Proposal No. 2—Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2013	50
Proposal No. 3—Advisory Vote on Named Executive Officer Compensation	51
Proposal No. 4—Approval of the AEP Industries Inc. 2013 Omnibus Incentive Plan	52
Proposal No. 5—Approval of the Material Terms of Performance Goals Used Under the AEP Industries Inc. Management Incentive Plan, for Compliance with Section 162(m) of the Internal Revenue Code	59
Additional Information	62
Equity Compensation Plans	62
Section 16(a) Beneficial Ownership Reporting Compliance	62
Availability of Fiscal 2012 Annual Report to Stockholders	62
Requirements for Submission of Stockholder Proposals and Nominations for 2014 Annual Meeting	63
Solicitation by Board; Expenses	63
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 9, 2013	63
Annex A—AEP Industries Inc. 2013 Omnibus Incentive Plan	A-1
Annex B—AEP Industries Inc. Management Incentive Plan	B-1

AEP INDUSTRIES INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

APRIL 9, 2013

ABOUT THE ANNUAL MEETING

Throughout this proxy statement, “fiscal” refers to the fiscal year ended October 31.

Who is soliciting my vote?

The Board of Directors (the “Board”) of AEP Industries Inc. (the “Company”) is soliciting your proxy, as a holder of our common stock, for use at our 2013 annual meeting of stockholders and any adjournment or postponement of such meeting. The 2013 annual meeting of stockholders will be held on Tuesday, April 9, 2013, at 10:00 a.m., Eastern Time, at the Holiday Inn, 283 Route 17 South, Hasbrouck Heights, New Jersey.

The notice of annual meeting, proxy statement and form of proxy was first mailed to stockholders of record of our common stock on or about February 22, 2013.

What is the purpose of the annual meeting?

At the annual meeting, you will be voting on:

•	The election of three Class C Directors named in this proxy statement to serve for a three-year term or until their respective successors have been duly elected and qualified.

•	The ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for fiscal 2013.

•	The approval (on an advisory basis) of the compensation of our named executive officers.

•	The approval of the AEP Industries Inc. 2013 Omnibus Incentive Plan.

•	The approval of the material terms of performance goals used under the AEP Industries Inc. Management Incentive Plan, for compliance with Section 162(m) of the Internal Revenue Code.

The Board recommends a vote FOR each of the director nominees listed in this proxy statement, FOR the ratification of KPMG’s appointment, FOR the approval of the compensation of our named executive officers, FOR the approval of the AEP Industries Inc. 2013 Omnibus Incentive Plan, and FOR the approval of the material terms of performance goals used under the AEP Industries Inc. Management Incentive Plan, for compliance with Section 162(m) of the Internal Revenue Code. We are not aware of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to your proxies to vote on such matter in their best judgment; proxy holders named in the proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.

During or immediately following the annual meeting, management will report on our performance and will respond to appropriate questions from stockholders. Representatives of KPMG will be present at the annual meeting, will make a statement, if they desire to do so, and will answer appropriate questions from our stockholders.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on February 15, 2013, the record date, provided such shares are held directly in your name as the stockholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. As of February 15, 2013, we had 5,533,423 shares of common stock outstanding and entitled to vote.

What is the difference between holding shares as a stockholder of record and a beneficial owner?

Stockholders of Record.    If your common shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us through the enclosed proxy card or to vote in person at the annual meeting.

Beneficial Owners.    Many of our stockholders hold their common shares through a broker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not attend the annual meeting or vote these shares in person at the annual meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.

May I vote my shares in person at the annual meeting?

Even if you plan to be present at the meeting, we encourage you to vote your shares prior to the meeting.

Stockholders of Record.    If you are a stockholder of record and attend the annual meeting, you may deliver your completed proxy card or vote by ballot.

Beneficial Owners.    If you hold your common shares through a bank, broker or other nominee and want to vote such shares in person at the annual meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such shares. However, participants in the 401(k) Savings Plan are not able to vote the shares allocated to their account in person at the annual meeting.

Can I vote my shares without attending the annual meeting?

By Mail.    You may vote by completing, signing and returning the enclosed proxy card or voting instruction card. If you are a stockholder of record and the postage-paid envelope is missing, please mail your completed proxy card to AEP Industries Inc., c/o Sandra C. Major, Vice President and Secretary, 125 Phillips Avenue, South Hackensack, NJ 07606.

Participants in the 401(k) Savings Plan.    Your proxy card will serve to instruct the trustee of the 401(k) Savings Plan on how to vote your shares. If you do not provide instructions on how to vote your shares, those shares will not be voted. To allow sufficient time for the trustee to vote your shares, your proxy card must be received by April 4, 2013.

Other.    If you are a beneficial owner or you receive your annual meeting materials by e-mail, you may have the option to vote your shares via the internet or telephone.

Can I change my vote?

Stockholders of Record.    You may change your vote at any time before the proxy is exercised by voting in person at the annual meeting or by filing with our Secretary either a notice revoking the proxy or a properly signed proxy, in each case bearing a later date. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you file the proper documentation for it to be so revoked.

Beneficial Owners.    If you hold your shares through a bank, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised. For participants in the 401(k) Savings Plan, if you would like to revoke or change your voting instructions, you must do so by April 4, 2013.

What does it mean if I receive more than one proxy card or voting instruction card?

If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with banks, brokers, other nominees and/or our transfer agent. Please sign and deliver, or otherwise vote, each proxy card and voting instruction card that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is:

American Stock Transfer & Trust Company

59 Maiden Lane

New York, NY 10038

Telephone: 800-937-5449

What if I do not vote for some of the items listed on my proxy card or voting instruction card?

Stockholders of Record.    If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in accordance with the recommendations of the Board on such matters.

Beneficial Owners.    If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice or return the voting instruction card, the bank, broker or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable law, a bank, broker or nominee has the discretion to vote on routine matters, which includes the ratification of the appointment of an independent registered public accounting firm. For all other matters at the 2013 annual meeting, brokers and certain banks and nominees will be unable to vote on your behalf if you do not instruct them how to vote your shares in the manner set forth on your voting instruction card. Therefore, it is very important for you to vote your shares for each proposal.

How many shares must be present to hold the meeting?

In order for us to conduct the annual meeting, one-third of our outstanding shares entitled to vote as of February 15, 2013 must be present in person or by proxy at the meeting. This is known as a quorum. Abstentions and broker non-votes will be considered as present for purposes of determining a quorum.

What vote is required to approve each item of business?

Proposal No. 1—Election of Directors.    The three nominees receiving the highest number of “for” votes at the meeting will be elected as Class C Directors. This number is called a plurality. Withheld votes and broker non-votes will have no effect on the outcome of the vote.

Proposal No. 2—Ratification of Appointment of KPMG.    The affirmative vote of holders of a majority of shares entitled to vote and present at the meeting, in person or by proxy, is required for ratification of the appointment of KPMG as our independent public registered accounting firm for fiscal 2013. Abstentions will have the same effect as a vote against the matter.

Proposal No. 3—Advisory Approval of the Compensation of Our Named Executive Officers.    The affirmative vote of holders of a majority of shares entitled to vote and present at the meeting, in person or by proxy, is required for the approval of the compensation of our named executive officers. Abstentions will have the same effect as a vote against the matter. Broker non-votes will have no effect on the outcome of the vote.

Although the advisory votes in Proposal Nos. 2 and 3 are not binding on the Company, the Board and/or respective Committee will take your vote into consideration in determining future activities.

Proposal No. 4—Approval of the AEP Industries Inc. 2013 Omnibus Incentive Plan.    The affirmative vote of holders of a majority of shares entitled to vote and present at the meeting, in person or by proxy, is required for the approval of the AEP Industries Inc. 2013 Omnibus Incentive Plan. Abstentions will have the same effect as a vote against the matter. Broker non-votes will have no effect on the outcome of the vote.

Proposal No. 5—Approval of the Material Terms of Performance Goals Used Under the AEP Industries Inc. Management Incentive Plan, For Compliance with Section 162(m) of the Internal Revenue Code.    The affirmative vote of holders of a majority of shares entitled to vote and present at the meeting, in person or by proxy, is required for the approval of the material terms of performance goals used under the AEP Industries Inc. Management Incentive Plan. Abstentions will have the same effect as a vote against the matter. Broker non-votes will have no effect on the outcome of the vote.

Other Matters.    If any other matter is properly submitted to the stockholders at the annual meeting, its adoption generally will require the affirmative vote of holders of a majority of shares entitled to vote and present at the meeting, in person or by proxy. The Board does not propose to conduct any business at the annual meeting other than as stated above.

Who will count the votes and where can I find the voting results?

American Stock Transfer & Trust Company will tabulate the voting results. We intend to announce the preliminary voting results at the annual meeting and, in accordance with rules of the Securities and Exchange Commission (the “SEC”), we intend to publish the final results in a current report on Form 8-K within four business days of the annual meeting.

PROPOSAL NO . 1—

ELECTION OF DIRECTORS

The Board currently consists of nine members serving three-year staggered terms. Three directors are to be elected at the annual meeting to hold office until the 2016 annual meeting of stockholders (Class C directors). Each director will serve until a successor is duly elected and qualified or until such director’s earlier resignation, retirement or death. The Board has re-nominated the current Class C directors, J. Brendan Barba, Richard E. Davis and Lee C. Stewart, for new three-year terms. As discussed below, the Board has affirmatively concluded that Messrs. Davis and Stewart are independent under the applicable rules of the NASDAQ Global Select Market (“Nasdaq”). The remaining directors are Class A directors (term expires in 2014) or Class B directors (term expires in 2015).

Each of the nominees has consented to be listed in this proxy statement and agreed to serve as a director if elected by the stockholders. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the annual meeting, the Board may designate a new nominee and the persons named as proxies in the attached proxy card will vote for that substitute nominee. Alternatively, the Board may reduce the size of the Board.

The Board recommends that you vote FOR the election of each of the Class C director nominees:

The director and director nominees of the Company are as follows:

Name	Age	Title	Class—Term Ending
Kenneth Avia	70	Director	Class A—2014
J. Brendan Barba	72	Chairman, President and Chief Executive Officer	Class C—2013
Robert T. Bell	69	Director	Class B—2015
Ira M. Belsky	60	Director	Class A—2014
Richard E. Davis	70	Director	Class C—2013
Paul M. Feeney	70	Executive Vice President, Finance, Chief Financial Officer and Director	Class B—2015
Frank P. Gallagher	69	Director	Class B—2015
Lawrence R. Noll	64	Vice President, Tax and Administration and Director	Class A—2014
Lee C. Stewart	64	Director	Class C—2013

Director Background and Qualifications

The Nominating and Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience and background sought of Board members in the context of our business and the then-current membership on the Board. The Committee and the Board review and assess the continued relevance of and emphasis on these factors as part of the Board’s annual self-assessment process and in connection with candidate searches to determine if they are effective in helping to satisfy the Board’s goal of creating and sustaining a Board that can appropriately support and oversee the Company’s activities.

We believe our directors have an appropriate balance of knowledge, experience, attributes, skills and expertise as a group to ensure that the Board appropriately fulfills its oversight responsibilities and acts in the best interests of stockholders. Although specific qualifications for Board membership may vary from time to time, desired qualities include (a) the highest ethical character, integrity and shared values with the Company, (b) loyalty to the Company and concern for its success and welfare, (c) sound business judgment, and (d) sufficient commitment and availability to effectively carry out a director’s duties. Listed below are additional key skills and experience that we consider important for our directors to have in light of our current business and structure. Thereafter, the biographies of the directors and nominees set forth their business experience during at least the past five years, as well as a discussion of the specific experience, qualifications, attributes and skills that led to the Nominating and Corporate Governance Committee’s conclusion that each director and nominee should continue to serve on the Board.

•

Senior Leadership Experience.    Directors who have served in senior leadership positions are important to us, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational, organizational and policy issues at a senior level.

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Public Company Board Experience.    Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board to the CEO and other management personnel, the importance of particular agenda and oversight matters, and oversight of a changing mix of strategic, operational, governance and compliance-related matters.

•

Business Development and Mergers and Acquisitions Experience.    Directors who have a background in business development and in mergers and acquisitions transactions can provide insight into developing and implementing strategies for growing our business, which may include mergers and acquisitions. Useful experience in mergers and acquisitions includes an understanding of the importance of “fit” with the Company’s culture and strategy, the valuation of transactions, and management’s plans for integration with existing operations.

•

Financial and Accounting Expertise.    Knowledge of the financial markets, corporate finance, accounting regulations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing our capital structure, financing and investing activities, financial reporting, and internal control of such activities. The Company also strives to have a number of directors who qualify as financial experts under SEC rules.

•

Industry and Technical Expertise.    We are a manufacturing company of plastic packaging films. Education or experience in manufacturing is useful in understanding our research and development efforts, competing technologies, the various products and processes that we develop, our manufacturing operations, and the market segments in which we compete.

•

Brand Marketing Expertise.    We serve the packaging, transportation, beverage, food, automotive, pharmaceutical, chemical, electronics, construction, agriculture and textile industries. Directors who have brand marketing experience and/or knowledge of the foregoing industries can provide expertise and guidance as we seek to maintain and expand brand and product awareness and a positive reputation in these industries.

•	Global Expertise. Our customer base is global and therefore directors with global expertise can provide a useful business and cultural perspective regarding aspects of our business.

Kenneth Avia has served as a director of the Company since 1980. Mr. Avia has been the Managing Principal of Avia Consulting Group LLC since 2002. From 1993 to 2002, he served as the Executive Vice President of First Data Merchant Services, a global payment services firm. From 1984 to 1993, Mr. Avia was the Divisional Vice President of Automatic Data Processing, Inc., a global independent computing services firm.

Mr. Avia has a broad background in strategic and operational planning, and he possesses extensive senior leadership and global expertise, based on his employment at multinational companies and his recent consulting work. He also has significant knowledge of the Company based on his 32 years of service as a director of the Company.

J. Brendan Barba has served as President, Chief Executive Officer and a director of the Company since he co-founded the Company in 1970 and has been Chairman of the Board since 1985.

Mr. Barba has led the Company as its principal executive officer and a director for over 42 years and as Chairman for over 27 years. Mr. Barba has a unique perspective and understanding of the Company’s business, culture and history, having led the Company through many economic cycles, global expansion and curtailment, acquisitions and dispositions, and other key operational initiatives. His day-to-day leadership of the Company gives him critical insights into the Company’s operations, strategy and competition, and he facilitates the Board’s ability to perform its oversight function. Throughout his career at the Company, he has demonstrated strong technical, marketing, strategic, and operational expertise and he possesses in-depth knowledge of the plastic packaging films industry on a global basis.

Robert T. Bell has served as a director of the Company since 2006. Mr. Bell has been the Member/Manager of Foundation Consultants LLC since 2002, the Executive Director of the Charles B. Wang International Foundation since 1999, and the Executive Director of the Charles B. Wang Foundation since 1988 (merged into International in 2012). From 1965 to 1998, he worked as a Certified Public Accountant for Mendelsohn, Kary, Bell & Natoli, LLP, including as a Partner (1973 – 1998) and as Managing Partner (1986 – 1996). Mr. Bell has been a member of the Board of Directors of a number of public charities and private entities throughout his career, including currently with The Smile Train Inc. (public charity; serves as Chair on the Audit Committee), the Memorial Day Nursery of Paterson, Inc. (private entity; serves as Chair on the Finance Committee), the Plainview Chinese Cultural Center, Inc. (public charity; serves as Chair on the Finance Committee), the Charles B. Wang International Foundation (private entity), the New York Islanders Children’s Foundation (public charity) and the Charles B. Wang Community Health Center (public charity; serves on Finance Committee).

Mr. Bell’s long tenure as a certified public accountant, as well as his civic leadership roles, has provided him with significant experience and expertise on accounting and financial reporting matters, including for public companies. Based on the foregoing, the Board has determined that Mr. Bell is a financial expert in accordance with SEC rules. As the executive director of significant foundations, he also has broad-based senior leadership, global and finance expertise.

Ira M. Belsky has served as a director of the Company since 2011. Mr. Belsky is a seasoned executive and attorney. Since his retirement in 2002, he has served as a Trustee of a local regional high school district board of education for which he currently serves as President. From 1999 through June 2002, he was Executive Vice President, Business Development and Legal Affairs, and a member of the Executive Committee of FreeRide.com L.L.C., an internet-based media business. Prior to that, he served as special counsel to Time Warner Inc. From 1996 through April 1998, Mr. Belsky served as Senior Vice President, General Counsel and Secretary of Six Flags Entertainment Corporation, a leading national theme park company. Mr. Belsky practiced law with the international law firm O’Melveny & Myers in Los Angeles and New York, where his practice was focused on securities, mergers and acquisitions, and general corporate affairs. Mr. Belsky is a graduate of Stanford Law School and the University of Pennsylvania.

Mr. Belsky has a broad background in legal, governance and general corporate and finance matters, and he possesses extensive senior leadership skills from his service as in-house and outside general counsel to numerous companies as well as various executive management positions.

Richard E. Davis has served as a director of the Company since 2004. Mr. Davis has been the Vice President—Finance and Chief Financial Officer of Glatt Air Techniques, Inc., a supplier of solids processing technology to pharmaceutical and manufacturing organizations, since 1988. Since 1988, Mr. Davis also has served as the Vice President of Nortec Development Associates Inc. (an affiliate of Glatt Air Techniques Inc.), providing contract research services. From 1985 to 1988, he was Vice President, Finance and Chief Financial Officer of The GMI Group, a conglomerate with computer graphics, advertising, audio/visual presentations, music and book publishing operations.

Mr. Davis has a broad background in accounting and financial reporting, and he possesses extensive senior leadership and global expertise, based on his service as the principal financial officer at multinational companies, as an auditor for three years and as a teacher of accounting courses at the college and graduate school level. Based on the foregoing, the Board has determined that Mr. Davis is a financial expert in accordance with SEC rules. Mr. Davis also has extensive knowledge of the manufacturing and pharmaceutical industries, two key industries served by the Company, based on his employment with Glatt Air Techniques.

Paul M. Feeney has served as Executive Vice President, Finance, Chief Financial Officer and a director of the Company since 1988. From 1980 to 1988, he served as Vice President and Treasurer of Witco Corporation, a chemical products corporation.

Mr. Feeney has led the Company as its principal financial officer and a director for over 24 years. Mr. Feeney has a unique perspective and understanding of the Company’s business, culture and history, having led the Company through many economic cycles, global expansion and curtailment, acquisitions and dispositions, and other key operational initiatives. His day-to-day leadership of the Company gives him critical insights into the Company’s financial performance, operations and strategy, and he facilitates the Board’s ability to perform its oversight function. Throughout his career at the Company, he has demonstrated strong financial reporting, finance, accounting, strategic, and operational expertise and he possesses in-depth knowledge of the plastic packaging films industry on a global basis.

Frank P. Gallagher has served as a director of the Company since 2005. Since 2010, Mr. Gallagher has served as the Chairman and CEO of Aadyn Technology LLC, a privately held company that manufactures LED lights for the entertainment industry. From 1996 to 2003, Mr. Gallagher was a director of Coach USA, a transportation company, and also served as its Chairman of the Board (1999—2003), its Chief Executive Officer (2000—2001), and its Executive Vice President and Chief Operating Officer (1998—1999). Mr. Gallagher served as a director of Stagecoach Holding PLC, a transportation company from Perth, Scotland, from 2000 to 2001. From 1985 to 1998, he was the President of Community Coach, a transportation company. Mr. Gallagher is currently a director of ABC Company, a private entity.

Mr. Gallagher has a broad background in strategic and operational planning, and he possesses extensive senior leadership and board leadership expertise, based on his prior employment and board positions. Mr. Gallagher also has extensive knowledge of the transportation industry, a key industry served by the Company and a critical component of the Company’s operations.

Lawrence R. Noll has served as a director of the Company since 2005, and also served as a director of the Company from 1993 to 2004. Mr. Noll has been employed by the Company in various positions since 1980, including currently as Vice President, Tax and Administration since 2007. Previously, he served as Vice President, Controller and Secretary (2005—2007), Vice President and Controller (1996—2005), Secretary (1993—1998), Vice President, Finance (1993—1996), and Controller (1980—1993).

Mr. Noll has been part of the Company’s executive and Board leadership team for over 32 years. Mr. Noll also has a unique perspective and understanding of the Company’s business, culture and history. Throughout his career at the Company, he has demonstrated strong financial reporting, accounting, and tax expertise and he possesses in-depth knowledge of the plastic packaging films industry on a global basis.

Lee C. Stewart has served as a director of the Company since 1996. Mr. Stewart has been an independent financial consultant since March 2001. He served as Executive Vice President and Chief Financial Officer of Foamex International, Inc., a manufacturer of polyurethane products, from March to May 2001. From 1996 to 2001, he was Vice President of Union Carbide Corporation, a manufacturer of petrochemicals, where he was responsible for various Treasury and Finance functions. Prior to such time, Mr. Stewart was an investment banker for over 25 years, most recently with Bear Stearns & Co., Inc. for over 10 years. Cumulatively, Mr. Stewart has over 38 years of experience as a director of public companies, including currently two other companies besides AEP. Since 2002, he has been a director of P.H. Glatfelter Company, a NYSE-listed company that is a global manufacturer of specialty papers and engineering products. He currently serves as Chair of the Compensation Committee and is a member of the Finance Committee. Since 2000, he has been a director of Marsulex, Inc., a Toronto Stock Exchange-listed company, which provides outsourced environmental compliance services. Marsulex was sold in 2011 and the Board of Directors resigned. Since 2005, he has been a director of ITC Holdings Corp., a NYSE-listed company that is an electrical transmission company. He currently is the Lead Director of the Board, serves on the Audit and Finance Committee and the Security, Safety, Environmental Health and Reliability Committee.

Mr. Stewart has extensive knowledge of finance, capital raising and mergers and acquisitions based on his experience as a treasury officer, an investment banker and a financial consultant. Mr. Stewart also has significant public company board experience, from which he has expertise in finance, financial reporting, accounting, corporate governance, compensation, risk management, manufacturing and global matters. Based on the foregoing, the Board has determined that Mr. Stewart is a financial expert in accordance with SEC rules. In addition, Mr. Stewart has extensive knowledge of the key industries served by the Company based on his employment and board experience. He also has significant knowledge of the Company based on his 16 years of service as a director of the Company.

Director Independence

The Board believes that there should be at least a majority of independent directors on the Board. The Board recently undertook its annual review of director independence in accordance with the applicable rules of Nasdaq. The independence rules include a series of objective tests, including that the director is not employed by us and has not engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Pursuant to such authority, the Board has adopted additional categorical standards regarding relationships that the Board does not consider material for purposes of determining a director’s independence, as set forth in the Company’s Corporate Governance Guidelines, which are available on the Investor Relations section of our website at www.aepinc.com. In making these determinations, the Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

The Board has affirmatively determined, after considering all of the relevant facts and circumstances, that Messrs. Avia, Bell, Belsky, Davis, Gallagher and Stewart are independent directors under the applicable rules of Nasdaq. Messrs. Barba, Feeney and Noll are employed by us and therefore are not independent directors.

Each of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent under Nasdaq rules. In addition, the Board has affirmatively determined that the members of the Audit Committee qualify as independent under the audit committee independence rules established by the SEC.

BOARD MATTERS

The Board of Directors

General

The Board has general oversight responsibility for our affairs and, in exercising its fiduciary duties, the Board represents and acts on behalf of the stockholders. Although the Board does not have responsibility for our day-to-day management, it stays regularly informed about our business and provides oversight and guidance to our management through periodic meetings and other communications. The Board is significantly involved in, among other things, our strategic planning process, leadership development and succession planning, risk oversight, as well as other functions carried out through the Board committees as described below. The Board currently consists of nine directors.

Board Leadership

Our Board is led by J. Brendan Barba, the Company’s Chairman, President and Chief Executive Officer. The Board believes this structure permits a unified strategic vision for the Company that ensures alignment between the Board and management, provides clear leadership for the Company and helps ensure accountability for the Company’s performance. The Board does not utilize a lead independent director.

Although the Board recognizes the increasing utilization of Non-Executive Chairmen and lead independent directors in many public companies, the Board believes its current leadership structure is most appropriate for the Company and best serves the stockholders of the Company at the current time, as it has since Mr. Barba became Chairman in 1985. There is no “one size fits all” approach to ensuring independent leadership. The Board believes that its independent directors, who represent two-thirds of the Board, are deeply engaged and provide significant independent leadership and direction given their executive and Board experience noted above. See “Proposal No. 1-Election of Directors—Director Background and Qualifications.” The independent directors are the sole members of the Board committees, which oversee critical matters of the Company such as the integrity of the Company’s financial statements, the compensation of executive management, the nomination, selection and evaluation of directors, and the development and implementation of the Company’s corporate governance policies. The independent directors also meet regularly in executive session at Board and committee meetings and have access to independent advisors as they deem appropriate. Management supports this oversight role through its tone-at-the-top and open communication.

Risk Management

The Board oversees the Company’s risk management. This oversight is administered primarily through the following:

•	the Board’s review and approval of management’s annual business plan and five-year strategic and liquidity plans;

•	at least quarterly review by the Board of business developments, strategic plans and implementation, liquidity and financial results;

•	the Board’s review of specific material risks and risk mitigants;

•	the Board’s oversight of succession planning;

•	the Board’s oversight of capital spending and financings;

•

the Audit Committee’s oversight of the Company’s accounting and financial reporting processes, including internal control over financial reporting and legal and regulatory compliance, the code of conduct and related person transactions;

•	the Nominating and Corporate Governance’s leadership in the oversight of governance policies and the self-evaluation assessments of the Board and committees; and

•

the Compensation Committee’s review and approvals regarding executive officer compensation and its relationship to the Company’s business plan, as well its review of compensation plans generally and the related incentives, risks and risk mitigants.

The Board does not believe its role in risk oversight has had an impact on the Board’s leadership structure.

Meetings

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The independent directors hold regularly scheduled executive sessions to meet without management present, with rotating directors leading such sessions. These executive sessions generally occur around regularly scheduled meetings of the Board.

All directors are expected to attend all meetings of the Board and the annual meeting of stockholders. The Board met five times during fiscal 2012. In fiscal 2012, each director attended more than 75% of the aggregate of all meetings of the Board and the committees of which he was a member. Further, all directors attended the 2012 annual meeting of stockholders.

Committees of the Board

The Board has delegated various responsibilities and authority to Board committees. Each committee has regularly scheduled meetings and reports on its activities to the full Board. Each committee operates under a written charter approved by the Board, which is reviewed annually by the respective committee and the Board. Each committee’s charter is posted on the Investor Relations section of our website at www.aepinc.com. The table below sets forth the current membership for the three Board committees and the number of meetings held for each in fiscal 2012.

Director	Audit	Compensation	Nominating and Corporate Governance
Kenneth Avia		X
J. Brendan Barba
Robert T. Bell	Chair		X
Ira M. Belsky	X
Richard E. Davis	X		X
Paul M. Feeney
Frank P. Gallagher		X	Chair
Lawrence R. Noll
Lee C. Stewart	X	Chair
Meetings	5	5	2

Audit Committee

The Audit Committee’s responsibilities include:

•	providing general oversight of our financial reporting and internal control functions;

•	reviewing our reports filed with or furnished to the SEC that include financial statements or results;

•	monitoring compliance with significant legal and regulatory requirements and other risks related to financial reporting and internal control; and

•

the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, currently KPMG, and our third-party consultant that handles certain internal audit functions.

The Committee may form and delegate authority to subcommittees as appropriate. The responsibilities and activities of the Committee are described in greater detail in “Audit Committee Report” and “Audit Committee Matters,” as well as in its charter.

The Board has determined that each Committee member has sufficient knowledge in reading and understanding financial statements to serve on the Committee. The Board has further determined that Messrs. Bell, Davis and Stewart qualify as “audit committee financial experts” in accordance with SEC rules. The designation of an “audit committee financial expert” does not impose upon such persons any duties, obligations or liability that are greater than those which are generally imposed on each of them as a member of the Committee and the Board, and such designation does not affect the duties, obligations or liability of any other member of the Committee or the Board.

Compensation Committee

The Compensation Committee’s responsibilities include:

•

administering the compensation programs for the Company’s executive officers and non-employee directors, including monitoring compensation trends, establishing the goals and policies of the compensation programs, and approving the compensation structure and amounts that may be earned thereunder;

•	recommending or approving equity grants and otherwise administering share-based plans, as well as other benefit plans and policies, to the extent delegated by the Board;

•	reviewing the Company’s compensation policies and practices for all employees, at least annually, regarding risk-taking incentives and risk management policies and practices; and

•	reviewing certain compensation disclosures and proposals in the Company’s proxy statement and other reports filed with or furnished to the SEC.

The Committee may form and delegate its authority to subcommittees as appropriate. The responsibilities and activities of the Committee are described further in “Compensation Discussion and Analysis,” as well as in its charter.

The Board has determined that the current members of the Committee qualify as “non-employee directors” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Role of Management.    Similar to prior years, in fiscal 2012 the Committee received significant input from Messrs. Barba and Feeney with respect to the design and implementation of the Company’s compensation program for its executive officers. See “Compensation Discussion and Analysis” for further information.

Independence of Compensation Consultant.    The Committee has the sole authority to engage outside advisors and establish the terms of such engagement, including compensatory fees. As further specified below, the Committee has engaged Mercer Human Resource Consulting (“Mercer”), a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), as its compensation consultant for both its executive officer and non-employee director compensation programs. In connection with such engagements, the Committee determined to engage Mercer and approved the terms of such engagement independently from the Company’s management. The Committee works with management to determine Mercer’s responsibilities and direct its work product, although the Committee is responsible for the formal approval of the work plan. Mercer’s fees for executive and director compensation consulting to the Committee in fiscal 2012 were $108,783.

During fiscal 2012, based on the determination of management, the Company retained Mercer and certain MMC affiliates to provide other services unrelated to executive and director compensation, which generally consisted of human resource consulting, including providing advice regarding the Company’s benefits programs in the area of plan design, compliance, administration and funding (aggregate fees of $109,429), and insurance brokerage services (aggregate commissions and fees of $494,971). While neither the Committee nor the Board approved such other services, the Committee believes that the advice it receives from the individual compensation consultants is objective and not influenced by Mercer’s or its affiliates’ other relationships with the Company because of the policies and procedures Mercer and the Committee have in place. These policies and procedures include:

•	the Committee’s consultants receive no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

•	the Committee’s consultants are not responsible for selling other Mercer or affiliate services to the Company;

•

Mercer’s professional standards prohibit the Committee’s consultants from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering their advice and recommendations;

•	the Committee has the sole authority to retain and terminate its compensation consultants;

•	the Committee’s consultants have direct access to the Committee without management intervention and may participate in executive sessions with the Committee; and

•	the Committee evaluates the quality and objectivity of the services provided by the consultants each year and determines whether to continue to retain the consultants.

Except as set forth above, the Committee noted there were no potential conflicts of interest raised by the work of its compensation consultants.

Role of Compensation Consultant.    The Committee did not engage Mercer to perform a comprehensive executive compensation review with respect to the fiscal 2012 executive compensation program. However, the Committee utilized Mercer in fiscal 2012 to perform a comprehensive review of the Company’s executive compensation program for fiscal 2013. See “Compensation Discussion and Analysis” for further information regarding Mercer’s services related to the executive compensation program in fiscal 2012 and fiscal 2013.

With respect to non-employee director compensation, the Committee determined that it would not change the compensation program for fiscal 2012 and therefore that it was unnecessary to obtain a revised compensation study for fiscal 2012. However, the Committee utilized Mercer in fiscal 2012 to perform a comprehensive review of the Company’s non-employee director compensation program for fiscal 2013. See “Board Matters—Director Compensation” for further information regarding Mercer’s services related to the non-employee director compensation program in fiscal 2012 and fiscal 2013.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members and recommending director nominees to the Board;

•	reviewing the composition, organization, function and performance of the Board and its Committees;

•	exercising general oversight over corporate governance policy matters of the Company, including developing, recommending and monitoring the Corporate Governance Guidelines; and

•	reviewing certain governance disclosures and proposals in the Company’s proxy statement and other reports filed with or furnished to the SEC.

The Committee may form and delegate its authority to subcommittees as appropriate. The responsibilities and activities of the Committee are described in greater detail in its charter.

The Committee reviews and makes recommendations to the Board, from time to time, regarding the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, the operations of the Company and the long-term interests of stockholders. See “Proposal No. 1-Election of Directors—Director Background and Qualifications.” The Committee does not have a specific diversity policy underlying its nomination process, although it seeks to ensure the Board includes members with diverse backgrounds, qualifications, skills and experience relevant to the Company’s business.

Generally, the Committee will re-nominate incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, continue to make important contributions to the Board and consent to continue their service on the Board. If a vacancy on the Board occurs or the Board increases in size, the Committee will actively seek individuals that satisfy the Committee’s criteria for membership on the Board and the Committee may rely on multiple sources for identifying and evaluating potential nominees, including referrals from our current directors and management. In fiscal 2012, the Committee did not employ a search firm or pay fees to other third parties in connection with identifying or evaluating Board nominee candidates.

The Committee will consider recommendations of director nominees by stockholders so long as such recommendations are sent on a timely basis and are otherwise in accordance with our Sixth Amended and Restated By-Laws (as amended, the “By-Laws) and applicable law. See “Additional Information—Requirements for Submission of Stockholder Proposals and Nominations for 2014 Annual Meeting” for additional information. The Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. We did not receive any nominations of directors by stockholders for the 2013 annual meeting of stockholders.

Corporate Governance

The Board, as well as management, is committed to responsible corporate governance to ensure that we are managed for the benefit of our stockholders. To that end, the Board and management periodically review and update, as appropriate, our corporate governance policies and practices, and, when required, make changes to such policies and practices as are mandated by the Sarbanes-Oxley Act, the Dodd-Frank Act, other SEC rules and regulations and the listing standards of Nasdaq.

A copy of the Board’s committee charters, the Code of Conduct and the Corporate Governance Guidelines will be sent to any stockholder, without charge, upon written request to Corporate Secretary, AEP Industries Inc., 125 Phillips Avenue, South Hackensack, NJ 07606.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are available on the Investor Relations section of our website at www.aepinc.com. These guidelines address, among other things, director responsibilities, qualifications (including independence), compensation, CEO succession and related matters.

Code of Conduct

The Board has adopted a Code of Conduct, which sets out the basic principles to guide the actions and decisions of our employees, directors and officers, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct addresses, among other things, ethical principles, insider trading, conflicts of interest, compliance with laws and confidentiality. The Code of Conduct can be found in the Investor Relations section of our website at www.aepinc.com. Any amendments to the Code of Conduct, or any waivers that are required to be disclosed by the rules of either the SEC or Nasdaq, will be posted on our website in the Investor Relations section.

Committee Charters

See “—Committees of the Board” for a description of the Board’s delegation of authority and responsibilities to the three standing committees.

Director Compensation

Non-employee directors of the Board receive a mix of cash and share-based compensation. The compensation mix is intended to encourage non-employee directors to continue Board service, further align the interests of the Board and stockholders, and attract new non-employee directors with outstanding qualifications. Directors who are employees or officers of the Company do not receive any additional compensation for Board service.

Fiscal 2012 Compensation

The following table sets forth the compensation program for non-employee directors in fiscal 2012.

Annual retainer:
Audit Committee members	$43,000
Other directors	35,000
Compensation Committee chair (additional amount)	5,000
Attendance fees per meeting:
Board	$1,500
Committee	1,200
Annual grant of nonqualified stock options (in shares)	2,000

The stock options vest in five equal installments on the first through fifth anniversaries of the grant date, provided the director continues to serve in such capacity on such respective dates. The stock options are generally issued on the date of the annual stockholders meeting, which historically has occurred in April.

The Company does not provide any perquisites to directors.

The table below sets forth the compensation of each non-employee director in fiscal 2012.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Kenneth Avia	47,300	31,580	78,880
Robert T. Bell	57,700	31,580	89,280
Ira M. Belsky	55,300	31,580	86,880
Richard E. Davis	57,700	31,580	89,280
Frank P. Gallagher	49,700	31,580	81,280
Lee C. Stewart	65,100	31,580	96,680

Total	332,800	189,480	522,280

(1)	Reflects stock options granted under the 2005 Stock Option Plan. The amounts reported represent the grant date fair value of the stock option grants. Valuation assumptions used in determining the grant date fair value are included in Note 10 of the Company’s audited financial statements in the Form 10-K for fiscal 2012. The grant date fair value of each stock option granted on April 10, 2012 was $15.79.

As of October 31, 2012, each current non-employee director had the following number of stock options outstanding: Kenneth Avia, 15,000; Robert T. Bell, 12,000; Ira M. Belsky, 2,000; Richard E. Davis, 16,000; Frank P. Gallagher 15,000; and Lee C. Stewart, 18,000.

Revised Compensation Program-Fiscal 2013

The Compensation Committee engaged Mercer in fiscal 2012 to conduct a review of the competitiveness of AEP’s non-employee Board compensation program. Mercer assessed the compensation program against a peer group consisting of 15 companies; the peer group had been approved by the Committee in connection with its initial review of the fiscal 2013 executive compensation program. In particular, the Committee noted the increasing focus on retainers and lower focus on meeting attendance fees, increasing differentiation based on Committee service, and increasing reliance on full-value shares in lieu of options.

For fiscal 2013, the Committee determined generally to target the median of the peer group for total compensation. In addition, the Committee targeted a pay mix between cash and equity that approximated the peer group median, which required a greater portion of total compensation to be paid in equity.

The Committee determined to eliminate Board attendance fees and increase the Board annual retainer to approximate the peer group median. Further, the Committee increased Committee Chair retainers and Committee attendance fees to approximate the peer group median, as well as in recognition of the increasing scope, qualifications, risk and liabilities of the Committees. The Board, upon delegation by the Committee, determined to change the equity program from options to restricted stock and increase the dollar value of annual awards to approximate the peer group median; the option program had been significantly below market. Given the significant increase in the Board retainer and the equity award, the Board determined to revise the stock ownership guidelines as well, as described below.

The following table sets forth the compensation program for non-employee directors in fiscal 2013.

Annual retainer:
Board	$50,000
Additional retainer:
Audit Committee-Chair	15,000
Audit Committee-Member	8,000
Compensation Committee-Chair	10,000
Nominating and Corporate Governance-Chair	7,500
Committee attendance fees per meeting (in person)	1,500
Annual grant of restricted stock ($ value)	55,000

The restricted stock will vest upon the first anniversary of the grant date. The restricted stock will be issued generally on the date of the annual stockholders meeting, which historically has occurred in April.

The Company will continue not to provide any perquisites to directors.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for the directors of the Company to increase the alignment of stockholders and directors. The current guidelines are available on the Investor Relations section of the Company’s website at www.aepinc.com. The guidelines set forth a minimum number of shares of common stock required to be owned by a director, which must be owned by an initial compliance date. Following initial compliance, the directors must comply with the guidelines for all periods thereafter as long as such director remains subject to the guidelines. The guidelines also set forth how indirect and/or derivative securities, as well as securities held by specified family members, are taken into account in determining the satisfaction of the guidelines, and the ramifications of non-compliance. The Nominating and Corporate Governance Committee will evaluate whether exceptions should be made for any director on whom this requirement would impose a financial hardship or prevent such director from complying with a court order, such as a divorce settlement.

The stock ownership guidelines in effect for fiscal 2012 provided that each director must own a minimum of 2,000 shares of common stock, with the ownership level to be initially achieved by the later of December 31, 2014 or five years after the director first becomes subject to the guidelines. As of October 31, 2012, all non-employee directors either satisfied such guidelines or had made sufficient progress and were expected to satisfy such guidelines.

However, in connection with the revised non-employee director compensation program for fiscal 2013, the Board approved revised stock ownership guidelines. Effective November 1, 2012, the director stock ownership guidelines require all non-employee directors to own stock having a value of $150,000, with the ownership level to be initially achieved by the later of May 1, 2018 or five years after the director first becomes subject to the guidelines. The guidelines set forth how to value the stock held for purposes of compliance testing. The guidelines also set forth how indirect and/or derivative securities, as well as securities held by specified family members, are taken into account in determining the satisfaction of the guidelines, and the ramifications of non-compliance. The Nominating and Corporate Governance Committee will evaluate whether exceptions should be made for any director on whom this requirement would impose a financial hardship or prevent such director from complying with a court order, such as a divorce settlement.

Stockholder Communication with the Board

Any stockholder wishing to communicate with a particular director, with all or certain of the independent directors or with the entire Board should direct the communication to Corporate Secretary, AEP Industries Inc., 125 Phillips Avenue, South Hackensack, NJ 07606. If a stockholder does not wish to have our corporate secretary screen the communication, the stockholder should indicate that the material sent by the stockholder be delivered unopened to the person or persons to whom it is addressed.

To submit concerns regarding accounting, internal accounting controls or auditing matters, stockholders and other interested persons may also call the Company’s toll free, confidential hotline (1-800-750-4972). Employees may submit such concerns on a confidential and anonymous basis.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, composed entirely of independent directors, administers the executive compensation program of the Company, including reviewing annually all compensation decisions relating to the Company’s executive officers, including the chief executive officer, the chief financial officer and the other executive officers named in the “Summary Compensation Table” (the “named executive officers”). This section of the proxy statement explains how the Company’s compensation programs are designed and operate in practice with respect to the named executive officers.

Target annual compensation (or “TAC”) referred to below consists of base salary, a target bonus, target performance unit grants and a company car allowance.

Executive Summary

Overview of Compensation Program

The following is a summary of key aspects of our fiscal 2012 compensation program for the named executive officers:

•

Straightforward compensation program.    The primary compensation elements of our program are base salary, an annual incentive cash bonus (in accordance with the Management Incentive Plan, or “MIP”), performance units and a car allowance.

•

2% to 3% increase in fiscal 2012 target annual compensation; changes aligned with salaried and non-bargaining employees.    Target annual compensation increased 2% to 3% in fiscal 2012 for the named executive officers. Target annual compensation for named executive officers generally increased 3% per year in fiscal 2007 through fiscal 2010, with no increase in fiscal 2011. Such compensation changes have been commensurate with the overall average annual wage changes provided to the Company’s salaried and non-bargaining employees.

•

Emphasis on pay-for-performance.    Approximately 28% to 66% of target annual compensation in fiscal 2012 for the named executive officers was performance-based, with the CEO having the highest proportion of at-risk pay. Such percentage for each named executive officer has been generally consistent since fiscal 2006.

•

Strong operational and financial performance, reflected in 137% increase in stock price for fiscal 2012.    As discussed in detail in the Company’s annual report on Form 10-K, the Company had strong operational and financial performance in fiscal 2012. Further, the Company’s common stock price increased 137% in fiscal 2012.

•

At-risk performance-based compensation.    In the last five fiscal years through fiscal 2012, in two of such fiscal years (i) the performance unit grants were forfeited in full and (ii) no bonuses were earned.

Further, 2012 performance goals were established at levels significantly above the prior year’s performance. The fiscal 2012 MIP Earnings Target of the Company represented a 13.6% increase over the prior year’s MIP Adjusted EBITDA. The fiscal 2012 Performance Unit Earnings Target represented a 16.4% increase over the prior year’s Performance Unit Adjusted EBITDA.

•

Long-term vesting of equity grants ensures alignment with stockholders.    Approximately 5% to 38% of target annual compensation in fiscal 2012 for the named executive officers was attributed to performance unit grants, with the CEO having the highest proportion of long-term pay. The percentage for each named executive officer has been generally consistent since fiscal 2006. Earned performance units vest pro rata on the first through fifth anniversaries of the grant date and therefore holders are subject to significant market risk over the vesting period.

•

Additional alignment with stockholders through stock ownership requirements and current holdings.    Our executives also are subject to stock ownership guidelines and are prohibited from hedging against the economic risk of such ownership. All of our named executive officers are in compliance with such guidelines, well in advance of the implementation guidelines. As of February 15, 2013, our named executive officers had aggregate beneficial ownership of 23.4% of our common stock, exhibiting significant alignment of management with other long-term stockholders.

•	Limited perquisites. The Company provides the named executive officers with very limited perquisites not generally available to all employees.

•

No defined benefit or nonqualified deferred compensation plans.    The Company does not maintain any defined benefit pension plans or supplemental executive retirement plans, and the Company also does not offer any nonqualified deferred compensation plans, for the named executive officers.

•

Focus on Company and management performance as a whole.    The review of target annual compensation and the establishment of performance metrics generally are focused on the Company and management team as a collective unit, to foster teamwork and maximize the Company’s performance.

•

Employment agreements with each named executive officer.    Each named executive officer was subject to an employment agreement with the Company in fiscal 2012, which, among other things, provides for specified termination benefits. In general, cash severance is only paid upon termination by the Company without cause, termination by the executive for good reason or termination upon a change of control (i.e. a double trigger). The Company does not provide tax-gross ups.

•

Over 99% approval rate for say-on-pay vote at 2012 annual stockholders meeting.    The Company’s say-on-pay proposal was approved by over 99% of the shares entitled to vote and present at the 2012 annual meeting.

Overview of Compensation Actions for Fiscal 2012

The Committee generally determined target annual compensation for fiscal 2012 in October 2011. At such time, the Company faced significant uncertainty due to the continuing impact of the U.S. recession and the difficulties in the global consumer and financial markets. Further, the plastic packaging industry continued to be extremely competitive due to consolidation and pricing pressures, especially due to volatile resin markets. However, fiscal 2011 performance had improved over the prior fiscal year and the Company continued to gain increased market share in key business segments. The Committee believed that the overall executive compensation program was sufficiently meeting its objectives, but wanted to recognize the improved performance of the Company, especially relative to peer companies. As such, the Committee determined that it was appropriate at the time to implement a 2% to 3% increase in compensation for the named executive officers, as well as for salaried and non-bargaining employees generally.

The Committee determined not to engage Mercer, its compensation consultant, to perform a comprehensive executive compensation review with respect to the fiscal 2012 executive compensation program. The Committee utilized Mercer in fiscal 2012 to perform a comprehensive review of the Company’s executive compensation program for fiscal 2013. See “—Fiscal 2013 Preliminary Executive Compensation Program.”

The following table sets forth the target annual compensation approved for the named executive officers in fiscal 2012.

Name	Base Salary ($)	Target Annual MIP Bonus ($)	Target Performance Units Awards ($)		Car Allowance ($)	Fiscal 2012 TAC ($)	Target Performance- Based Compensation (% of TAC)(1)	Target Long- Term Incentive Compensation (% of TAC)(2)	Internal Pay Equity (% of CEO 2012 TAC)
J. Brendan Barba	903,728	722,982	1,016,244		12,000	2,654,954	66%	38%	—
Paul M. Feeney	437,207	284,185	192,643		11,000	925,035	52%	21%	35%
John J. Powers	329,199	164,600	160,841		11,000	665,640	49%	24%	25%
Paul C. Vegliante	299,117	149,559	26,730		11,000	486,406	36%	5%	18%
Linda N. Guerrera	216,319	54,080	33,425	(3)	8,000	311,824	28%	11%	12%

(1)	Target Annual MIP Bonus plus Target Performance Unit Awards, divided by Fiscal 2012 TAC.

(2)	Target Performance Unit Awards divided by Fiscal 2012 TAC.

(3)	Ms. Guerrera receives performance unit awards approximately once every three years at the discretion of the Committee. This amount reflects one-third of grant date fair value of target performance units awarded in fiscal 2012.

Overview of 2012 Operating Performance and Pay-for-Performance Components

Target Performance Metrics.

2012 performance goals were established at levels significantly above the prior year’s performance and corresponded to the Committee’s reasonable judgment of what would be a good outcome for the Company for fiscal 2012 based on information known at the time of such determination; see “—Overview of Compensation Actions for Fiscal 2012.” The fiscal 2012 MIP Earnings Target of the Company was $73.6 million, a 13.6% increase from fiscal 2011 MIP Adjusted EBITDA of $64.8 million. The fiscal 2011 MIP Earnings Target was $59.8 million. The fiscal 2012 Performance Unit Earnings Target was $68.8 million, a 16.4% increase from fiscal 2011 Performance Unit Adjusted EBITDA of $59.1 million. The fiscal 2011 Performance Unit Earnings Target was $53.4 million.

Fiscal 2012 Results and Earned Incentive Compensation.    Net sales for fiscal 2012 increased 18.2% to $1.153 billion, and gross profit increased 42% to $182.7 million. Net income for fiscal 2012 was $23.2 million or $4.16 per diluted share, compared to net income for fiscal 2011 of $12.4 million, or $2.09 per diluted share. See the Company’s Form 10-K for fiscal 2012 for further information. The Company’s common stock price increased 137% in fiscal 2012, from a closing price of $27.03 on October 31, 2011 to $63.93 on October 31, 2012.

Fiscal 2012 MIP Adjusted EBITDA for the Company was $85.3 million, or 115.8% of the fiscal 2012 MIP Earnings Target for the Company, which corresponded to an earned bonus of 179.2% of the target bonus for each named executive officer under the fiscal 2012 MIP. Fiscal 2012 Performance Unit Adjusted EBITDA was $85.3 million, or 124% of the fiscal 2012 Performance Unit Earnings Target, and therefore all such performance units were earned. In fiscal 2011, the named executive officers earned a bonus of 141.5% of their respective target bonus and none of the performance units were forfeited. Therefore, the annual compensation earned by the named executive officers in fiscal 2012 was slightly higher than the annual compensation earned in fiscal 2011.

Compensation Philosophy, Program Objectives, and Key Features

The compensation program for named executive officers is designed to:

•	attract, retain and motivate key executives critical to the Company’s operations;

•	reward superior Company performance, including the achievement of financial and strategic goals, and to a lesser extent individual performance;

•	foster individual growth within the Company and long-term commitment to the Company; and

•	align the long-term interests of executives with those of stockholders.

The following table sets forth how each element of compensation is intended to satisfy one or more of the Committee’s compensation objectives.

Element	Primary Purpose(s)	Key Features
Base Salary

•    Retain and attract employees in a competitive market

•    Preserve an employee’s commitment during downturns in the plastic films industry and/or equity markets

•    Reflect experience, responsibilities, anticipated individual growth and other subjective factors

•    Historically, determinations are based on employment agreement and an evaluation of the individual’s experience, current performance and the Peer Group Median (defined below). Also impacted by changes generally for salaried and non-bargaining employees.

Annual Incentive Cash Bonus	• Motivate and reward achievement of annual performance based measure(s) • Retain and attract employees in short term

•    The bonus target for each employee is set forth as a percentage of base salary.

•    Earned bonus is 0% to 200% of such target based upon MIP Adjusted EBITDA compared to the MIP Earnings Target. No bonus is earned if MIP Adjusted EBITDA is less than 80% of the MIP Earnings Target, while a bonus of 200% of the target bonus is earned if the MIP Adjusted EBITDA is 120% or more of the MIP Earnings Target. There is a linear increase in the target bonus between threshold, target and maximum amounts.

•    The MIP Earnings Target is based upon budgeted MIP Adjusted EBITDA, as well as various other subjective factors intended to properly motivate participants for the achievement of specific strategic or financial goals. The MIP Earnings Target is set at a level that is higher (often times, materially higher) than the forecast for the period or the Performance Unit Earnings Target.

Performance Units	• Motivate and reward achievement of annual performance based measure(s) • For earned awards: • Provide incentive in up market, with some down market protection

•    Target dollar value for performance unit grants equal to the difference between the Peer Group Median and the target annual compensation otherwise allocated to each named executive officer.

•    If the Company’s Performance Unit Adjusted EBITDA is equal to or exceeds

Element	Primary Purpose(s)	Key Features

•    Retain and attract employees long term due to vesting requirements

•    Direct alignment with stockholders with focus on medium- and long-term fundamentals, with value of award at-risk based on trading price of common stock at vesting dates the Performance Unit Earnings Target, no performance units are forfeited. If the Company’s Performance Unit Adjusted EBITDA is between 80% and less than 100% of the Performance Unit Earnings Target, such employee will forfeit such number of performance units equal to (a) the performance units granted multiplied by (b) the percentage Performance Unit Adjusted EBITDA is less than the Performance Unit Earnings Target. If Performance Unit Adjusted EBITDA is below 80% of the Performance Unit Earnings Target, all performance units are forfeited.

•    The Performance Unit Earnings Target is based upon budgeted Performance Unit Adjusted EBITDA.

•    If earned, performance units vest pro rata on the first through fifth anniversaries of the grant date. Holders have no rights as stockholders until vesting. On each vesting date, holders can elect common stock or equivalent cash.

•    Stock ownership guidelines reinforce long-term alignment, even if holders elect cash option.

Company Car Allowance	• Attract employees in a competitive market	• Historical perquisite.

Post-Termination Benefits

•    Retain and attract employees in a competitive market

•    Ensure compensation and benefits expectations are assured in appropriate circumstances

•    Ensure continued dedication of employees in case of personal uncertainties or risk of job loss

•    Each named executive officer has an employment agreement.

•    Cash severance is only paid upon termination by the Company without cause, termination by the executive for good reason or termination within 30 days of a change of control.

•    Double trigger required generally and no tax gross-ups.

Process for Making Compensation Determinations

Target Annual Compensation

In making annual compensation determinations for the named executive officers, the Committee primarily focuses on target annual compensation, which consists of base salary, a target bonus (short term incentive), target performance unit grants (long term incentive) and a company car allowance. For fiscal 2006 to fiscal 2012, the Committee has utilized the median target annual compensation of executive officers in the peer group from Mercer’s 2006 study described below, with approximately a 3% increase each year for target annual compensation since 2006 except no increase in fiscal 2010 (the “Peer Group Median”), as the primary factor in determining the target annual compensation of the named executive officers. The increases correspond to the average salary change for all of the Company’s salaried and non-bargaining employees. The Committee also reviews subjective factors for each named executive officer, although subjective factors generally have not resulted in material changes to the target annual compensation.

In establishing the amounts allocated to each element of target annual compensation, the Committee initially finalizes all compensation other than the target dollar value of the performance units. Base salaries and target bonuses (set forth as a percentage of base salary) are based upon the Peer Group Median and subjective factors. The car allowance generally remains a constant dollar amount each fiscal year. Upon finalizing the foregoing elements of target annual compensation, the Committee calculates a target dollar value for performance unit grants equal to the difference between the Peer Group Median and the target annual compensation otherwise allocated to each named executive officer. The Committee historically has utilized discretion to increase the target dollar value for performance units of one or more named executive officers based upon strong performance reviews and/or an increase in responsibilities, although it only does so approximately to the extent the compensation of another executive officer is reduced to ensure an approximate net $0 effect. The number of performance units actually granted is equal to the target dollar value divided by the closing price of the Company’s common stock on Nasdaq on the grant date, which occurs in the beginning of the next calendar year at the first regularly scheduled Committee meeting.

The named executive officers will earn the target annual compensation only to the extent target performance measures are achieved. To the extent target performance measures are not achieved or are exceeded, the named executive officers will earn compensation below or above the Peer Group Median, respectively. Notwithstanding the foregoing, the Committee retains the discretion to give bonuses outside the Company’s annual cash incentive bonus plan, make equity grants other than performance units under the existing long-term incentive compensation program, and to provide other compensation which would negate the foregoing. Historically, the Committee has not utilized such discretion to make material compensation changes.

Compensation Differences Among Named Executive Officers

The Company does not have a fixed internal pay equity scale but rather determines the compensation for each role based upon scope of responsibility and market rates of compensation. Benchmarking was a significant factor in establishing the Peer Group Median for each executive officer in fiscal 2006, and such benchmarking continues to impact the current executive compensation program. Benchmarking was based on total cash compensation, which generally reflected the job responsibilities and positions of the named executive officers of the Company. The job responsibilities and positions of the named executive officers were, as of the date of such study, and continued to be through fiscal 2012, as follows. Mr. Barba, Chairman, President and Chief Executive Officer, leads the management of the Company across all departments and is primarily responsible for the operational division of the Company, as well as serving as the leader of the Board. Mr. Feeney, Executive Vice President, Finance and Chief Financial Officer, is primarily responsible for the financial division of the Company, he shares significant responsibilities, leadership and decision-making authority with Mr. Barba, and he serves as a director on the Board. Mr. John J. Powers is the Executive Vice President, Sales and Marketing, which is viewed as the key operating unit in the highly competitive plastic films industry; he reports directly to

Mr. Barba. Mr. Paul C. Vegliante, Executive Vice President, Operations is responsible for a key operating division of the Company and reports to Mr. Barba. Ms. Guerrera, Vice President-Controller is responsible for financial reporting and accounting functions and reports to Mr. Feeney.

Advisors Utilized in Determination of Executive Compensation

Management.    In determining the compensation of executive officers, the Committee receives significant input from the recommendations of Messrs. Barba and Feeney, who have a combined 66 years’ experience in their executive officer roles with the Company and have the most involvement in, and knowledge of, the Company’s business goals, strategies and performance, the overall effectiveness of the management team and each person’s individual contribution to the Company’s performance. For each named executive officer, the Committee is provided a compensation recommendation as well as information regarding the individual’s experience, current performance, potential for advancement and other subjective factors. Messrs. Barba and Feeney also provide recommendations for the performance metrics to be utilized in the performance-based compensation programs, the appropriate performance targets and analyses of whether such performance targets have been achieved (including recommended adjustments). The Committee retains the discretion to modify the recommendations of Messrs. Barba and Feeney and reviews such recommendations for their reasonableness based upon individual and Company performance as well as market information. Messrs. Barba and Feeney do not provide input on setting their own respective compensation.

The Committee works with management to set the agenda for Committee meetings, and Mr. Feeney is invited regularly to attend such meetings. The Committee also meets regularly in executive session to discuss compensation issues generally outside the presence of management, as well as to review the performance of and determine the compensation of Messrs. Barba and Feeney.

Third-Party Consultants.    The Committee did not utilize Mercer to provide a comprehensive executive compensation review for the benefit of the fiscal 2012 executive compensation program. As discussed below in “—Benchmarking Data—Peer Group Median,” for fiscal 2012 the Committee continued to benchmark target annual compensation for named executive officers in accordance with the Peer Group Median.

Benchmarking Data-Peer Group Median

In connection with the fiscal 2006 executive compensation review, Mercer and the Committee developed a peer group consisting of manufacturing companies with comparable business models (plastic films industry or plastics generally) and 2004 revenues (approximately 50% to 200% of the Company’s revenue). The peer group companies were:

• American Biltrite Inc.	• Constar International Inc.	• Omnova Solutions Inc.

• Ameron International Corporation	• Hexcel Corporation	• PW Eagle, Inc.

• AptarGroup, Inc.	• Insituform Technologies, Inc.	• Spartech Corporation

• Atlantis Plastics, Inc.	• Intertape Polymer Group Inc.	• Tredegar Corporation

• Buckeye Technologies Inc.	• Jarden Corporation	• Tupperware Brands Corporation

• Chesapeake Corporation	• Myers Industries, Inc.

Mercer compiled proxy statement data for the peer group companies, while also providing the Committee with general compensation survey data for comparative purposes. The proxy statement data utilized for the fiscal 2006 study was based upon compensation data included in proxy statements of peer group companies for their respective 2005 annual meeting of stockholders and therefore generally reflected 2004 compensation data. For comparative purposes, Mercer matched AEP’s top five executive officers to the top five executive officers of the peer group companies ranked according to total cash compensation (base salary plus target incentive compensation), so as to avoid the difficulty of trying to identify benchmark jobs that are functionally comparable without sufficient information. The Committee primarily relied upon the median target annual compensation from the proxy statement data, referred to as the Peer Group Median, to establish the target annual compensation for each named executive officer.

The peer group and survey data also were important factors in the Committee’s determination to grant performance units on an ongoing basis, beginning in fiscal 2006, to increase long-term performance compensation.

Timing of Fiscal 2012 Compensation Determinations

Set forth below is the general timing of the fiscal 2012 compensation determinations for named executive officers.

Element of Compensation	Meeting Date	Review and Approval Steps
Base salary	October 2011	• Committee approves base salary

Annual Incentive Cash Bonus	October 2011	• Committee approves target bonus (as percentage of base salary) • Committee approves the fiscal 2012 MIP

	January 2012	• Committee approves fiscal 2012 performance goal

	December 2012	• Committee reviews achievement of fiscal 2012 performance goal and finalizes bonus payout

Performance Units	October 2011	• Committee approves target dollar value of performance units • Committee approves fiscal 2012 performance unit program
	January 2012	• Committee approves performance unit grants based upon target dollar value • Committee approves fiscal 2012 performance goal
	January 2013	• Committee reviews achievement of fiscal 2012 performance goal and determines whether performance units are earned

In addition, the Committee and/or the Board makes determinations with respect to post-termination benefits, perquisites and other compensation matters as it deems appropriate.

Say-On-Pay Proposal for 2012 Annual Meeting of Stockholders

The Company’s say-on-pay proposal was approved by over 99% of the shares entitled to vote and present at the 2012 annual meeting. The Committee and Board had a detailed discussion of the results of such stockholder vote. However, such results did not have a material impact on the Committee’s and Company’s compensation policies and decisions relating to the named executive officers.

Fiscal 2012 Compensation Determinations

Base Salary

General.    Each named executive officer receives a base salary paid in cash. The employment agreements for each named executive officer established a base salary as of November 2004, with annual increases guaranteed to be at least equal to the percentage increase in the Consumer Price Index for all Urban Consumers for the New York-Northeastern New Jersey metropolitan area as published by the Bureau of Labor & Statistics for the twelve months ended on the September 30th immediately prior to the applicable fiscal year. The Committee may increase base salaries further at its discretion.

Fiscal 2012 Analysis.    The following table sets forth the base salaries approved for the named executive officers in fiscal 2011 and 2012, effective November 1 of such fiscal year. Fiscal 2012 base salaries increased 3% for all named executive officers

Name	Fiscal 2012 ($)	Fiscal 2011 ($)
J. Brendan Barba	903,728	877,406
Paul M. Feeney	437,207	424,473
John J. Powers	329,199	319,611
Paul C. Vegliante	299,117	308,137
Linda N. Guerrera	216,319	210,020

For the twelve months ended September 30, 2011, the Consumer Price Index for all Urban Consumers for the New York-Northeastern New Jersey metropolitan area increased by 3.8%, although the Committee determined to increase base salaries by a lower percentage and no named executive officers objected.

Annual Incentive Cash Bonus (MIP)

General—Performance Target.    Each named executive officer participates in the MIP, pursuant to which eligible employees earn a cash bonus upon the satisfaction of one or more annual performance targets established by the Committee. Since 1997, the Committee has utilized the achievement of MIP Adjusted EBITDA compared to the MIP Earnings Target as the applicable performance measure under the MIP. The performance goal for each participant is dependent upon job classification, with the intent to capture that portion of the Company’s business the performance of which a participant can reasonably influence. Beginning in fiscal 2009, the performance goal for all of the named executive officers is based on the performance of the Company as a whole.

MIP Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, discontinued operations, non-core business operating income, annual change in LIFO reserve, gain or loss on disposal of property, plant and equipment, non-operating income (expense) and share-based compensation expense, all as adjusted to remove foreign exchange effect. Further, the Committee has approved certain procedures in calculating MIP Adjusted EBTIDA: (a) extraordinary items outside the ordinary course of business, such as a gain (provision) for the sale or acquisition of assets or a business, will be excluded from MIP Adjusted EBITDA to the extent not included in the MIP Earnings Target; provided, however, the Committee may, in its discretion, include extraordinary items to the extent cash or cash equivalents are received; (b) accounting policy changes required by the U.S. Securities and Exchange Commission or the U.S. Financial Accounting Standards Board that are approved following the approval of MIP Earnings Target will not be utilized to calculate MIP Adjusted EBITDA; (c) inter-unit management fees in effect on the date the MIP Earnings Target is approved by the Committee will be included in MIP Adjusted EBTIDA; and (d) inter-unit royalty fees in effect on the date the MIP Earnings Target is approved by the Committee will be excluded from MIP Adjusted EBTIDA. In addition, the MIP Adjusted EBITDA definition for fiscal 2012 excluded professional and legal fees and severance related to the Webster acquisition in October 2011.

The Committee utilizes MIP Adjusted EBITDA because it believes it is an important measure of operating performance. Specifically, this measure focuses on the Company’s core operating results by removing the impact of the Company’s capital structure (interest expense from its outstanding debt), asset base (depreciation and amortization), tax consequences, specified non-core operating items, specified non-operating items and specified non-cash items.

The MIP Earnings Target is based upon budgeted MIP Adjusted EBITDA, as well as various other subjective factors intended to properly motivate participants for the achievement of specific strategic or financial goals. The MIP Earnings Target is set at a level that is higher (often times, materially higher) than the forecast for the period or the Performance Unit Earnings Target (discussed below).

General—Bonus Target.    The bonus target for each employee is set forth as a percentage of base salary and the earned bonus is 0% to 200% of such target based upon MIP Adjusted EBITDA compared to the MIP

Earnings Target. For example, an employee earns no bonus if MIP Adjusted EBITDA is less than 80% of the MIP Earnings Target, while an employee would earn a bonus of 200% of the target bonus if the MIP Adjusted EBITDA was 120% or more of the MIP Earnings Target. There is a linear increase in the target bonus between such threshold, target and maximum amounts. Reductions (but not increases) of such bonuses are at the sole discretion of the Committee and certain management.

The bonus targets, as a percentage of base salary, were last revised for Mr. Barba, with respect to his fiscal 2005 compensation, and for Mr. Feeney, with respect to his fiscal 2004 compensation. Messrs. Barba and Feeney first became participants in the MIP in fiscal 2004. On November 1, 2003, the Board approved bonus targets (as a percentage of base salary) for Messrs. Barba and Feeney of 70% and 65%, respectively, which corresponded to the bonus targets of the chief executive officer and chief financial officer of Borden, Inc., a major stockholder of the Company that was entitled at such time to designate four of the ten directors of the Company’s Board. On April 8, 2005, the Board increased the bonus target (as a percentage of base salary) for Mr. Barba to 80% following the Board’s determination that Mr. Barba’s responsibilities with the Company were greater than that of the chief executive officer of Borden, Inc. The Committee confirmed the reasonableness of such bonus targets in connection with the fiscal 2006 Mercer study.

The bonus targets of Messrs. Powers and Vegliante were increased from 25% to 50% in fiscal 2006 based upon the Peer Group Median. The Mercer peer group study noted that executive officers in the second through fifth ranking had bonus targets (as a percentage of base salary) ranging from 40% to 60%. The Committee determined that Messrs. Powers and Vegliante bonus target would be increased to 50% to approximate the Peer Group Median. The Committee believed that Messrs. Powers and Vegliante, each an Executive Vice President, should have the same bonus target, as a percentage of salary. Ms. Guerrera was promoted to Vice-President Controller in fiscal 2007 and her bonus target (as a percentage of base salary) was set at 25% at such time based upon the Peer Group Median.

Fiscal 2012 Analysis.    The following table sets forth summary information regarding the fiscal 2012 MIP.

	MIP Target Bonus		MIP Bonus Earned $
Name	% of Base Salary	$
J. Brendan Barba	80	722,982	1,295,468
Paul M. Feeney	65	284,185	509,213
John J. Powers	50	164,600	294,936
Paul C. Vegliante	50	149,559	267,985
Linda N. Guerrera	25	54,080	96,903

The Committee did not change the bonus targets, as a percentage of base salary, for the named executive officers in fiscal 2012, and the value of such target cash bonus increased 3% based on the corresponding increase in base salary.

In establishing the fiscal 2012 program, the Committee determined to exclude the impact of restructuring, non-recurring and non-cash charges associated with the Webster acquisition, which was consummated in October 2011.

The fiscal 2012 MIP Earnings Target of the Company was $73.6 million. Fiscal 2012 MIP Adjusted EBITDA for the Company was $85.3 million, or 115.8% of the MIP Earnings Target for the Company, which corresponded to a payment of 179.2% of the target bonus of the named executive officers.

Long-Term, Share-Based Incentive Compensation

General—Performance Target.    The Committee grants equity awards under the 2005 Stock Option Plan to Company employees, including named executive officers. Beginning in fiscal 2006, the Committee determined to provide long-term incentive compensation to a limited number of employees, including the named executive officers, in the form of performance units.

Beginning in fiscal 2008, the Committee determined that performance units would be earned based upon the achievement of Performance Unit Adjusted EBITDA compared to the Performance Unit Earnings Target. The Performance Unit Earnings Target is equal to budgeted Performance Unit Adjusted EBITDA. Beginning in fiscal 2010, the Performance Unit Adjusted EBITDA definition was revised to track generally the MIP Adjusted EBITDA definition, which is net income before interest expense, income taxes, depreciation and amortization, discontinued operations, non-core business operating income, annual change in LIFO reserve, gain or loss on disposal of property, plant and equipment, non-operating income (expense) and share-based compensation expense, all as adjusted to remove foreign exchange effect. In addition, the MIP Adjusted EBITDA and Performance Unit Adjusted EBITDA definition for fiscal 2012 excluded professional and legal fees and severance related to the Webster acquisition in October 2011. However, the fiscal 2012 MIP Earnings Target differed from the Performance Unit Adjusted EBITDA due to the former goal’s subjective management adjustment intended to properly motivate MIP participants (i.e. an increase over budget). Further, performance unit recipients are subject to significant market risk due to the five year pro rata vesting of the earned performance units.

If the Company’s Performance Unit Adjusted EBITDA is equal to or exceeds the Performance Unit Earnings Target, no performance units are forfeited. If the Company’s Performance Unit Adjusted EBITDA is between 80% and less than 100% of the Performance Unit Earnings Target, such employee will forfeit such number of performance units equal to (a) the performance units granted multiplied by (b) the percentage Performance Unit Adjusted EBITDA is less than the Performance Unit Earnings Target. If Performance Unit Adjusted EBITDA is below 80% of the Performance Unit Earnings Target, all performance units are forfeited.

Earned performance units vest pro rata on the first through fifth anniversaries of the grant date and therefore holders are subject to significant market risk over the vesting period.

General—Performance Unit Target.    See “—Process for Making Compensation Determinations—Target Annual Compensation” for historical information as to how the Committee determines the number of performance units granted.

Fiscal 2012 Analysis.    The table below sets forth the number of performance units granted in fiscal 2012 to the named executive officers.

Name	Performance Units Granted	Performance Units Earned
J. Brendan Barba	35,471	35,471
Paul M. Feeney	6,724	6,724
John J. Powers	5,614	5,614
Paul C. Vegliante	933	933
Linda N. Guerrera	3,500	3,500

The fiscal 2012 Performance Unit Earnings Target was $68.8 million. Fiscal 2012 Performance Unit Adjusted EBITDA was $85.3 million, or 124% of the Performance Unit Earnings Target, and therefore all such performance units were earned.

Ms. Guerrera and other Vice Presidents that participate in the performance unit program historically have received such awards approximately once every three years. Ms. Guerrera was not awarded performance units in fiscal 2011 and 2010.

Timing and Pricing of Share-Based Grants.    The Committee and Board do not coordinate the timing of share-based grants with the release of material non-public information. Performance units are granted at the first Committee or Board regular meeting of the calendar year, and remain subject to the satisfaction of one-year performance measures and a five-year pro rata vesting schedule thereafter. The Committee generally establishes dates for regularly scheduled meetings at least a year in advance.

In accordance with the Company’s 2005 Stock Option Plan, the exercise price of each stock option is the closing price of the Company’s common stock on the date approved by the Committee to be the grant date (which date is not earlier than the date the Committee approved such grant).

Stock Ownership Guidelines.    In January 2010, the Board adopted stock ownership guidelines for the executive officers of the Company to increase the alignment of stockholders and executive officers. The guidelines are available on the Investor Relations section of our website at www.aepinc.com. Each executive must own a minimum number of shares of the Company’s common stock equal to a multiple of such person’s base salary (in effect on the later of January 12, 2010 or such date he or she becomes an executive under the guidelines) divided by the share price of the Company’s common stock (as of the close of business on the later of January 12, 2010 or such date he or she becomes an executive under the guidelines). The applicable multiple of the executive’s base salary is as follows: chief executive officer, four times base salary; chief financial officer and executive vice presidents, two times base salary; and all other executive officers, one times base salary. The ownership level must be initially achieved by the later of December 31, 2014 or five years after the executive first becomes subject to the guidelines, and for all periods thereafter as long as such executive remains subject to the guidelines. The guidelines also establish how indirect and/or derivative securities will be taken into account in determining the satisfaction of the guidelines, and the ramifications of non-compliance by the applicable date. The Nominating and Corporate Governance Committee will evaluate whether exceptions should be made for any executive on whom this requirement would impose a financial hardship or prevent such executive from complying with a court order, such as a divorce settlement. See “—Fiscal 2013 Preliminary Executive Compensation Program” for information regarding revisions to the Stock Ownership Guidelines in fiscal 2013.

Trading Limitations.    In addition to the restrictions set forth in SEC regulations, the Company has an insider trading policy, which among other things, prohibits directors, executive officers and other employees, with respect to Company’s securities, from trading on a short-term basis (open market purchases and sales within six months), purchasing on margin, short sales, and trading in puts, calls, options or other derivative securities for speculative purposes.

Company Car Allowance

The Committee historically has provided a company car allowance. Since 2008, Mr. Barba has received $12,000 and the other named executive officers have received $11,000 (except Ms. Guerrera, who has received $8,000).

Customary Benefits to All Salaried Employees

The Company provides customary benefits such as medical insurance and a 401(k) plan to each named executive officer, which also is provided to all other eligible employees. Further, the Company provides vacation and other paid holidays to all employees, including the named executive officers, which are comparable to those provided at similar companies.

401(k) Saving Plan.    All of the Company’s employees in the United States who have completed 1,000 hours of service during the plan year may participate in this plan, except for union employees at the Company’s California and Alabama plants. The Company makes cash contributions for each participant equal to 1% of compensation up to a maximum of $250,000 (which limit may be increased from time to time consistent with IRS guidelines) of the person’s annual compensation. The Company also makes cash contributions equal to 100% of the first 3% and 50% of the following 2% of each participant’s 401(k) contribution, with a maximum total annual contribution of 5% of the person’s annual compensation. In fiscal 2012, all named executive officers received the full Company match permitted. In addition, from year to year, the Company may make discretionary contributions to the plan; no discretionary contributions were made in fiscal 2012.

Post-Employment Benefits

Each named executive officer has an employment agreement with the Company, which includes specified severance benefits. In general, cash severance is only paid upon termination by the Company without cause, by the executive for good reason, or termination within 30 days upon a change of control. The change of control provision is a “double trigger,” which means that two events must occur for payments to be made (a change of control and, within 30 days subsequent thereto, the termination of employment); this is consistent with the purpose of the employment agreements, to provide employees or their heirs with a guaranteed level of financial protection upon employment loss. The change of control protection also ensures that executives can advise the Board regarding a potential transaction without being unduly influenced by personal considerations, such as fear of the economic consequences of losing a job as a result of such change of control. Further, it is imperative to provide competitive benefits to peer companies and to diminish the inevitable distraction by virtue of personal uncertainties and risks created by a pending or threatened change of control or termination without cause. Finally, the Committee believes that these agreements are beneficial to the Company because, in consideration for these severance arrangements, the executives agree to non-competition and non-solicitation covenants for a period of time following termination of employment.

Additionally, certain of the Company’s equity compensation plans and arrangements, including the 2005 Stock Option Plan, permit (but do not require) the Committee to accelerate the vesting of securities granted thereunder upon specified terminations of employment. See “Named Executive Officer Compensation Tables—Potential Payments Upon Termination or Change-in-Control” for further information on post-employment benefits.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Committee has reviewed the Company’s compensation programs and policies in light of Section 162(m) of the Code, which states that annual compensation in excess of $1 million paid to the Company’s chief executive officer and the three other highest compensated executive officers (excluding the chief financial officer) is not deductible by the Company for federal income tax purposes, subject to specified exemptions (the most significant of which is certain performance-based compensation). Amounts payable under the MIP, which was approved by stockholders at the 2008 annual meeting of stockholders, are intended to qualify as performance-based compensation in accordance with Section 162(m) of the Code. In this proxy, we are seeking stockholder approval of the performance goal under the Management Incentive Plan; see “Proposal No. 5—Approval of the Material Terms of Performance Goals Used Under the Management Incentive Plan, for Compliance with Section 162(m) of the Internal Revenue Code.”

Incentive stock options, non-qualified stock options and stock appreciation rights granted under our 2005 Stock Option Plan qualify for the performance-based compensation exemption from the $1 million deduction limitation of Section 162(m) of the Code. Performance shares and performance units granted under our 2005 Stock Option Plan may also qualify for the performance-based compensation exemption if, among other things, the Company obtains stockholder approval of the material terms of the performance goals applicable to performance shares and performance units every five years. Such stockholder approval was last received at the 2012 annual meeting of stockholders. In this proxy, we are seeking stockholder approval of the 2013 Omnibus Incentive Plan, including for purposes of Section 162(m) of the Code; see “Proposal No. 4—Approval of the 2013 Omnibus Incentive Plan.”

The Committee intends to continue to review the application of Section 162(m) with respect to any future compensation arrangements considered by the Company. To maintain flexibility in compensating the Company’s executive officers to meet a variety of objectives, the Committee does not have a policy that all executive compensation must be tax-deductible.

Nonqualified Deferred Compensation

Section 409A of the Code provides that amounts deferred under nonqualified deferred compensation arrangements will be included in an employee’s income when vested unless certain conditions are met. If the certain conditions are not satisfied, amounts subject to such arrangements will be immediately taxable and employees will be subject to income tax penalties and interest. In December 2008, the Company revised certain of its compensation agreements to ensure that all of the Company’s employment and severance arrangements and benefit plans would comply with, or be exempt from, the requirements of Section 409A. The 2013 Omnibus Incentive Plan, if approved, also will comply with, or be exempt from, the requirements of Section 409A.

Change in Control Payments

Section 280G of the Code disallows a company’s tax deduction for “excess parachute payments.” For this purpose, parachute payments are generally defined as payments to specified persons that are contingent upon a change of control in an amount equal to or greater than three times the person’s base amount (the five-year average Form W-2 compensation). The excess parachute payments, which are nondeductible, equal the amount of the parachute payments less the base amount. Additionally, Code Section 4999 imposes a 20% excise tax on any person who receives excess parachute payments. The Company does not pay tax gross-ups with respect to such excise tax.

All of the named executive officers currently have employment agreements which entitle them to payments upon termination of their employment following a change in control of the Company that may qualify as “excess parachute payments.” The Company’s 2005 Stock Option Plan also entitles participants to payments in connection with a change of control that may result in excess parachute payments.

Fiscal 2013 Preliminary Executive Compensation Program

Process for Making Compensation Decisions.    The Committee continued to focus on target annual compensation, which consists of base salary, a target bonus (short term incentive), target performance unit grants (long term incentive) and a company car allowance, in making fiscal 2013 annual compensation determinations for the named executive officers. Further, consistent with historical practice, in establishing the amounts allocated to each element of target annual compensation, the Committee initially finalized all compensation other than the target dollar value of the performance units. Upon finalizing the foregoing elements of target annual compensation, the Committee calculated a target dollar value for performance unit grants equal to the difference between the Survey Target (defined below) and the target annual compensation otherwise allocated to each named executive officer. The number of performance units actually granted is equal to the target dollar value divided by the closing price of the Company’s common stock on Nasdaq on the grant date, which occurs in the beginning of the next calendar year at the first regularly scheduled Committee meeting.

Benchmarking.    The Committee engaged Mercer in fiscal 2012 to conduct a review of the competitiveness of AEP’s executive compensation program. Mercer initially provided analyses using a peer group and survey data. The peer group consisted of 15 companies selected by management, the Committee and Mercer based on (a) the Company’s 2006 peer group for executive compensation and the 2012 ISS peer group, and (b) additional companies in the plastics and chemicals, containers and packaging, and paper product industries, each filtered for companies with revenues in the range of 0.5x to 3x of the Company’s revenues. The survey analyses for base salaries and bonus targets were based on the average data from two surveys, (x) Mercer’s 2011 US report for companies with revenues of 0.5x to 2x of the Company’s revenues and (y) Towers Watson’s 2011 US report for companies with revenues of 0.5x to 2.5x of the Company’s revenues, in each case only including non-durable manufacturing companies (or all manufacturing companies if non-durable manufacturing data was not available). The survey analysis for target long-term equity incentives was derived from Mercer’s proprietary interpolation tool using companies in the public, non-durable manufacturing industry. The Committee determined to benchmark fiscal 2013 compensation against the survey data because it included a significantly larger sample size of companies that aligned with the Company’s industry and business, and it had better job position matches given the unique responsibilities of the Company’s executives. Survey data participants were not available to the Committee and therefore the Company cannot disclose the names of such participants. Further, since the Committee did not utilize the peer group data for benchmarking, such peer group companies are not disclosed herein.

Fiscal 2013 Annual Target Compensation.    The Committee primarily relied upon the 50th percentile target annual compensation from the survey data, referred to as the Survey Target, to establish the target annual compensation for each named executive officer in fiscal 2013. The primary takeaway from the survey data was that fiscal 2012 target long-term incentive compensation was significantly below the Survey Target, and therefore it was an appropriate time to revise the compensation program.

The Committee determined to increase base salaries by 3%, which was commensurate with the overall average annual wage changes provided to the Company’s salaried and non-bargaining employees. In addition, the bonus target (as a percentage of base salary) and the car allowance remained constant. Therefore, most of the increase to target annual compensation was to long-term incentive compensation, which is subject to an Adjusted EBITDA performance measure and five-year vesting. In particular, the increase in long-term incentive compensation ranged from 47% to 96% of the increase in fiscal 2013 target annual compensation, with an increasing percentage based on job position.

	Fiscal 2012 TAC ($)	Fiscal 2013 TAC ($)	Increase in Fiscal 2013 TAC ($)	Increase in Target Long-Term Incentive Compensation
Name				($)	(% of Increase in Fiscal 2013 TAC)
J. Brendan Barba	2,654,954	3,820,000	1,165,046	1,115,400	96%
Paul M. Feeney	925,035	1,001,000	75,965	54,400	72%
John J. Powers	665,640	745,000	79,360	64,500	81%
Paul C. Vegliante	486,406	518,000	31,594	18,200	58%
Linda N. Guerrera	311,824	327,000	15,176	7,200	47%

The Committee noted that Mr. Barba’s 44% increase in target annual compensation was appropriate since it had been approximately six years since the last market adjustment (other than 3% raises in certain years), and due to Mr. Barba’s critical leadership role as the Company’s founder, primary salesperson and strategic driver, and the importance of his continuing relationships with key customers, distributors and resin suppliers (both new and historical). Further, the Company’s performance in recent years was strongly impacted by growth through acquisitions and increased market share, which was driven by Mr. Barba’s leadership and external relationships. Further, the increase in target annual compensation is primarily long-term compensation subject to the satisfaction of a performance measure and long-term vesting thereafter.

MIP and Performance Unit Program.    The Committee determined to continue to utilize the MIP and performance unit programs in fiscal 2013 without any significant change from fiscal 2012. In particular, the target performance measures were established in similar fashion.

Stock Ownership Guidelines.    In connection with the revised executive compensation program for fiscal 2013 and as a result of the significant increase in the Company’s common stock price since the guidelines were implemented in 2010, the Nominating and Corporate Governance Committee approved revised stock ownership guidelines for executive officers. Effective November 1, 2012, the minimum number of shares of the Company’s common stock required to be held was equal to a multiple of such person’s base salary (in effect on November 1, 2012 or such date he or she becomes an executive under the guidelines) divided by the share price of the Company’s common stock (the average of the prior 30-day closing prices of the common stock, or a similar calculation as of such date he or she becomes an executive under the guidelines). The applicable multiple of the executive’s base salary continue, without change, as follows: chief executive officer, four times base salary; chief financial officer and executive vice presidents, two times base salary; and all other executive officers, one times base salary. Executive officers were all in material compliance with the prior executive stock ownership guidelines prior to the original date of compliance (December 31, 2014), and therefore the Nominating and Corporate Governance Committee determined the executive officers will have until October 31, 2017 to achieve the new share ownership requirement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis (CD&A) in this proxy statement with management, including Messrs. Barba and Feeney. Based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s annual report on Form 10-K for the fiscal year ended October 31, 2012 and the proxy statement for the 2013 annual meeting of stockholders.

The Compensation Committee

Lee C. Stewart, Chairman

Kenneth Avia

Frank P. Gallagher

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2012, the Compensation Committee consisted of Lee C. Stewart, Kenneth Avia and Frank P. Gallagher. All members of the Compensation Committee during fiscal 2012 were independent directors and none of them is or has been an employee or officer of ours. During fiscal 2012, none of our executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on the Compensation Committee or the Board.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table for Fiscal 2012

The table below summarizes the total compensation paid or earned by the named executive officers in fiscal 2012, 2011 and 2010.

Name and Principal Position	Year(1)	Salary ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
J. Brendan Barba	2012	903,728	1,016,244	1,295,468	25,498	3,240,938
Chairman, President and Chief	2011	877,406	1,006,740	993,142	24,359	2,901,647
Executive Officer	2010	877,406	1,006,740	—	24,359	1,908,505

Paul M. Feeney	2012	437,207	192,643	509,213	23,854	1,162,917
Executive Vice President, Finance	2011	424,473	194,762	390,377	23,359	1,032,971
and Chief Financial Officer	2010	424,473	194,764	—	23,359	642,596

John J. Powers	2012	329,199	160,841	294,936	23,705	808,681
Executive Vice President, Sales	2011	319,611	160,489	226,107	23,418	729,625
and Marketing	2010	319,611	160,496	—	23,418	503,525

Paul C. Vegliante	2012	299,117	26,730	267,985	23,664	617,496
Executive Vice President,	2011	290,405	29,868	205,445	23,418	549,136
Operations	2010	290,405	29,875	—	23,418	343,698

Linda N. Guerrera	2012	216,319	100,275	96,903	20,550	434,047
Vice President-Controller

(1)	Fiscal year: November 1—October 31

(2)	The amounts reported reflect the grant date fair value (excluding the effect of estimated forfeitures). All awards in the Stock Awards column for 2012 relate to performance units granted in 2012 under the 2005 Stock Option Plan. The grant date fair value of each performance unit assumes all units are earned in full and is calculated as the closing price of a share of common stock as of the grant date. Due to the cash settlement feature, the performance units are liability classified on the Company’s balance sheets and the (income) expense is remeasured at each balance sheet date based on the market value of the Company’s common stock, although no remeasurements are reflected herein. Additional valuation assumptions used in determining the grant date fair value of fiscal 2012 awards are included in Note 10 of the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2012.

(3)	Represents a car allowance ($12,000 for Mr. Barba, $11,000 each for Messrs. Feeney, Powers, and Vegliante, and $8,000 for Ms. Guerrera), $12,250 contributed by the Company to such person’s account in the 401(k) Savings Plan, and life insurance premiums.

Narrative Discussion of Summary Compensation Table for Fiscal 2012

Ms. Guerrera.    Ms. Guerrera was not a named executive officer in fiscal 2010 and 2011, and therefore no information is required to be included for such fiscal years in the Summary Compensation Table.

Employment Agreements.    See “—Potential Payments Upon Termination or Change-in-Control” for a description of the material terms of the employment agreements of all named executive officers.

Stock Awards.    Beginning in fiscal 2006, the Committee determined to provide long-term incentive compensation to the named executive officers in the form of performance units. Each performance unit represents the right to receive, upon vesting and the satisfaction of any required withholding obligation, either one share of the Company’s common stock or the corresponding cash value of such stock or a combination of shares and cash value (at the employee’s option at the time of vesting). The Company achieved at least 100% of the Performance Unit Earnings Target in fiscal 2011 and 2012, and therefore no such performance units were forfeited. The Company did not achieve at least 80% of the Performance Unit Earnings Target in fiscal 2010, and therefore all such performance units were forfeited.

Non-Equity Incentive Plan Compensation.    The Company achieved 115.8% of the MIP Earnings Target in fiscal 2012, which corresponded to a payment of 179.2% of the target bonus of the named executive officers. The Company achieved 108.3% of the MIP Earnings Target in fiscal 2011, which corresponded to a payment of 141.5% of the target bonus of the named executive officers. The Company did not achieve at least 80% of the MIP Earnings Target in fiscal 2010, and therefore no bonuses were earned in such fiscal year.

Grants of Plan-Based Awards in Fiscal 2012

The following table provides information about equity and non-equity awards granted to the named executive officers in fiscal 2012.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J. Brendan Barba	N/A	361,491	722,982	1,445,965	—	—	—	—
	01/05/2012	—	—	—	28,377	35,471	35,471	1,016,244
Paul M. Feeney	N/A	142,093	284,185	568,370	—	—	—	—
	01/05/2012	—	—	—	5,379	6,724	6,724	192,643
John J. Powers	N/A	82,300	164,600	329,200	—	—	—	—
	01/05/2012	—	—	—	4,491	5,614	5,614	160,841
Paul C. Vegliante	N/A	74,780	149,559	299,118	—	—	—	—
	01/05/2012	—	—	—	746	933	933	26,730
Linda N. Guerrera	N/A	27,040	54,080	108,160	—	—	—	—
	01/05/2012	—	—	—	2,800	3,500	3,500	100,275

(1)	Relates to the possible cash bonus payouts under the fiscal 2012 MIP.

(2)	Relates to the performance units granted, subject to forfeiture, under the 2005 Stock Option Plan.

(3)	The Company assumed that the target/maximum amount of performance units would be earned in determining the grant date fair value. Each performance unit had a grant date fair value of $28.65, which was the closing price of a share of common stock on the grant date. See Note 2 to the Summary Compensation Table.

Narrative Discussion of Grants of Plan-Based Awards in Fiscal 2012 Table

MIP.    The bonuses of the named executive officers were subject to the satisfaction of MIP Adjusted EBITDA of the Company. Bonus targets are set forth as a percentage of base salary and the earned bonus is 0% to 200% of such target based upon fiscal 2012 MIP Adjusted EBITDA compared to the MIP Earnings Target. The threshold amount of 50% of the target bonus is based upon achievement of 80% of the MIP Earnings Target, the target amount of 100% of the target bonus is based upon achievement of 100% of the MIP Earnings Target, and the maximum amount of 200% of the target bonus is based upon the achievement of 120% or more of the MIP Earnings Target, with a linear increase in the target bonus between such threshold, target and maximum amounts. The Company achieved 115.8% of the MIP Earnings Target in fiscal 2012, which corresponded to a payment of 179.2% of the target bonus of the named executive officers.

Performance Units.    Each performance unit represents the right to receive, upon the achievement of specified performance goals and vesting criteria and the satisfaction of any required withholding obligation, either one share of the Company’s common stock or the corresponding cash value of such stock or a combination of shares and cash value (at the employee’s option on each vesting date). The earned performance units vest in five equal installments on the first through fifth anniversaries of the grant date, provided the person continues to be employed by the Company on such respective dates. The threshold amount of 80% of the performance units is based upon a Performance Unit Adjusted EBITDA of 80% of the Performance Unit Earnings Target, and the target and maximum amount of 100% of the performance units is based upon a Performance Unit Adjusted EBITDA of 100% or more of the Performance Unit Earnings Target, with a linear increase in the between the threshold and target amounts. The Company achieved at least 100% of the Performance Unit Earnings Target in fiscal 2012, and therefore no such performance units were forfeited.

Outstanding Equity Awards at October 31, 2012

The following table presents information on the unexercised stock options and unvested performance units held by the named executive officers as of October 31, 2012.

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
J. Brendan Barba	01/12/2009	—	—	—	—	23,840	1,524,091
	01/06/2011	—	—	—	—	29,985	1,916,928
	01/05/2012	—	—	—	—	35,471	2,267,661
	12/29/2003	50,000	—	9.30	12/28/2013	—	—
Paul M. Feeney	01/12/2009	—	—	—	—	4,720	301,750
	01/06/2011	—	—	—	—	5,801	370,845
	01/05/2012	—	—	—	—	6,724	429,865
	11/01/2007	9,600	2,400	38.10	10/31/2017	—	—
John J. Powers	01/12/2009	—	—	—	—	4,080	260,834
	01/06/2011	—	—	—	—	4,780	305,585
	01/05/2012	—	—	—	—	5,614	358,903
Paul C. Vegliante	01/12/2009	—	—	—	—	1,840	117,631
	01/06/2011	—	—	—	—	890	56,872
	01/05/2012	—	—	—	—	933	59,647
Linda N. Guerrera	01/12/2009	—	—	—	—	2,380	152,153
	01/05/2012	—	—	—	—	3,500	223,755

(1)	The stock options and performance units vest in five equal installments on the first through fifth anniversaries of the grant date.

(2)	Based upon the closing price of our common stock on Nasdaq on October 31, 2012, which was $63.93.

Option Exercises and Stock Vested in Fiscal 2012

The following table provides information on the exercise of stock options and the vesting of earned performance units in fiscal 2012. The number of shares acquired and the value realized for each award excludes the payment of any fees, commissions or taxes.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Brendan Barba	34,180	114,353	23,496	667,883
Paul M. Feeney	25,000	80,800	4,610	131,030
John J. Powers	—	—	3,895	110,687
Paul C. Vegliante	—	—	1,142	32,338
Linda N. Guerrera	—	—	1,190	33,570

(1)	The value realized is based on the number of options exercised multiplied by the difference between (A) the closing price of the common stock on Nasdaq on the exercise date and (B) the exercise price.

(2)	The value realized is based upon the number of performance units received on the vesting date multiplied by the closing price of our common stock on Nasdaq on the vesting date. If Nasdaq is closed on the vesting date, the closing price on the preceding business day is used. For all vesting in fiscal 2012, the named executive officers elected to receive cash in lieu of shares, as permitted under the award agreement.

Potential Payments Upon Termination or Change-in-Control

The following section describes potential payments and benefits to the named executive officers under the Company’s compensation and benefit plans and arrangements upon termination of employment or a change of control of the Company as of October 31, 2012. All of the named executive officers have employment agreements with the Company as of October 31, 2012, and certain of the Company’s benefit plans and arrangements contain provisions regarding acceleration of vesting and payment upon specified events.

Company Share-Based Plans

AEP Industries Inc. 1995 Stock Option Plan

If an employee is terminated for any reason by the Company, or due to disability or retirement, any outstanding stock options that are exercisable as of the termination date may be exercised until the earlier of (A) three months following the termination date and (B) the expiration of the stock option term.

If an employee ceases to be employed due to death, the beneficiary may exercise such stock options until the earlier of (A) one year following the date of death and (B) the expiration of the stock option term.

AEP Industries Inc. 2005 Stock Option Plan

The Compensation Committee retains discretionary authority at any time, including immediately prior to or upon a change of control, to accelerate the exercisability of any award, the end of a performance period or termination of any restriction period.

Stock Options

If an employee is terminated for any reason by the Company, or due to disability or retirement, any outstanding stock options that are exercisable as of the termination date may be exercised until the earlier of (A) three months following the termination date and (B) the expiration of the stock option term.

If an employee ceases to be employed due to death, any outstanding stock options will become exercisable in full and the beneficiary may exercise such stock options until the earlier of (A) one year following the date of death and (B) the expiration of the stock option term.

Performance Units

The earned performance units will immediately vest (subject to pro-ration and satisfaction of applicable performance criteria, if such termination event occurs during or as of the end of the fiscal year in which the initial grant was made) in the event of (A) the death of an employee, (B) the permanent disability of an employee (within the meaning of the Internal Revenue Code of 1986, as amended) or (C) a termination of employment due to the disposition of any asset, division, subsidiary, business unit, product line or group of the Company or any of its affiliates. In the case of any other termination, any unvested performance units will be forfeited.

AEP Industries Inc. 2012 Management Incentive Plan

If an employee is terminated during the performance period:

•	due to employee’s voluntary termination, no bonus will be earned;

•	due to unsatisfactory performance or other cause, no bonus will be earned;

•	due to job elimination or reorganization, the bonus will be paid, if the MIP Earnings Target is achieved, on a pro-rata basis as of the termination date; and

•	due to death, the bonus will be paid, if the MIP Earnings Target is achieved, on a pro-rata-basis as of the termination date.

If any employee is disabled for more than 30 days during the performance period, then the bonus may only be earned for fiscal quarters in which the employee worked more than 60 days.

The payment of pro-rata bonuses will only be made if the applicable performance measure is satisfied for the applicable year.

Employment Agreements

The employment agreements, effective November 1, 2004 (or, for Ms. Guerrera, November 1, 2008), provided for an initial term of three years (or, for Ms. Guerrera, one year), and are extended for successive one-year periods unless either party gives sufficient notice.

The employment agreements established a base salary as of November 2004 (or, for Ms. Guerrera, November 2008), with annual increases guaranteed to be at least equal to the percentage increase in the Consumer Price Index for all Urban Consumers for the New York-Northeastern New Jersey metropolitan area as published by the Bureau of Labor & Statistics for the twelve-month period ended on the September 30th immediately prior to the applicable fiscal year. The Committee may increase base salaries further at its discretion.

The named executive officers are also entitled to an annual bonus pursuant to the MIP. Grants of share-based compensation awards are determined by the Board or Compensation Committee, in their sole discretion. The named executive officers are entitled to coverage under all employee pension and compensation programs, plans and practices that are available generally to the Company’s senior executives.

Termination Due to Death or Disability, By Company For Cause or By Executive Without Good Reason.     If the named executive officer’s employment is terminated by reason of death or disability, by the Company for cause or by the executive without good reason, the executive will receive:

•	earned but unpaid base salary through the termination date (payable in accordance with ordinary payroll practices);

•	earned but unpaid bonus for the prior fiscal year (payable at the same time payment is made to participants employed through the end of the fiscal year);

•	if other than for cause, a pro-rata portion of the bonus for the current fiscal year (payable at the same time payment is made to participants employed through the end of the fiscal year);

•	if due to death or disability, payment for any accrued and unused vacation; and

•	the continuation of benefits through the termination date, or in cases of death or disability, in accordance with the terms of the Company’s plans and policies.

The named executive officer’s employment will terminate immediately upon death. If the named executive officer has a disability during the employment period, the Company may terminate such employee by giving at least 30 days written notice of such termination. Disability is defined as:

•

if the person has elected coverage under the Company’s long-term disability plan, the person’s inability to perform the duties and obligations required by the job by reason of any medically determined physical or mental impairment, as determined in accordance with the provisions of the long-term disability coverage of the Company’s plan; or

•

if the person has not elected coverage under the Company’s long-term disability plan, any medically determined physical or mental impairment by the Compensation Committee or the Company’s insurers, and acceptable to such executive, that prevents such person from performing the duties and obligations required by such person’s job for more than 90 days during any 180-day consecutive period.

“Cause” is defined as:

•

the commission of a crime of moral turpitude or a felony involving financial misconduct, moral turpitude or which has resulted, or reasonably may result, in adverse publicity regarding such executive or the Company or economic injury to the Company;

•

a dishonest or a willful act or omission that has resulted, or reasonably may result, in adverse publicity regarding such executive or the Company or demonstrable and serious economic injury to the Company; or

•

a material breach of the employment agreement or any other agreement between such executive and the Company or any of its subsidiaries or affiliates (other than as a result of a disability or other factors outside such person’s control), after notice and a reasonable opportunity to cure, if cure is possible.

“Good reason” is defined as:

•	any material breach by the Company of the employment agreement;

•

a significant diminution in the responsibilities or authority of such person which are materially inconsistent with such person’s position, except for an insubstantial and inadvertent diminution that is remedied promptly after notice or if such person is terminated for cause or disability; or

•	a significant diminution in base salary and bonus, except for general compensation reductions not limited to any particular person.

Further, the executive must notify the Company of the event qualifying for a “good reason” termination, and the Company will have failed to cure such events within 15 days, in the case of a material breach of the employment agreement, or within 30 days for any other reason.

Termination By Company Subsequent to Change in Control or Other than for Cause, Death or Disability or by Executive with Good Reason.    If the named executive officer’s employment is terminated within 30 days of a change in control or other than for cause, death or disability, or by the executive for good reason, the executive will receive:

•

severance payments equal to two times such executive’s (A) annual base salary in effect immediately prior to the event giving rise to the termination (payable in equal pro-rata installments over two years in accordance with ordinary payroll practices, but no less frequently than semi-monthly) and (B) the bonus earned for the fiscal year immediately preceding the fiscal year in which the termination event occurs (payable at the same time payment is made to participants employed through the end of the fiscal year);

•	a pro-rata portion of the bonus for the current fiscal year (payable at the same time payment is made to participants employed through the end of the fiscal year);

•	payment for any accrued and unused vacation; and

•

continued participation in Company’s medical and dental plans at normal contribution rates, ending on the earlier of (A) the last day of the severance period or (B) until the Company ceases to be obligated to make such payments under COBRA.

A “change in control” (referred to as a “discontinuation event”) is defined as:

•

any person or group that becomes the beneficial owner of 50% or more of the voting power of the Company, except for those persons in control as of November 1, 2004 (or, for Ms. Guerrera, November 1, 2008), any person acting on behalf of the Company in a public equity distribution or a trustee or other fiduciary under an employee benefit plan of the Company;

•

as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing, the persons who were directors of the Company prior to the transaction will cease to be a majority of the Board of the Company or any successor to the Company or its assets; or

•

if at any time (A) the Company consolidates with or merges with any other person and the Company is not the continuing or surviving corporation, (B) any person will consolidate with or merge with the Company, the Company is the continuing or surviving corporation, and in connection therewith, all or part of the outstanding stock of the Company will be changed into or exchanged for stock or other securities of any other person or cash, (C) the Company will be party to a statutory share exchange with any other person after which the Company is a subsidiary of any other person, or (D) the Company will sell or otherwise transfer 50% or more of the assets or earning power of the Company and its subsidiaries, taken as a whole, to any person.

Confidentiality, Non-Solicit and Non-Compete.    The employment agreements also contain customary confidentiality terms, as well as non-solicitation and non-competition provisions effective until the later of (A) the second anniversary of the termination date or (B) the first anniversary of the date the executive ceases to receive any payments from the Company related to salary, bonus or severance. If the executive violates any of the foregoing, the Company’s payment obligations under the employment agreement cease.

Change In Control/Severance Payment Table

The following table estimates the potential payments and benefits to the named executive officers upon termination of employment or a change in control, assuming such event occurred on October 31, 2012. These estimates do not reflect the actual amounts that will be paid to such persons upon such events in the future, if any, the amounts of which would only be known at the time the persons become eligible for payment and would be payable only if the specified event occurs.

The table assumes that all of the fiscal 2012 performance units are earned, and that the Committee exercises its discretion to accelerate all other unvested share-based awards as of October 31, 2012 for any termination of employment and upon a change of control (with termination), except in respect of terminations for cause, resignation without good reason or a change in control (without termination). The table also includes the intrinsic value of all vested but unexercised options as of such date. The table reflects the intrinsic value of such acceleration or vested securities, which is (A) for each stock option, $63.93 less the exercise price, and (B) for each performance unit, $63.93. $63.93 represents the closing price of the Company’s common stock on Nasdaq on October 31, 2012. Further, the table assumes the MIP bonus to be paid at 179.2% of target for fiscal 2012.

The following items are not reflected in the table set forth below:

•	earned and unpaid salary and accrued and unused vacation through October 31, 2012, all of which is de minimis;

•	costs of COBRA or any other mandated governmental assistance program to former employees, which is de minimis; and

•	amounts outstanding under the Company’s 401(k) plan.

Change of Control and Severance Payments

(in dollars)

Named Executive Officer	Cash Severance ($)	Acceleration of Share- Based Awards ($)	Life Insurance Proceeds ($)(1)	Miscellaneous Health Benefits ($)(2)	Termination- Related Benefits Subtotal ($)	Intrinsic Value of Vested Options ($)	Total ($)

J. Brendan Barba

Retirement

Death

Disability

By Company (for cause)

By Executive (without good reason)

By Company (without cause)

By Executive (for good reason)

Change in Control (without termination of employment)

Change in Control (with termination of employment)

	— 1,295,468 1,295,468 — — 5,089,208 5,089,208 — 5,089,208	5,708,680 5,708,680 5,708,680 — — 5,708,680 5,708,680 — 5,708,680	— 903,728 — — — — — — —	— — — — — 8,651 8,651 — 8,651	5,708,680 7,907,876 7,004,148 — — 10,806,539 10,806,539 — 10,806,539	2,731,500 2,731,500 2,731,500 — — 2,731,500 2,731,500 2,731,500 2,731,500	8,440,180 10,639,376 9,735,648 — — 13,538,039 13,538,039 2,731,500 13,538,039

Paul M. Feeney
Retirement	—	1,164,452	—	—	1,164,452	247,968	1,412,420
Death	509,213	1,164,452	437,207	—	2,110,872	247,968	2,358,840
Disability	509,213	1,164,452	—	—	1,673,665	247,968	1,921,633
By Company (for cause)	—	—	—	—	—	—	—
By Executive (without good reason)	—	—	—	—	—	—	—
By Company (without cause)	2,164,381	1,164,452	—	8,651	3,337,484	247,968	3,585,452
By Executive (for good reason)	2,164,381	1,164,452	—	8,651	3,337,484	247,968	3,585,452
Change in Control (without termination of employment)	—	—	—	—	—	247,968	247,968
Change in Control (with termination of employment)	2,164,381	1,164,452	—	8,651	3,337,484	247,968	3,585,452

Named Executive Officer	Cash Severance ($)	Acceleration of Share- Based Awards ($)	Life Insurance Proceeds ($)(1)	Miscellaneous Health Benefits ($)(2)	Termination- Related Benefits Subtotal ($)	Intrinsic Value of Vested Options ($)	Total ($)

John J. Powers

Retirement

Death

Disability

By Company (for cause)

By Executive (without good reason)

By Company (without cause)

By Executive (for good reason)

Change in Control (without termination of employment)

Change in Control (with termination employment)

	N/A 294,936 294,936 — — 1,405,548 1,405,548 — 1,405,548	N/A 925,323 925,323 — — 925,323 925,323 — 925,323	N/A 329,199 — — — — — — —	N/A — — — — 8,651 8,651 — 8,651	N/A 1,549,458 1,220,259 — — 2,339,522 2,339,522 — 2,339,522	N/A — — — — — — — —	N/A 1,549,458 1,220,259 — — 2,339,522 2,339,522 — 2,339,522

Paul C. Vegliante
Retirement	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Death	267,985	234,150	299,117	—	801,252	—	801,252
Disability	267,985	234,150	—	—	502,135	—	502,135
By Company (for cause)	—	—	—	—	—	—	—
By Executive (without good reason)	—	—	—	—	—	—	—
By Company (without cause)	1,277,109	234,150	—	8,651	1,519,910	—	1,519,910
By Executive (for good reason)	1,277,109	234,150	—	8,651	1,519,910	—	1,519,910
Change in Control (without termination of employment)	—	—	—	—	—	—	—
Change in Control (with termination of employment)	1,277,109	234,150	—	8,651	1,519,910	—	1,519,910

Named Executive Officer	Cash Severance ($)	Acceleration of Share- Based Awards ($)	Life Insurance Proceeds ($)(1)	Miscellaneous Health Benefits ($)(2)	Termination- Related Benefits Subtotal ($)	Intrinsic Value of Vested Options ($)	Total ($)

Linda N. Guerrera

Retirement

Death

Disability

By Company (for cause)

By Executive (without good reason).

By Company (without cause)

By Executive (for good reason)

Change in Control (without termination of employment)

Change in Control (with termination of employment)

	N/A 96,903 96,903 — — 678,119 678,119 — 678,119	N/A 375,908 375,908 — — 375,908 375,908 — 375,908	N/A 216,319 — — — — — — —	N/A — — — — 8,651 8,651 — 8,651	N/A 689,130 472,811 — — 1,062,678 1,062,678 — 1,062,678	N/A — — — — — — — —	N/A 689,130 472,811 — — 1,062,678 1,062,678 — 1,062,678

(1)	Employees receive term life insurance in the amount of their base salary up to a maximum of $1 million. This column excludes any supplemental benefits with premiums paid solely by the employee.

(2)	The Company pays the health benefit claims of its covered employees up to a stop loss gap and also pays a monthly administrative fee. The amounts in this column represent (A) an estimated dollar amount paid by the Company per covered employee based upon the Company’s recent historical average of claims paid and (B) the administrative fee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Family Relationships between Directors and Executive Officers

Messrs. Powers and Vegliante are son-in-laws of Mr. Barba. Additionally, Ms. Guerrera is the daughter-in-law of Mr. Feeney.

As of February 15, 2013, Mr. Barba and members of his immediate family owned or controlled the right to vote 1,104,519 shares of our common stock, in aggregate, representing 20.0% of our outstanding shares as of such date. We believe Mr. Barba and members of his immediate family will vote their shares of our common stock in accordance with management’s recommendations. Please note that Mr. Barba and members of his immediate family disclaim “group” status under Section 13(d) of the Exchange Act of 1934.

Related Person Transactions

Under SEC rules, a related person transaction is any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A “related person” is a director, officer, nominee for director or a more than 5% stockholder since the beginning of the Company’s last completed fiscal year, and their immediate family members.

The Audit Committee is responsible for review and approval or ratification of related person transactions involving the Company or its subsidiaries to ensure there are no conflicts of interest. The Company’s Code of Conduct sets forth the Company’s written policy on procedures for reviewing and approving or ratifying potential conflicts of interests, which include related person transactions. The Code of Conduct requires officers and directors to provide full disclosure of any potential conflicts of interest to the Audit Committee, while other Company employees must provide such information to the Company’s compliance officer. Persons are encouraged to speak with the Company’s compliance officer (or, if an officer or director, to members of the Audit Committee) if there is any doubt as to whether a transaction could comprise a conflict of interest. Further, each of the Company’s officers and directors is required to complete an annual questionnaire in connection with the proxy statement for the annual meeting of stockholders, which includes questions regarding potential and ongoing related person transactions.

If a related person transaction is proposed and it involves an officer or director, the Audit Committee reviews such transaction to ensure that the Company’s involvement in such transactions is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is in the best interests of the Company and its stockholders. The Audit Committee affirmatively determined that none of the related person transactions below constituted a conflict of interest.

Mr. Feeney’s son-in-law, and the brother-in-law of Ms. Guerrera, is a principal of the publisher of our annual report to stockholders and certain advertising material. Competitive bids were solicited by an independent business consultant in June 2004. We paid $79,513 to such vendor for services in fiscal 2012, and we paid $37,715 to such vendor for services in fiscal 2013 through February 15, 2013.

The brother of Ms. Guerrera, is a partner of Skadden, Arps, Slate, Meagher & Flom LLP, an entity that provides legal services to us. We paid $373,907 for legal services in fiscal 2012 and we paid $0 to such firm for legal services in fiscal 2013 through February 15, 2013.

In September 2008, Mr. Powers’ brother became the principal of a distributor who purchases product from us. Prior to such date, he was a sales representative in the FIAP Films Division of the Company from May 2002 to September 2008. We sold $564,690 of product to such distributor in fiscal 2012, and we sold $177,081 of product to such distributor in fiscal 2013 through February 15, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of our common stock as of February 15, 2013 by (A) each of the directors and named executive officers, (B) all of the directors and executive officers as a group, and (C) to our knowledge, beneficial owners of more than 5% of our common stock. As of February 15, 2013, there were 5,533,423 shares of our common stock outstanding. Unless otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed below.

Name of Beneficial Owner	Shares Owned (1)	Right to Acquire (2)	Total	Aggregate Percent of Class
Kenneth Avia	—	11,000	11,000	*
J. Brendan Barba(3)	542,377	50,000	592,3777	10.6
Robert T. Bell	2,000	8,000	10,000	*
Ira M. Belsky	1,000	400	1,400	*
Richard E. Davis	—	11,000	11,000	*
Paul M. Feeney	49,345	12,000	61,345	1.1
Frank P. Gallagher	2,000	11,000	13,000	*
Lawrence R. Noll	4,500	2,255	6,755	*
Lee C. Stewart	—	14,000	14,000	*
Linda N. Guerrera(4)	5,543	—	5,543	*
John J. Powers(5)	337,709	—	337,709	6.1
Paul C. Vegliante(6)	237,433	—	327,433	5.9
Executive officers and directors as a group (13 persons)	1,173,412	119,655	1,293,067	23.4
KSA Capital Management, LLC, et al.(7) 4 Essex Avenue, Fourth Floor Bernardsville, NJ 07924	926,140	—	926,140	16.7
Barclays Global Investors, NA, et al.(8) 45 Fremont Street San Francisco, CA 94105	402,481	—	402,481	7.3
BlackRock, Inc.(9) 40 East 52nd Street New York, NY 10022	290,950	—	290,950	5.3

*	Less than one percent.

(1)	These amounts include the following number of shares credited under our 401(k) Savings Plan as of February 15, 2013: Mr. Barba, 0 shares; Mr. Feeney, 0 shares; Ms. Guerrera, 2,460 shares; Mr. Noll, 3,978 shares; Mr. Powers, 4,390 shares; and Mr. Vegliante, 4,467 shares (including 307 shares held by spouse). ‘Executive officers and directors as a group’ include 15,295 shares credited under such plan.

(2)	These amounts reflect the number of shares that such holder could acquire through the exercise of stock options within 60 days of February 15, 2013. Excludes shares of restricted stock to be granted on April 9, 2013 under the fiscal 2013 non-employee director compensation program.

(3)	Includes 51,500 shares in each of the 2012 Carolyn Vegliante Children’s Trust and the 2012 Paul Vegliante Children’s Trust of which Mr. Barba is a trustee.

(4)	Includes 500 shares held in trust for minor child.

(5)	Includes 163,445 shares held by Mr. Powers’ spouse and 149,000 shares held in four trusts established in 2012 by Mrs. Powers for her children of which Mr. Powers is a trustee.

(6)	Includes 216,352 shares held by Mr. Vegliante’s spouse and 51,500 shares in each the 2012 Carolyn Vegliante Children’s Trust of which Mr. Vegliante is a trustee and 51,500 shares in the 2012 Paul Vegliante Children’s Trust.

(7)	Based on Schedule 13D/A (Amendment No. 5) filed with the SEC on May 13, 2011 by KSA Capital Management, LLC and Daniel Khoshaba, the managing member. In the Schedule 13D/A, all persons report shared voting and dispositive power over all of such shares.

(8)	Based on Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG. Barclays Global Investors, NA has sole power to vote 270,372 shares and sole power to dispose 270,647 shares. Barclays Global Fund Advisors has sole power to vote and dispose of 131,834 shares.

(9)	Based on Schedule 13G filed with the SEC on February 8, 2013 by BlackRock, Inc.

AUDIT COMMITTEE REPORT

The Board has determined that each of the members of the Audit Committee is independent under applicable rules and regulations of Nasdaq and the SEC. The Audit Committee operates under a written charter approved by the Board, which is reviewed annually by the Audit Committee and the Board, and is posted on the Investor Relations section of the Company’s website at www.aepinc.com.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting and internal control functions, to review our reports filed with or furnished to the SEC that include financial statements or results, to monitor compliance with significant legal and regulatory requirements and other risks related to financial reporting and internal control, and the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, currently KPMG LLP (“KPMG”), and our third-party consultant that handles certain internal audit functions. See “Audit Committee Matters” below for a description of the Committee’s pre-approval policies regarding KPMG services. The Audit Committee further has the authority to engage independent advisors as it determines appropriate, apart from counsel or advisors hired by management. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and compliance with applicable laws and regulations. KPMG is responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (“PCAOB”) and for expressing their opinions thereon.

During fiscal 2012, among other matters, the Audit Committee:

•	Reviewed and discussed with management and KPMG the unaudited quarterly financial statements included in Form 10-Qs filed with the SEC.

•	Reviewed and discussed with KPMG the overall scope and plans for its audit for fiscal 2012.

•

Reviewed and discussed with management and KPMG the audited consolidated financial statements, and KPMG’s opinion thereon, included in the Form 10-K for fiscal 2012 filed with the SEC and the fiscal 2012 annual report delivered to stockholders.

•

Reviewed and discussed with management its assessment and report, and reviewed and discussed with KPMG its opinion, on the effectiveness of the Company’s internal control over financial reporting as of October 31, 2012.

•	Discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Communication With Audit Committees).

•

Received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG its independence with respect to the Company, including any relationships which may impact its objectivity and independence and whether the provision of specified non-audit services is compatible with the auditors’ independence under current guidelines.

Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Company’s annual report on Form 10-K for fiscal 2012, which was filed with the SEC on January 22, 2013.

Submitted by the Audit Committee:

    Robert T. Bell, Chairman

    Ira M. Belsky

    Richard E. Davis

    Lee C. Stewart

AUDIT COMMITTEE MATTERS

Pre-Approval Policies and Procedures

In accordance with Audit Committee policy and applicable law, the Audit Committee must pre-approve all services to be provided by KPMG, including audit services, audit-related services, tax services and other services. In determining whether to pre-approve such services, the Audit Committee must consider whether the provision of such services is consistent with the independence of KPMG. Generally, the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope of work and subject to a specific budget. In other cases, the chair of the Audit Committee may pre-approve such services between committee meetings pursuant to delegated authority from the Audit Committee; the chair then communicates such pre-approvals to the full Audit Committee at the next regularly scheduled meeting.

KPMG Fees

The following table sets forth the fees we were billed for audit and other services provided by KPMG in fiscal 2012 and 2011. All of such services described below were approved in conformity with the Audit Committee’s pre-approval policies and procedures described above.

	Fiscal 2012 ($)	Fiscal 2011 ($)
Audit Fees(1)	1,329,950	1,588,513
Audit-Related Fees(2)	38,500	35,554
Tax Fees(3)	6,030	5,427

Total Fees	1,374,480	1,629,494

(1)	Audit fees in fiscal 2012 consisted of fees relating to the annual audit of our financial statements and the audit of the effectiveness of internal control over financial reporting. Audit fees in fiscal 2011 consisted of fees related to the annual audit of our financial statements, the audit of the effectiveness of internal control over financial reporting, fees related to the acquisition of Webster Industries and related SEC filings, and fees related to the review of our SEC filing associated with the offering of our 8.25% Senior Notes due 2019.

(2)	Audit-related fees in fiscal 2012 and 2011 consisted of fees for limited scope audits of our 401(K) Savings Plan. The fees related to 2012 were paid by the Plan.

(3)	Tax fees in fiscal 2012 and 2011 consisted of fees for tax consultation and tax compliance services.

PROPOSAL NO . 2—

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2013

In accordance with applicable law, the Audit Committee has ultimate authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm. In January 2013, the Audit Committee reappointed KPMG to be our independent registered public accounting firm for fiscal 2013. See “Audit Committee Report” and “Audit Committee Matters” for additional information on KPMG’s services provided to us in fiscal 2012.

As the Audit Committee has responsibility for the appointment of our independent registered public accounting firm, your ratification of the appointment of KPMG is not necessary. However, the Audit Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Even if the stockholders ratify the appointment of KPMG, the Audit Committee may in its sole discretion terminate the engagement of KPMG and direct the appointment of another independent auditor at any time during the year, although it has no current intent to do so.

Representatives of KPMG will attend the meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions from our stockholders.

The Board recommends that you vote FOR the ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2013.

PROPOSAL NO . 3—

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our Board proposes that stockholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal). We recognize the interest our stockholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by Section 14 of the Securities Exchange Act of 1934, as amended.

In a non-binding advisory vote on the frequency of the say-on-pay proposal held at our 2011 annual meeting of stockholders, stockholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors considered by the Board, the Board has determined that the Company will hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency. The next advisory say-on-pay vote will occur at our 2014 annual meeting of stockholders.

As described in detail under the heading “Compensation Discussion and Analysis,” our named executive officer compensation program is designed to attract, motivate, and retain our named executive officers who are critical to our success, and to ensure alignment of such persons with stockholders. Under this program, our named executive officers are rewarded for their service to the Company, the achievement of specific performance goals and the realization of increased stockholder value. We believe our executive officer compensation program also is structured appropriately to support our Company and business objectives, as well as to support our culture. The Compensation Committee regularly reviews the compensation program for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.

Please read the “Compensation Discussion and Analysis,” beginning on page 18, and the named executive officer compensation tables, beginning on page 34, for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers in fiscal 2012.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the 2013 annual meeting of stockholders:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. We value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC.

PROPOSAL NO . 4—

APPROVAL OF THE AEP INDUSTRIES INC. 2013 OMNIBUS INCENTIVE PLAN

The Board recommends that stockholders vote FOR the approval of the AEP Industries Inc. 2013 Omnibus Incentive Plan (the “2013 Plan”).

The Company currently maintains the AEP Industries Inc. 2005 Stock Option Plan (the “2005 Plan”) and the AEP Industries Inc. 1995 Stock Option Plan (the “1995 Plan” and, together with the 2005 Plan, the “Predecessor Plans”). No new awards are permitted to be made under the 1995 Plan. Available awards under the 2005 Plan include, and under the 1995 Plan did include, among other things, options, restricted stock, and performance awards (either performance stock or performance units, each subject to various pre-approved performance goals). Upon approval of the 2013 Plan, all subsequent awards of performance units, restricted stock, restricted stock units, unrestricted stock, options, stock appreciation rights or other stock and stock unit awards would be granted under the 2013 Plan, and no further awards would be made under the 2005 Plan.

As discussed in this proxy statement, grants to key employees of options and performance units and awards to non-employee directors of options (historically) and restricted stock (in the future) are an important part of the Company’s compensation program, providing a basis for long-term incentive compensation and helping to tie together the interests of the Company’s stockholders with those of the Company’s directors and key employees. Accordingly, the Board has adopted the 2013 Plan, and in accordance with the rules of Nasdaq and the requirements of the Code, the Company is seeking the approval of the stockholders of the adoption of the 2013 Plan.

The 2013 Plan provides for the award to non-employee directors and key employees of the Company of options, restricted stock, restricted stock units, stock appreciation rights, performance awards (which may take the form of performance units or performance shares) and other awards to acquire up to an aggregate of 375,000 shares of the Company’s common stock. Awards to be settled solely in cash (or in the case of restricted stock units or performance units that may be settled in cash, if actually settled in cash) shall not count against the shares reserved for issuance under the 2013 Plan. If an award under the 2013 Plan of restricted stock, restricted stock units or performance units is forfeited, the common shares covered by any such award would again become available for issuance under new awards. On the other hand, the 2013 Plan prohibits share recycling in connection with net settlement of options or stock appreciation rights, shares delivered or withheld to pay the exercise price or withholding taxes under options or stock appreciation rights, and shares repurchased on the open market with the proceeds of an stock option exercise.

The 2013 Plan prohibits the repricing of options without stockholder approval. This provision relates to both direct repricings (i.e., lowering the exercise price of an option) and indirect repricings (i.e., canceling an outstanding option and granting a replacement or substitute option with a lower exercise price, or exchanging options for cash, other options or other awards). The repricing prohibition also applies to stock appreciation rights. The 2013 Plan also prohibits the cash repurchase of underwater options or stock appreciation rights.

As of the Record Date, there were options to purchase 141,687 shares of common stock outstanding in the aggregate under the Predecessor Plans and 213,115 performance units outstanding under the 2005 Plan, none of which will be affected by the adoption of the 2013 Plan. However, if a grant of options expires or is terminated without being exercised or an award of performance units is forfeited under a Predecessor Plan, the common shares covered by those awards will not be available for issuance under new awards under the 2013 Plan.

As of the Record Date, the Company had 5,533,423 shares of common stock outstanding.

A description of the provisions of the 2013 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions in the 2013 Plan, which is attached to this proxy statement as Annex A.

General Description of the 2013 Plan

Overview.    The purposes of the 2013 Plan are (a) to provide incentives for our key employees and non-employee directors by encouraging their ownership of stock and (b) to aid us (and our affiliates) in retaining such key employees and non-employee directors, upon whose efforts our success and future growth depends, and to attract other such individuals.

Administration.    The 2013 Plan is administered by our Compensation Committee, although the Board may administer the 2013 Plan, in whole or in part, in certain circumstances. Subject to the terms of the 2013 Plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the 2013 Plan. The Compensation Committee may delegate, to a subcommittee of directors and/or officers, the authority to grant or administer awards to persons who are not then reporting persons under Section 16 of the Exchange Act.

Shares of Common Stock Reserved for Issuance Under the 2013 Plan.    There are 375,000 shares of our common stock reserved for issuance under the 2013 Plan, and no awards have yet been granted under the 2013 Plan. The shares of common stock to be issued under the 2013 Plan consist of either authorized and unissued common shares, or common shares previously held in the treasury of the Company, or both. The closing price of our common stock as reported by Nasdaq on the Record Date was $64.80.

Eligibility and Share Limitations.    Awards may be made under the 2013 Plan to our key employees and non-employee directors as determined by our Compensation Committee to be in our best interests, provided that only key employees shall be eligible to receive incentive stock options. We currently anticipate that approximately 6 persons will receive awards in fiscal 2013 under the 2013 Plan. The maximum number of common shares subject to options or stock appreciation rights that may be awarded under the 2013 Plan to any person is 200,000 per the Company’s fiscal year. The maximum number of common shares that may be awarded under the 2013 Plan to any person, other than pursuant to an option or stock appreciation rights, is 200,000 per the Company’s fiscal year. The maximum performance award opportunity that may be awarded to any person under the 2013 Plan relating to performance units and payable in cash is $5 million per the Company’s fiscal year.

Amendment or Termination of the Plan.    Unless terminated earlier, the 2013 Plan shall terminate on the 10th anniversary of the date the 2013 Plan is approved by the Company’s stockholders. The Board may terminate or amend the 2013 Plan at any time and for any reason, in its discretion. However, no amendment may adversely impair the rights of grantees with respect to outstanding awards. Amendments will be submitted for stockholder approval to the extent required by the Code or other applicable laws, rules or regulations.

Types of Awards Available for Grant under the 2013 Plan

Options.    The 2013 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive options under the Code and also options to purchase common shares that do not qualify as incentive stock options (“non-qualified options”). We have historically granted both incentive stock options and non-qualified stock options. The exercise price of each option may not be less than 100% of the fair market value of the common shares on the date of grant. In the case of certain 10% stockholders who receive incentive options, the exercise price may not be less than 110% of the fair market value of the common shares on the date of grant. Options granted under the 2013 Plan may generally not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution.

The term of each option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant (or 5 years in the case of incentive stock options granted to 10% stockholders). The Compensation Committee determines at what time or times each option may be exercised. Except as set forth otherwise in an award agreement, options are generally forfeited upon a termination of a participant’s employment or service for cause, and a participant will generally have up to (i) 90 days to exercise any vested option for a termination for any reason other than cause, death or disability, and (ii) 1 year to exercise any option for a termination due to death or disability.

Options may be made exercisable in installments. In general, an optionee may pay the exercise price of an option by cash or certified check, and the Compensation Committee is authorized to permit the exercise price to be paid by net share settlement, broker assisted cashless exercise, tendering common shares already owned, or any other form permitted by the Compensation Committee and applicable laws, rules and regulations. The Compensation Committee may impose blackout periods on the exercise of any option to the extent required by applicable laws.

Restricted Stock.    The 2013 Plan permits the granting of restricted stock. Restricted stock awards consist of shares of common stock granted subject to forfeiture if specified holding periods and/or performance targets are not met. The Compensation Committee determines the holding periods and/or performance targets. Prior to the end of the restricted period, restricted stock may not be sold, assigned, pledged, or otherwise disposed of or hypothecated by participants, and may be forfeited in the event of termination of employment or service. During the restricted period, the restricted stock entitles the participant to all of the rights of a stockholder, including the right to vote the shares and the right to receive any dividends thereon.

Performance Awards.    Performance units and performance shares may also be granted under the 2013 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the Compensation Committee are achieved. The Compensation Committee will establish performance goals in its discretion within the parameters of the 2013 Plan, which, depending on the extent to which they are met, will determine the degree of granting, vesting and/or payout value of performance units and performance shares. The Compensation Committee may impose additional conditions on an award to qualify it as performance-based compensation within the meaning of Section 162(m) of the Code (as described below). While the performance units and performance shares remain unvested, a participant may not sell, assign, transfer, pledge or otherwise dispose of the securities, subject to specified limitations.

Other Awards.    The Compensation Committee may also award under the 2013 Plan:

•

stock appreciation rights, which are rights to receive a number of shares of common stock or, in the discretion of the Compensation Committee, an amount in cash or a combination of common shares and cash, based on the increase in the fair market value of the common shares underlying the right over the market value of such common shares on the date of grant (or over an amount greater than the grant date fair market value, if the Compensation Committee so determines) during a stated period specified by the Compensation Committee not to exceed 10 years from the date of grant;

•

restricted stock units, which are substantially similar to restricted shares but result in the issuance of shares of common stock upon meeting specified holding periods and/or performance targets, rather than the issuance of the common shares on the grant date; and

•	unrestricted stock, which are shares of common stock granted without restrictions.

Compliance with Section 162(m) of the Code.    Section 162(m) of the Code limits publicly-held companies to an annual deduction for U.S. federal income tax purposes of $1,000,000 for compensation paid to its chief executive officer and the three highest compensated executive officers (other than the chief executive officer and chief financial officer) determined at the end of each year (the “covered employees”). However, performance-based compensation may be excluded from this limitation. The 2013 Plan is designed to permit the Compensation Committee to grant awards that qualify for purposes of satisfying the conditions of Section 162(m).

Business Criteria.    The Compensation Committee would exclusively use one or more of the following business criteria to measure Company, affiliate, and/or business unit performance for a performance period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index), in establishing performance goals for awards to “covered employees” if the award is to be intended to satisfy the conditions of Section 162(m):

•	achieving a level of Company’s net sales;

•

achieving a level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization, or EBITDA, or other adjustments to EBITDA as determined by the Committee (including discontinued operations, non-core business operating income, annual change in LIFO reserve, gain (loss) on disposal of property, plant and equipment, non-operating income (expense), share-based compensation expense, and foreign exchange effect); or earnings per share);

•	achieving a level of income (including net income or income before consideration of certain factors, such as overhead) or a level of gross profits for the Company, an Affiliate, or a business unit;

•	achieving a return on the Company’s (or an Affiliate’s) sales, revenues, capital, assets, or stockholders’ equity;

•	achieving a level of appreciation in the price of the shares of common stock;

•	achieving a level of market share;

•	achieving a Share price, or a Share price return relative to specified stock market indices or other benchmarks, including peer companies, over a specified period;

•	achieving a level of earnings or income performance relative to peer companies over a specified period;

•	achieving specified reductions in costs or targeted levels in costs;

•	achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts;

•	achieving a level of cash flow;

•	introducing one or more products into one or more new markets;

•	acquiring a prescribed number of (or sales volume related to) new customers in a line of business, or maintaining a prescribed number of (or sales volume related to) existing customers;

•	achieving a level of productivity within one or more business units;

•	completing specified projects within or below the applicable budget;

•	completing acquisitions or dispositions of other businesses or assets, or integrating acquired businesses or assets;

•	expanding into other markets;

•	scientific or regulatory achievements; and

•	implementation, completion or attainment of measurable objectives with respect to research, development, patents, inventions, products, projects or facilities and other key performance indicators.

The Compensation Committee is authorized to exclude one or more of the following items in establishing such performance measures, provided any such determination is made within the applicable time period required by Section 162(m) of the Code: (1) extraordinary items outside the ordinary course of business, including acquisitions, dispositions, restructurings; (2) accounting policy changes required by the U.S. Securities and Exchange Commission or the U.S. Financial Accounting Standards Board; (3) foreign currency effects; (4) the effects of any statutory adjustments to corporate tax rates; (5) the effects of the timing of vendor pricing credits; (6) the effect of any change in the outstanding common shares by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, share repurchase, combination or exchange of common shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; and (7) such other objective criteria established by the Compensation Committee within the applicable time period required by Section 162(m) of the Code or other applicable laws.

Dividends or Dividend Equivalents for Performance Awards.    Notwithstanding anything to the foregoing herein, the right to receive dividends, dividend equivalents or distributions with respect to a performance award will only be granted to a participant if and to the extent that the underlying award is earned.

Effect of Change in Control.    The Compensation Committee may in its discretion provide for the accelerated vesting, lapse of restrictions, or cash-out of any outstanding award in connection with a change in control and may require that a Participant incur a termination of employment or service in connection with such treatment. Notwithstanding the foregoing, the Compensation Committee may not pay cash for any underwater options or SARs.

Forfeiture Provisions.    The Compensation Committee may provide by rule or regulation or in any award agreement, or may determine in any individual case, the circumstances in which awards shall be paid or forfeited in the event a participant ceases to be employed by us, or to provide services to us, prior to the end of a performance period, period of restriction or the exercise, vesting or settlement of such award. Except as set forth for options, generally the 2013 Plan provides that various awards will be forfeited if not earned or vested upon termination, unless otherwise provided for in an award agreement.

In addition, unless otherwise specified in an award agreement, the Compensation Committee retains the right to cause a forfeiture of awards upon any breach or violation of agreements, policies or plans of the Company, as well as to the extent permitted by applicable law or regulations.

Adjustments for Stock Dividends and Similar Events.    The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares of common stock available for issuance under the 2013 Plan, including the individual limitations on awards, to reflect dividends, splits, extraordinary cash dividends and other similar events.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2013 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.    The grant of an incentive stock option will not be a taxable event for the participant or for the employer. A participant will not recognize taxable income upon exercise of an incentive option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of common shares received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the participant holds the common shares for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The employer will not be entitled to any compensation expense deduction with respect to the exercise of an incentive option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grant must be made by the employee’s employer or a parent or subsidiary of the employer. The employee must remain employed from the date the option is granted through a date within three months before the date of exercise of the option. If a participant sells or otherwise disposes of the common shares acquired without satisfying the holding period requirement (known as a “disqualifying disposition”), the participant will recognize ordinary income upon the disposition of the common shares in an amount generally equal to the excess of the fair market value of the common shares at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The employer will generally be allowed a compensation expense deduction to the extent that the participant recognizes ordinary income.

Non-Qualified Options.    The grant of an option will not be a taxable event for the participant or for us. Upon exercising a non-qualified option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common shares on the date of exercise. Upon a subsequent sale or exchange of common shares acquired pursuant to the exercise of a non-qualified option, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the common shares (generally, the amount paid for the common shares plus the amount treated as ordinary income at the time the option was exercised). The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock.    A participant who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares are subject to restrictions (that is, the restricted shares are nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Code to recognize compensation income (which is ordinary income) in the year of the award in an amount equal to the fair market value of the common shares on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the common shares on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse and dividends or distributions that are paid while the common shares are subject to restrictions will be subject to withholding taxes. The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock Units.    There are no immediate tax consequences of receiving or vesting in an award of restricted stock units under the 2013 Plan; however, restricted stock units are subject to the Federal Insurance Contribution Act tax upon vesting (based on the fair market value of the common shares on the vesting date). A participant who is awarded restricted stock units will recognize ordinary income upon receiving common shares or cash under the award in an amount equal to the fair market value of the common shares at the time of delivery or the amount of cash. The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Performance Shares, Performance Units and Other Stock Unit Awards.    A participant generally will recognize no income upon the receipt of a performance share or performance unit. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and/or the fair market value of any substantially vested common shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.    There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2013 Plan. Upon exercising a stock appreciation right, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common shares on the date of exercise. The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Dividend or Dividend Equivalents.    A participant will recognize taxable income, subject to withholding of employment tax, upon receipt of a dividend equivalent in cash or in shares of stock. Similarly, a participant who receives restricted stock, and does not make an election under Section 83(b) of the Code with respect to the stock, will recognize taxable ordinary income, subject to withholding of employment tax, upon receipt of dividends on the stock. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income.

Unrestricted Stock.    Participants who are awarded unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the common shares on the date of the award, reduced by the amount, if any, paid for such common shares. The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Withholding.    To the extent required by law, we will withhold from any amount paid in settlement of an award, the amount of withholding and other taxes due or take other action as we deem advisable to enable ourselves to satisfy withholding and tax obligations related to any awards.

New Plan Benefits

Awards under the 2013 Plan will be made at the discretion of the Compensation Committee, although no awards have been made to date. Accordingly, we cannot currently determine the amount of awards that will be made under the 2013 Plan. We anticipate that the Compensation Committee will utilize the 2013 Plan to continue to grant long-term equity incentive compensation to key employees similar to the awards described in this proxy statement. We also anticipate that the Compensation Committee will utilize the 2013 Plan to grant restricted shares to its non-employee directors.

Registration with SEC

The Company intends to file a registration statement with the SEC pursuant to the Securities Act of 1933, as amended, covering the offering of the stock under the 2013 Plan.

The Board recommends that you vote “FOR” the approval of the 2013 Omnibus Incentive Plan.

PROPOSAL NO . 5—

APPROVAL OF THE MATERIAL TERMS OF PERFORMANCE GOALS USED UNDER THE AEP INDUSTRIES INC. MANAGEMENT INCENTIVE PLAN, FOR COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

The AEP Industries Inc. Management Incentive Plan (referred to as the “Plan” in this proposal) provides eligible employees the opportunity to earn an annual cash bonus (“Cash Award”) based upon the achievement of MIP Adjusted EBITDA compared to the MIP Earnings Target in the applicable fiscal year (“Incentive Period”). The purpose of the Plan is to retain, motivate and reward participants for the achievement of short-term incentives, while also providing competitive pay to attract new employees. Since fiscal 1997, we have utilized an annual cash incentive bonus plan substantially similar to the Plan.

The Board proposes that stockholders approve the material terms of performance goals applicable to the Plan, which approval is required every five years, or upon a change to the material terms of the performance goals, to prevent us from being subject to a limitation on our ability to claim a federal income tax deduction under Section 162(m) of Internal Revenue Code, or the Code, for the full value of bonuses paid to certain employees. Stockholders approved our Management Incentive Plan at the 2008 annual meeting of stockholders. For purposes of Section 162(m), the material terms requiring stockholder approval include (i) the employees eligible to earn bonuses under the Plan, (ii) a description of the business criteria on which the performance goal applicable to bonuses under the Plan is based and (iii) the maximum amount of compensation that can be paid to an employee or the formula used to calculate the amount of compensation to be paid to an employee if the performance goal is attained under the Plan. Each of these aspects is discussed below.

The Board believes it is in the best interest of the Company and its stockholders to have a cash bonus incentive plan under which the compensation awards made to certain employees may be deducted for federal income tax purposes. Section 162(m) of the Code prohibits the deduction of certain compensation in excess of $1 million per year paid by a publicly traded corporation to certain officers who constitute “covered employees” under the rule, which currently include our chief executive officer and, excluding the chief financial officer, the next three most highly compensated executive officers. Compensation that qualifies as “performance-based” compensation is, however, exempt from the $1 million deductibility limitation.

If stockholders do not approve the material terms of the performance goals applicable to bonuses granted under the Plan, the compensation income recognized by recipients of such grants will not be performance-based compensation under Section 162(m) and we may not be entitled to a tax deduction for some or all of the value of bonuses earned by covered employees.

Approval of this proposal is solely for the purpose of allowing us to award bonuses under the Management Incentive Plan that are intended to qualify as performance-based compensation under Section 162(m).

The following summary of the principal features of the Management Incentive Plan is qualified in its entirety by the specific language of the Management Incentive Plan, a copy of which is attached hereto as Annex B.

Eligibility.    All active employees above a certain job classification as of the end of each Incentive Period are eligible to participate in the Plan. New participants may be added to the Plan during the Incentive Period upon hiring, transfer or promotion and will earn a pro rata portion of the Cash Award based on completed fiscal quarters. A completed fiscal quarter requires a participant to be eligible for the Plan in the first fifteen days of the first month of such fiscal quarter; otherwise such fiscal quarter will be excluded. New hires in the fourth fiscal quarter of the Incentive Period are not eligible for Cash Awards.

The actual number of employees eligible to earn a Cash Award during any Incentive Period cannot be determined in advance because it is uncertain the number of employees that will satisfy the eligibility requirement at any given time. We currently expect approximately 108 employees to be participants in the Plan in fiscal 2013.

Cash Awards.    The target Cash Award is expressed as a percentage of the participant’s annual base salary and is based on the employee’s job classification, experience, current performance, potential for advancement and other subjective factors. The earned Cash Award is 0% to 200% of such target award based on a formula set forth in the Plan comparing MIP Adjusted EBITDA to the MIP Earnings Target. For example, a participant would earn no bonus if MIP Adjusted EBITDA was less than 80% of the MIP Earnings Target, while a participant would earn a bonus of 200% of the target bonus if MIP Adjusted EBITDA was 120% or more of the MIP Earnings Target. Management and the Compensation Committee may reduce a Cash Award if one of them determines a participant’s activities were counterproductive or did not add to the profit making goals of the Company, or all earned Cash Awards may be reduced if earnings were achieved in ways that are determined to be undesirable.

Cash Awards will be paid in local currency as soon as possible after the end of the Incentive Period, but no later than January 15 of the following fiscal year. The maximum amount payable to any participant with respect to an award under the Plan in any fiscal year is $4 million.

Pro Rata Cash Awards.    For purposes of clarity, the payment of pro rata Cash Awards under the Plan will only be made if the applicable Adjusted EBITDA goal is satisfied for the applicable year. All pro rata Cash Award payments will be made at the same time as they are made to participants who continue to work for the Company through the end of the Incentive Period.

Performance Goal.    The Plan’s only performance goal is MIP Adjusted EBITDA compared to the MIP Earnings Target, which the Committee has utilized as the applicable performance measure for the Company’s cash incentive bonus plan since fiscal 1997. For fiscal 2013, the Committee defines Adjusted EBITDA for the Plan as net income before interest expense, income taxes, depreciation and amortization, discontinued operations, non-core business operating income, annual change in LIFO reserve, gain or loss on disposal of property, plant and equipment, non-operating income (expense) and share-based compensation expense, all as adjusted to remove foreign exchange effect; such definition may be revised in the current fiscal year or future fiscal years to the extent permitted by the Plan and, if desired, in compliance with Section 162(m).

In determining MIP Adjusted EBITDA, the Plan specifies certain required adjustments to EBITDA, including: (a) extraordinary items outside the ordinary course of business, such as a gain (provision) for the sale or acquisition of assets or a business, will be excluded from MIP Adjusted EBITDA to the extent not included in the MIP Earnings Target; provided, however, the Committee may, in its discretion, include extraordinary items to the extent of cash received; (b) accounting policy changes required by the U.S. Securities and Exchange Commission or the U.S. Financial Accounting Standards Board that are approved following the approval of MIP Earnings Target will not be utilized to calculate MIP Adjusted EBITDA; (c) inter-unit management fees in effect on the date the MIP Earnings Target is approved by the Committee will be included in MIP Adjusted EBTIDA; (d) inter-unit royalty fees in effect on the date the MIP Earnings Target is approved by the Committee will be excluded from MIP Adjusted EBTIDA; and (e) vendor pricing credits will be included in MIP Adjusted EBITDA in the fiscal year in which credits are earned, provided that the Company provides the Committee with sufficient and quantifiable support relating to such credit amounts if such credits are not included in the fiscal year-end financial statements (with adjustment in the subsequent year, if necessary to ensure no double counting).

The MIP Earnings Target is based upon budgeted Adjusted EBITDA, as well as various other subjective factors intended to properly motivate MIP participants.

The performance goal for each participant is dependent on job classification with the intent to capture that portion of the Company’s business the performance of which a participant can reasonably influence. The executive officers have a performance goal related to the Company as a whole, while other participants have a performance goal related to various segments or divisions of the Company’s operations.

Termination of Employment; Death or Disability.    If a participant voluntarily terminates such employment or the Company terminates such employment for unsatisfactory performance or other cause, then the participant will not earn a Cash Award for the Incentive Period. However, if the participant is terminated by the Company due to job elimination or reorganization, such participant will be entitled to a pro rata Cash Award. Terminations effective on the sixteenth through the last day of the last month of the fiscal quarter will include the termination quarter in the Cash Award calculation, and terminations prior to such period will disqualify the termination quarter from the Cash Award calculation.

Upon the death of a participant, such participant’s estate will receive a pro rata Cash Award. A participant’s disability lasting 30 days or less will not have an impact on the participant’s eligibility for a Cash Award. If a disability lasts longer than 30 days, the Cash Award will be earned only in fiscal quarters in which the participant works more than 60 days.

Section 162(m) of the Code.    Section 162(m) states that annual compensation in excess of $1 million paid to the Company’s chief executive officer and the three other highest compensated executive officers (excluding the chief financial officer) is not deductible by the Company for federal income tax purposes, subject to specified exemptions including qualified performance-based compensation. Amounts payable under the MIP, if approved by stockholders at the 2013 annual meeting, are intended to qualify as performance-based compensation in accordance with Section 162(m). Tax regulations require the Company to obtain stockholder approval of the material terms of the performance goals every five years in order to qualify for such exemption.

Administration.    The Plan is administered by the Compensation Committee, which can delegate its powers to the Board, our chief executive officer or our chief financial officer if the Compensation Committee determines it is in the best interest of the Company not to comply with Section 162(m) or if Section 162(m) will not limit the deductibility of the Company’s compensation.

Cash Awards Granted For Fiscal 2013.    Cash Awards under the Plan for Incentive Periods beyond fiscal 2013 cannot be reasonably estimated due to the variables of future participants and Company performance. The following table sets forth the minimum, target and maximum Cash Awards that may be paid under the Plan for fiscal 2013 to the specified person or groups set forth below as of February 15, 2013. There can be no assurance as to the actual amounts that will be paid under the Plan in fiscal 2013 or any future Incentive Period.

Name	Threshold Award for Fiscal 2013	Target Award for Fiscal 2013	Maximum Award for Fiscal 2013
J. Brendan Barba	372,320	744,640	1,489,280
Paul M. Feeney	146,348	292,695	585,390
John J. Powers	84,775	169,550	339,100
Paul C. Vegliante	77,025	154,050	308,100
Linda N. Guerrera	27,850	55,700	111,400
All current executive officers as a group	761,043	1,522,085	3,044,170
All current directors who are not executive officers, as a group	N/A	N/A	N/A
All employees who are not executive officers, as a group(2)	941,886	1,883,771	3,767,542

(1)	Under the fiscal 2013 MIP, the bonus targets are set forth as a percentage of base salary and the earned bonus is 0% to 200% of such target based on fiscal 2013 Adjusted EBITDA compared to the applicable MIP Earnings Target.

(2)	Does not include commissions which are part of some participants’ base salaries as commissions cannot be estimated.

The Board recommends that you vote “FOR” the approval of the material terms of performance goals used under the Management Incentive Plan.

ADDITIONAL INFORMATION

Equity Compensation Plans

The following table sets forth certain information as of October 31, 2012 concerning our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	377,351	(1)	$22.15	(2)	379,737	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	377,351		$22.15		379,737

(1)	Consists of (a) 57,359 outstanding options for our common stock under the 1995 Stock Option Plan, (b) 86,000 outstanding options for our common stock under the 2005 Stock Option Plan and (c) 233,992 outstanding performance units under the our 2005 Stock Option Plan. Upon vesting of each performance unit, employees have the option to receive one share of the Company’s common stock or the equivalent cash value or a combination of both. This column assumes no forfeiture of performance units granted for the fiscal 2012 performance period and the election by all employees to receive common stock upon the vesting of the performance units. However, in January and February 2013, all employees elected to receive cash in lieu of common stock upon the vesting of performance units on such date and therefore the number of performance units included in the table overstates the expected dilution by such amount.

(2)	Excludes performance units, which have no exercise price.

(3)	Consists of shares of common stock that may be issued pursuant to stock options, performance units and other equity awards under our 2005 Stock Option Plan. No additional options may be issued under the 1995 Stock Option Plan. Upon stockholder approval of the 2013 Omnibus Incentive Plan, no additional securities may be issued under the 2005 Stock Option Plan. The 2013 Omnibus Incentive Plan provides for 375,000 shares of common stock to be issued pursuant to stock options, restricted stock, performance units and other equity awards set forth therein, subject to stockholder approval.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, our executive officers and persons who beneficially own more than 10% of a registered class of our equity securities (“insiders”) to file reports with the SEC regarding their pecuniary interest in our equity securities and any changes thereto, and to furnish copies of these reports to us. Based on our review of the insiders’ forms furnished to us or filed with the SEC and representations made by the directors and applicable executive officers, no insider failed to file on a timely basis a Section 16(a) report in fiscal 2012.

Availability of Fiscal 2012 Annual Report to Stockholders

SEC rules require us to provide a copy of our fiscal 2012 annual report to stockholders who receive this proxy statement. Our fiscal 2012 annual report to stockholders includes our annual report on Form 10-K for fiscal 2012 (including certain exhibits). We will also provide copies of our fiscal 2012 annual report to stockholders to brokers, dealers, banks, voting trustees and their nominees for the benefit of beneficial owners. Additional copies of the fiscal 2012 annual report to stockholders (excluding certain exhibits or documents incorporated by reference in our annual report on Form 10-K for fiscal 2012) are available to stockholders at no charge upon written request to: Investor Relations, AEP Industries Inc., 125 Phillips Avenue, South Hackensack, NJ 07606 or in the Investor Relations section of our website at www.aepinc.com.

Requirements for Submission of Stockholder Proposals and Nominations for 2014 Annual Meeting

Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2014 annual meeting of stockholders (pursuant to Rule 14a-8 of the Exchange Act), the proposal must be received by us at our principal executive offices (Corporate Secretary, AEP Industries Inc., 125 Phillips Avenue, South Hackensack, NJ 07606) by the close of business on October 25, 2013. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Any stockholder director nomination or proposal of other business intended to be presented for consideration at the 2014 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at the address stated above not less than 90 days and not more than 120 days before the first anniversary of the date of the 2013 annual meeting. Therefore, such notice must be received between December 10, 2013 and the close of business on January 9, 2014 to be considered timely. However, if our 2014 annual meeting occurs more than 30 days before or 60 days after April 9, 2014, we must receive nominations or proposals (A) not later than the close of business on the later of the 90th day prior to the date of the 2014 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2014 annual meeting, and (B) not earlier than the 120th day prior to the 2014 annual meeting.

The above-mentioned proposals must also be in compliance with our By-Laws and the proxy solicitation rules of the SEC and Nasdaq, including but not limited to the information requirements set forth in our By-Laws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.

Solicitation by Board; Expenses

We will pay the cost of preparing, assembling, and mailing the proxy materials. We have requested banks, brokers and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and we will reimburse such record holders for their reasonable expenses in doing so. In addition, our directors, officers and regular employees may solicit proxies by mail, telephone, facsimile or in person, but they will not receive any additional compensation for such work.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on April 9, 2013

The 2013 proxy statement and fiscal 2012 annual report are available at https://materials.proxyvote.com/001031.

Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.

By Order of the Board of Directors,

Sandra C. Major
Vice President and Secretary
February 22, 2013

Annex A

AEP INDUSTRIES INC.

AEP Industries Inc. 2013 Omnibus Incentive Plan

(Effective                     , 2013)

1. Purposes of Plan.    The purposes of this Plan are (a) to provide incentives and awards to key employees and directors of the Company and its Affiliates, by encouraging their ownership of Stock and (b) to aid the Company and its Affiliates in retaining such key employees and directors, upon whose efforts the Company’s success and future growth depends, and attracting other such individuals.

2. Definitions.    Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means, with respect to the Company, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. For purposes of clarity, Affiliate shall include all Subsidiaries of the Company.

(b) “Award” means individually or collectively, a grant under this Plan of Non-qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, or Other Stock and Stock Unit Awards. Each Award shall be evidenced by an Award Agreement containing such terms and conditions as the Committee may approve, but such terms and conditions shall be consistent with any applicable terms and conditions specified in the Plan.

(c) “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(e) “Board” or “Board of Directors” means the Board of Directors of the Company.

(f) “Cause” means, unless otherwise set forth in an applicable employment agreement with a Participant, Participant’s (i) commission of a crime of moral turpitude or a felony that involves financial misconduct or moral turpitude or has resulted, or reasonably could be expected to result, in imprisonment of the Participant or any adverse publicity regarding Executive or the Company or economic injury to the Company, (ii) dishonesty or willful commission or omission of any action that has resulted, or reasonably could be expected to result, in any adverse publicity regarding Executive or the Company or has caused, or reasonably could be expected to cause, demonstrable and serious economic injury to the Company, or (iii) material breach of this Agreement, any other agreement entered into between a Participant and the Company or any of Affiliates, or the Company’s policies and procedures as may be implemented from time to time (other than as a result of the Disability of Participant or other factors outside of Participant’s control) after notice and a reasonable opportunity to cure (if such breach can be cured).

(g) “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than an Existing Shareholder, of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of 30% or more of voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Voting Securities”); provided, however, that, for purposes of this subsection (i), the following acquisitions will not constitute a Change of Control: (a) any acquisition directly from the Company; (b) any acquisition by the Company; (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company of an affiliate of the Company or (d) any acquisition by any corporation pursuant to a transaction that complies with subsection (iii) below;

(ii) Any time at which individuals who, as of the date hereof, constitute the Board (“Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose appointment, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no individual, entity or group (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

Notwithstanding the preceding, to the extent “Change in Control” is a payment trigger, and not merely a vesting trigger, for any 409A Award, a “Change in Control” shall not be deemed to have occurred unless such “Change in Control” is also a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as described in Treas. Reg. Section 1.409A-3(i)(5).

(h) “Code” means the Internal Revenue Code of 1986 and any successor statute thereto, as amended, including the rules and regulations promulgated thereunder.

(i) “Committee” means the Compensation Committee of the Board, or any other committee of the Board to the extent designated by the Board by resolution of the Board, which committee shall be constituted as provided in Section 3 hereof.

(j) “Company” means AEP Industries Inc., or any successor thereto as provided in Article 18 hereof.

(k) “Covered Employee” means a Participant who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

(l) “Director” means a member of the Board, or a member of the board of directors of an Affiliate.

(m) “Disability” or “Disabled” means with respect to any other Participant, a condition under which the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

A Participant shall not be deemed to be Disabled as a result of any condition that:

(A) was contracted, suffered, or incurred while such Participant was engaged in, or resulted from such Participant having engaged in, a felonious activity; or

(B) resulted from an intentionally self-inflicted injury or an addiction to drugs, alcohol, or substances which are not administered under the direction of a licensed physician as part of a medical treatment plan.

The Disability of a Participant and the date on which a Participant ceases to be employed by reason of Disability shall be determined by the Company, in accordance with uniform principles consistently applied, on the basis of such evidence as the Committee and the Company deem necessary and desirable, and its good faith determination shall be conclusive for all purposes of the Plan. The Committee or the Company shall have the right to require a Participant to submit to an examination by physicians and to submit to such reexaminations as the Committee or the Company shall require in order to make a determination concerning the Participant’s physical or mental condition; provided, however, that a Participant may not be required to undergo a medical examination more often than once each 180 days. If any Participant engages in any occupation or employment (except for rehabilitation as determined by the Committee) for remuneration or profit, which activity would be inconsistent with the finding of Disability, or if the Committee, on the recommendation of the Company, determines on the basis of a medical examination that a Participant no longer has a Disability, or if a Participant refuses to submit to any medical examination properly requested by the Committee or the Company, then in any such event, the Participant shall be deemed to have recovered from such Disability. Notwithstanding the foregoing, in the event a Participant is employed under a written employment agreement with the Company or one of its Affiliates which agreement includes a definition of “disability,” “disability” shall have the meaning set forth in such agreement; provided, however, to the extent such agreement is silent on any of the determination provisions set forth in this paragraph, such provisions shall apply.

The Committee in its discretion may revise this definition of “Disability” for any grant, except to the extent that the Disability is a payment event under a 409A Award, in which event the definition of “Disability” in Treas. Reg. Section 1.409A.-3(i)(4) shall apply and cannot be changed after the 409A Award is granted.

(n) “Eligible Person” means any Key Employee or Director and includes non-Employees to whom an offer of employment has been or is being extended.

(o) “Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(q) “Existing Shareholder” means J. Brendan Barba or any of his issue or any of his or their respective descendants, heirs, beneficiaries or donees or any trust, corporation, partnership, limited liability company or other entity if substantially all of the economic interests in such entity are held by or for the benefit of such persons.

(r) “Fair Market Value” means the value of a Share, determined as follows: if on the Grant Date or other determination date the Shares are listed on an established national or regional share exchange, is admitted to quotation on the Nasdaq National Market (“Nasdaq”) or is publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Shares on such exchange or in such market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date; or if there is no such reported closing price, the Fair Market Value shall be the mean between the high and low sale prices on such trading day, or if no sale of Shares is reported, the mean between the highest bid and lowest asked price on such trading day, or, if no bid and asking price is reported for such trading day, the reported closing price on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, the Fair Market Value shall be the value of the Shares as determined by the Committee in good faith; provided that such valuation with respect to any Award that the Company intends to be a stock right not providing for the deferral of compensation under Treas. Reg. Section 1.409A-1(b)(5)(i) (Non-Qualified Options)

shall be determined by the reasonable application of a reasonable valuation method, as described in Treas. Reg Section 1.409A-1(b)(5)(iv)(B). In the case of an Incentive Stock Option, if the foregoing method of determining fair market value is inconsistent with Section 422 of the Code, then Fair Market Value shall be determined by the Committee in a manner consistent with such section of the Code and shall mean the value so determined.

(s) “409A Award” means any Award that is treated as a deferral of compensation subject to the requirements of Section 409A of the Code.

(t) “Grant Date” means the date on which an Award is made by the Committee or the Board of Directors under this Plan or such later date as may be specified by the Committee or the Board.

(u) “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Section 6 hereof, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

(v) “Key Employee” means an officer or other key employee of the company or its Affiliates, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Affiliates.

(w) “Non-qualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Section 6 hereof, which is not intended to be an Incentive Stock Option.

(x) “Option” means an Incentive Stock Option or a Non-qualified Stock Option.

(y) “Option Price” means the exercise price for each Share subject to an Option.

(z) “Optionee” means the holder of an Option.

(aa) “Other Stock and Stock Unit Award” means awards of unrestricted Shares, or other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company.

(bb) “Outside Director” means a member of the Board who is not an employee of the Company or any Affiliate.

(cc) “Participant” means any Eligible Person who has been granted an Award under the Plan.

(dd) “Performance Award” means a performance-based Award, which may be in the form of either Performance Shares or Performance Units.

(ee) “Performance Measures” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): (i) achieving a level of Company’s net sales; (ii) achieving a level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization, or EBITDA, or other adjustments to EBITDA as determined by the Committee (including discontinued operations, non-core business operating income, annual change in LIFO reserve, gain (loss) on disposal of property, plant and equipment, non-operating income (expense), share-based compensation expense, and foreign exchange effect); or earnings per Share); (iii) achieving a level of income (including net income or income before consideration of certain factors, such as overhead) or a level of gross profits for the Company, an Affiliate, or a business unit; (iv) achieving a return on the Company’s (or an Affiliate’s) sales, revenues, capital, assets, or stockholders’ equity; (v) achieving a level of appreciation in the price of the Shares; (vi) achieving a level of market share; (vii) achieving a Share price, or a Share price return relative to specified stock market indices or other benchmarks, including peer companies, over a specified period; (viii) achieving a level of earnings or income performance relative to peer companies over a specified period; (ix) achieving specified reductions in costs or targeted levels in costs; (x) achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts; (xi) achieving a level of cash flow; (xii) introducing one or more products into one or more new markets; (xiii) acquiring a prescribed number of (or sales volume related to) new customers in a line of business, or maintaining a prescribed number of (or sales volume related to) existing customers; (xiv) achieving a level of productivity within one or more business units; (xv) completing specified projects within or below the applicable budget; (xvi) completing acquisitions or dispositions of other businesses or assets, or integrating acquired businesses or assets; (xvii) expanding into other markets; (xviii) scientific or regulatory achievements; and (xix) implementation, completion or attainment of measurable objectives with respect to research, development, patents, inventions, products, projects or facilities and other key performance indicators. Subject to any exceptions noted in this Section 2(aa), Section 9(d) hereof, or any Award Agreement and any exceptions approved by the Committee, each such objective shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company. Performance Measures may vary from performance period to performance period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(ff) “Performance Share” means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 9 hereof, the value of which is determined by the Fair Market Value of the Stock in a manner deemed appropriate by the Committee and described in the Award Agreement.

(gg) “Performance Unit” means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 9 hereof, the value of which is determined, in whole or in part, by the attainment of preestablished goals relating to Company financial or operating performance as deemed appropriate by the Committee and described in the Award Agreement.

(hh) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Section 8 hereof.

(ii) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d)(3).

(jj) “Plan” means the AEP Industries Inc. 2013 Omnibus Incentive Plan, as hereafter amended.

(kk) “Related Option” means an Incentive Stock Option or a Non-qualified Stock Option granted in conjunction with the grant of a Stock Appreciation Right.

(ll) “Restricted Stock” means an Award, designated as Restricted Stock, granted to a Participant pursuant to Section 8 hereof.

(mm) “Restricted Stock Unit” means an Award, designated a Restricted Stock Unit, granted to a Participant pursuant to Section 8 hereof.

(nn) “Retirement” means termination of employment or service by a Participant with the consent of the Committee on or after age 65, or any other definition established by the Committee, in its discretion, either in any Award or in writing after the grant of any Award, provided that the definition of Retirement with respect to the timing of payment (and not merely vesting) of any 409A Award cannot be changed after the Award is granted.

(oo) “Rule 16b-3” means Rule 16b-3 adopted pursuant to Section 16(b) of the Exchange Act.

(pp) “SAR Exercise Price” means the per share exercise price of an SAR granted to a Participant under Section 7 hereof.

(qq) “Secretary” means the officer designated as the Secretary of the Company.

(rr) “Section 16 Person” means a Participant who is subject to Section 16(b) of the Exchange Act with respect to transactions involving Stock.

(ss) “Stock” or “Shares” means the common stock of the Company, $0.01 par value.

(tt) “Stock Appreciation Right” or “SAR” means an Award, designated as a Stock Appreciation Right, granted to a Participant pursuant to Section 7 hereof.

(uu) “Subsidiary” means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

(vv) “Substitute Award” means any Award granted or issued to a Participant in assumption of, or in substitution for, outstanding awards, or the right or obligation to make future awards by a company acquired by the Company or with which the Company combines (by merger, asset acquisition or otherwise).

(ww) “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding shares of the Company, its parent, or any of their Subsidiaries. In determining share ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3. Administration.

(a) The Plan shall be administered by or pursuant to the direction of the Committee, provided that the Board may exercise all of the Committee’s powers, authority and obligations under this Plan (and any Award Agreement) at any time, in whole or in part, in the Board’s discretion. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Participants and their legal representatives and beneficiaries. No member of the Committee or the Board shall be liable to any person for any such action taken or determination made in good faith with respect to the Plan or any Award or Award Agreement. Unless the Board determines otherwise, (i) all members of the Committee shall be “outside directors” as described in Section 162(m) of the Code, and (ii) no person shall be appointed to or serve as a member of the Committee unless at the time of such appointment and service he shall be a “non-employee director,” as defined in Rule 16b-3.

(b) The Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, make such determinations and interpretations, and take such other administrative actions as it deems necessary or advisable to the administration of the Plan, any Award or any Award Agreement. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the authority to:

(i) grant Awards and determine the terms and conditions of the Awards;

(ii) determine the Participants to whom and the times at which Awards shall be granted;

(iii) determine all terms and provisions of each Award Agreement, which need not be identical;

(iv) construe and interpret the Award Agreements and the Plan;

(v) establish, amend, or waive rules or regulations for the Plan’s administration;

(vi) to accelerate the exercisability of any Award, the end of a performance period or termination of any Period of Restriction;

(vii) establish the rights of Participants with respect to an Award upon termination of employment or service as a Director;

(viii) determine whether, to what extent, and under what circumstances an Award may be settled, forfeited, exchanged or surrendered;

(ix) amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award; and

(x) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

Notwithstanding the foregoing, neither the Committee nor the Board shall effect at any time directly or indirectly the repricing of any outstanding Options or SARs without shareholder approval, including without limitation a repricing by (i) the cancellation of any outstanding Options or SARs under the Plan and the grant in substitution therefor of new Options or SARs under the Plan covering the same or different amount of Shares, or (ii) the cancellation of any outstanding Options or SARs with respect to which the Option Price or SAR Exercise Price is above Fair Market Value in exchange for a cash payment.

Unless otherwise specified in an Award Agreement, the Company retains the right to cause a forfeiture of any Award, or the gain realized by a Participant in connection therewith, on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or customers of the Company or its Affiliates, any confidentiality obligation with respect to the Company or its Affiliates, or any other policy of or agreement with the Company or its Affiliates, or as otherwise permitted by applicable laws and regulations, including but not limited to, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations promulgated under each respective act.

(c) All such actions and determinations shall be made in accordance with the Company’s governing documents and applicable law. Subject to the governing documents of the Company and applicable law, the Committee may delegate all or any portion of its authority under the Plan to a subcommittee of members of the Board and/or officers of the Company for the purposes of determining or administering Awards granted to persons who are not then subject to the reporting requirements of Section 16 of the Exchange Act. The Committee’s prior exercise of discretionary authority shall not obligate it to exercise its authority in a similar fashion thereafter.

4. Stock Available.

(a) Reserved Shares.    Subject to adjustment as provided in Section 13 hereof, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 375,000. Shares used for purposes of the Plan may be either authorized and unissued Shares, or previously issued Shares held in the treasury of the Company, or both.

(b) Accounting for Shares.

(i) Except as provided in this Section 4, for every Share subject to Awards, the Shares available for grant hereunder shall be reduced by one Share. Awards to be settled only in cash shall not be counted against the Share limit above.

(ii) With respect to Performance Awards which are payable in Shares (whether in whole or in part, as elected by the Participant at the time such Award is settled), the maximum number of Shares shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan, subject to Section 4(b)(v) below.

(iii) Awards not denominated, but potentially payable, in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Awards are settled in Shares; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may only be counted once against the aggregate number of Shares available, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting.

(iv) Substitute Awards shall not be counted against the Shares available for granting Awards under this Plan. Shares available under a shareholder approved equity plan acquired in a corporate acquisition or merger (each, a “pre-existing plan”) may be used for post-transaction Awards under this Plan without counting against the Shares reserved in Section 4(a) provided that (i) the number of Shares available for grant is appropriately adjusted to reflect the relative value of the Shares and the shares subject to the acquired entity’s equity plan, (ii) any such Award is not made beyond the period when it could have been granted under the pre-existing plan absent such transaction, and (iii) any such Award is not granted to individuals who were employed by the Company or its Affiliates immediately before the closing of such transaction. The provisions of this Section 4(b)(iv) shall be interpreted consistent with the applicable listing requirements.

(v) If any Shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of all or a portion of the Shares subject thereto (including the settlement of any Performance Awards in cash rather than Shares), then all or a portion, as applicable, of the number of Shares related to such Award shall not be counted against the Share limit above, but shall again be available for making Awards under the Plan.

(vi) Notwithstanding anything herein to the contrary, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are (x) Shares that were subject to an Option or a share-settled SAR and were not issued upon the net settlement or net exercise of such Option or SAR, (y) Shares delivered to or withheld by the Company or any Affiliate to pay the exercise price or the withholding taxes under an Option or SAR or (z) Shares repurchased on the open market with the proceeds of an Option exercise.

5. Award Eligibility and Limitations.

(a) General Rule.    Awards under the Plan may be granted to any Eligible Person, provided that only Employees shall be eligible to receive Incentive Stock Options. Awards may be granted to Eligible Persons whether or not they hold or have held Awards previously granted under the Plan or otherwise granted or assumed by the Company. In selecting Eligible Persons for Awards, the Committee may take into consideration any factors it may deem relevant, including its views of the Eligible Person’s present and potential contributions to the success of the Company and its Affiliates.

(b) Limitations.    During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) The maximum number of Shares subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under this Section 5 is 200,000 per the Company’s fiscal year; and

(ii) The maximum number of Shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under this Section 5 is 200,000 per the Company’s fiscal year.

(iii) The maximum Performance Award opportunity that may be granted to any Participant in any Company fiscal year which relates to Performance Units and is payable in cash shall not exceed $5 million.

(iv) The preceding limitations in this Section 5(b) are subject to adjustment as provided in Section 13 hereof.

6. Stock Options.

(a) Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants as shall be determined by the Committee in its discretion; provided, however, ISOs may only be granted to Employees. Subject to Sections 4 and 5 hereof, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant.

(b) ISO $100,000 Limitation.    To the extent that the aggregate Fair Market Value of Shares (determined at the Grant Date) with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan or agreement of the Company or any Affiliate) exceeds $100,000 (or such other amount as may be specified in Section 422 of the Code), such excess Options shall be treated as Non-qualified Stock Options.

(c) Option Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the terms of the Option, including the Option Price, the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability, or other termination of employment or service, and such other provisions as the Committee shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-qualified Stock Option, provided that the Options will be deemed Non-qualified Stock Options in the absence of such specification.

(d) Option Price.    The Option Price shall be determined by the Committee subject to the following limitations. In the case of an ISO, the Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date, or in the case of any Optionee who is a Ten Percent Stockholder at the Grant Date, such Option Price shall not be less than 110% of the Fair Market Value of such Stock on the Grant Date. In the case of a NQSO, the Option Price shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date. In no event shall the Option Price of any Option be less than the par value of the Stock.

(e) Duration of Options.    Each Option shall expire as set forth in the Award Agreement, provided, however, that no Option shall be exercisable later than the tenth anniversary date of its Grant Date and no ISO which is granted to any Optionee who, at the time such ISO is granted, is a Ten Percent Stockholder, shall be exercisable after the fifth anniversary date from such Grant Date.

(f) Exercisability.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement, which need not be the same for all Participants. An Option may not be exercised for a fraction of a Share.

(g) Method of Exercise.    In order to exercise an option, the Optionee shall deliver to the Company properly executed exercise notice specifying the number of shares of Stock to be purchased, together with cash or a certified or bank cashier’s check payable to the order of the Company in the aggregate amount of the Option Price therefor, provided that the Committee may, in its discretion permit a Participant to satisfy such aggregate Option Price by one or more of the following methods, in each case, to the extent permitted by applicable laws: (i) a reduction in Shares issuable upon exercise which have a value at the time of exercise that is equal to the Option Price, (ii) delivery of irrevocable instructions to a stockbroker to sell immediately some or all of the Shares acquired by exercise of the Option and to promptly deliver to the Company an amount of the sale proceeds sufficient to pay the aggregate Option price, (iii) delivery of previously owned Shares having a Fair Market Value on the date of exercise equal to the aggregate purchase price, or (iii) any other form that is consistent with, or permitted by, applicable laws, regulations and rules. If the Optionee so requests, Shares purchased upon exercise of an Option may be issued in the name of the Optionee or another person provided that Optionee pays any documentary, transfer or other tax applicable to such issuance. An Optionee shall have none of the rights of a stockholder until the date as of which Shares are issued to him. For purposes of payment described in (i) above, the exercise shall be deemed to have occurred on the date the Company receives the exercise notice, accompanied by the stockbroker instructions, unless the Committee determines otherwise.

(h) Limitation on Exercise of Options.    Notwithstanding the terms of any Award Agreement to the contrary, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of an Option with respect to any or all Participants (including those whose employment or service has terminated) to the extent that it determines that doing so is required or desirable in order to comply with applicable securities laws, provided that, if any blackout period occurs, the term of the Option shall not expire until the earlier of (i) 30 days after the blackout period ends or (ii) the tenth (10th) anniversary of the Grant Date. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave of absence approved by the Company; provided, further that in the case of an ISO, any such determination satisfies the requirements of Section 422 of the Code.

(i) Termination of Service.    Unless otherwise provided by the Committee and set forth in the Award Agreement, in the event a Participant’s employment or service with the Company and its Affiliates is terminated before exercise of an Option, the following rules shall apply:

(i) Generally.    An Option may be exercised after the date of the Participant’s termination of employment or service, as applicable, only to the extent that the Option was vested as of the date of such termination. Any Option not vested at the time of a Participant’s termination of employment or service, as applicable, shall terminate and the Shares underlying such Option shall revert to the Plan and become available for future Awards. A vested Option may not be exercised after the expiration of one of the periods described below in (ii) through (iv) or after the expiration of the Term of such Option as set forth in the Award Agreement.

(ii) Termination upon death or Disability.    If a Participant’s employment or service, as applicable, is terminated due to his death or Disability, the Participant (or the Participant’s beneficiary) may exercise the vested portion of a Non-Qualified Stock Option for up to one year after the date of the Participant’s termination of employment or service, as applicable, but in no event later than the date of expiration of the Option.

(iii) Termination for Cause.    If the Participant’s termination of employment or service, as applicable, is terminated by an Employer for Cause, any outstanding Option (whether vested or unvested) will immediately expire and be forfeited upon such termination.

(iv) Other Terminations.    Upon any other termination of employment or service, as applicable, other than for the reasons set forth in subsections (ii) or (iii) above or as set forth in Section 12, the Participant may exercise the vested portion of the Option for up to 90 days after the date of the Participant’s termination of employment or service, as applicable, but in no event later than the date of expiration of the Option.

(j) Non-transferability of Options.

(i) Subject to Sections 6(j)(ii) and 20(b) hereof, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Subject to Sections 6(j)(ii) and 20(b) hereof, during the lifetime of a Participant, the Option may be exercised only by the Participant or his guardian or legal representative.

(ii) The Committee may grant Non-qualified Stock Options (with or without tandem SARs) that are transferable during the lifetime of the Participant but only to the extent consistent with applicable laws and registration requirements, provided that (A) no consideration is paid for the transfer and (B) no Options granted to Section 16 Persons may be transferable unless and except to the extent such transferability would not result in the loss of any Rule 16b-3 exemptions for nontransferable Options granted or to be granted under the Plan; provided, that, in the absence of such provisions in the Award Agreement, the Options will be non-transferable except as provided in Section 6(j)(i) hereof. The transferee of an Option shall be subject to all restrictions applicable to the Option prior to its transfer. The Award Agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on Stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights.    Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants, at the discretion of the Committee, in any of the following forms:

(i) In connection with the grant, and exercisable in lieu, of Options (“Tandem SARs”);

(ii) In connection with, and exercisable in addition to, the grant of Options (“Additive SARs”);

(iii) Independent of the grant of Options (“Freestanding SARs”); or

(iv) In any combination of the foregoing.

(b) Exercise Price.    The SAR Exercise Price shall be determined in the sole discretion of the Committee and set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of a Share on the Grant Date. The SAR Exercise Price of a Tandem SAR or an Additive SAR shall be the same as the Option Price of the Related Option.

(c) Exercise of Tandem SARs.    Tandem SARs may be exercised with respect to all or part of the Shares subject to the Related Option. The exercise of Tandem SARs shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Tandem SAR is exercised. Conversely, the exercise, in whole or part, of a Related Option, shall cause a reduction in the number of Shares subject to the Tandem SAR equal to the number of Shares with respect to which the Related Option is exercised. Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.

Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR shall expire no later than the expiration of the Related Option and shall be exercisable only when the Related Option is eligible to be exercised. In addition, if the Related Option is an ISO, a Tandem SAR shall be exercised for no more than 100% of the difference between the Fair Market Value of Shares subject to the Related Option at the time the Tandem SAR is exercised and the Option Price of the Related Option.

(d) Exercise of Additive SARs.    Additive SARs shall be deemed to be exercised upon, and in addition to, the exercise of the Related Option. The deemed exercise of Additive SARs shall not reduce the number of Shares with respect to which the Related Option remains unexercised.

(e) Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs.

(f) Other Conditions Applicable to SARs.    In no event shall the term of any SAR granted under the Plan exceed ten years from the Grant Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds either (i) the Fair Market Value per Share on the Grant Date in the case of a Freestanding SAR or (ii) the Option Price of the Related Option in the case of either a Tandem SAR or Additive SAR. A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.

(g) Payment Upon Exercise of SARs.    Subject to the provisions of the Award Agreement, upon the exercise of a SAR, the Participant shall be entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) SAR Exercise Price.

Payment to the Participant shall be made in Shares, valued at the Fair Market Value of the date of exercise, in cash, or a combination thereof, as the Committee may provide in the Award Agreement. To the extent required to satisfy the conditions of Rule 16b-3(e), or as otherwise provided in the Award Agreement, the Committee shall have the sole discretion to consent to or disapprove the election of any Participant to receive cash in full or partial settlement of an SAR. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the SAR surrendered by the Participant. If the election to receive cash is disapproved in whole or in part, the SAR shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

(h) Non-transferability of SARs.    No SARs granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, unless the Committee provides otherwise pursuant to Section 20(b) hereof. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

8. Restricted Stock and Restricted Stock Units.

(a) Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee may grant awards of Restricted Stock or Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine. Participants receiving such awards shall not be required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services and/or until other conditions are satisfied as determined by the Committee in its sole discretion, unless required by applicable law. Any grant of an Award under this Section 8 or the vesting thereof may be further conditioned upon the attainment of Performance Measures established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Awards.

(b) Award Agreement.    Each award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the additional terms of the Award, including the Period of Restriction, the conditions which must be satisfied prior to removal of the restriction, the number of Shares granted or relating to such award, and such other provisions as the Committee shall determine.

(c) Transferability.    Except as provided in this Section 8, neither the Shares of Restricted Stock or Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of such other conditions as may be specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

(d) Other Restrictions.    The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. Alternatively, the Committee, in its sole discretion, may have Shares of Restricted Stock issued without legend and held by the Secretary until such time that all restrictions are satisfied.

(e) Restricted Stock Certificate Legend.    In the event that the Committee elects to legend the certificates representing Restricted Stock, and in addition to any legends placed on certificates pursuant to Section 8(d) hereof, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the AEP Industries Inc. 2013 Omnibus Incentive Plan, effective April     , 2013, as amended, and in a Restricted Stock Agreement dated                     , 20    . A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of AEP Industries Inc.”

(f) Removal of Restrictions.    Except as otherwise provided in this Section 8, Shares of Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee in its sole discretion. Once the Shares are released from the restrictions, the Participant shall be entitled to have removed any legend that may have been placed on the certificates representing such Shares pursuant to Sections 8(d) and 8(e) hereof.

(g) Rights of Holders of Shares of Restricted Stock.    Unless the Committee otherwise provides in an Award Agreement, holders of Shares of Restricted Stock shall have the right to vote such Shares and the right to receive any dividends or distributions declared or paid with respect to such Shares. All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were distributed and the Shares shall bear legends reflecting such restrictions.

(h) Rights of Holders of Restricted Stock Units.    Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the payment of a cash dividend or distribution on outstanding Shares, or at any time thereafter, a cash payment for each Restricted Stock Unit held equal to the per-share dividend, which payment would be paid in accordance with rules set forth by the Committee. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

(i) Settlement of Restricted Stock Units.    Settlement of earned Restricted Stock Units will be made upon the date(s) determined by the Committee and set forth in the Award Agreement. The Committee may, in its sole discretion, settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(j) Termination of Service.    Unless otherwise provided by the Committee and set forth in the Award Agreement, in the event a Participant’s employment or service with the Company and its Affiliates is terminated before vesting of any Shares of Restricted Stock or Restricted Stock Units, any Share of Restricted Stock or Restricted Stock Unit that is not vested at the time of a Participant’s termination of employment or service, as applicable, shall be forfeited. Upon forfeiture, the Participant shall have no further rights with respect to such Award, including the right to vote such Shares or the right to receive dividends with respect to such Shares.

9. Performance Awards.

(a) Grant of Performance Awards.    Subject to the terms and provisions of the Plan, the Committee may authorize grants of Performance Awards to Participants in the form of either Performance Units or Performance Shares, and such Awards shall be evidenced by an Award Agreement. Each Award Agreement shall specify the additional terms of the Performance Awards, including the number of Performance Units or Performance Shares (subject to Section 13 hereof), the time and manner in which such Award shall be settled, the performance period to which it relates, the applicable Performance Measures, and such other terms and conditions as the Committee determines consistent with the terms of the Plan. Subject to Section 4 and 5 hereof, the Committee shall have complete discretion in determining the size of any Performance Award granted to Participants hereunder. Participants receiving Performance Awards shall not be required to pay the Corporation therefor (except for applicable tax withholding) unless required by applicable law.

(b) Performance Period.    The performance period with respect to each Performance Award shall be set forth in the Award Agreement, and may be subject to earlier termination in the event of a termination of employment or service.

(c) Performance Measures.    Each Award Agreement for Performance Awards shall specify the Performance Measures that are to be achieved by the Participant and a formula for determining the settlement amount to be paid (in the form provided in Section 9(f) hereof) if the Performance Measures are achieved. The Committee may establish a pool that will be funded based on the achievement of Performance Measures or a percentage of any of the underlying business criteria, provided that if such design feature is intended to apply to Covered Employees, such feature must meet the requirements of Section 162(m) of the Code. In addition, the Committee may exercise negative discretion to reduce the amount of, or eliminate, a Performance Award that otherwise would be payable pursuant to this Section 9, but may not increase any amount payable under a Performance Award intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

(d) Adjustments relating to Performance Measures.    The Committee is authorized to exclude one or more of the following items in establishing Performance Measures for Performance Awards: (1) extraordinary items outside the ordinary course of business, including acquisitions, dispositions, restructurings; (2) accounting policy changes required by the U.S. Securities and Exchange Commission or the U.S. Financial Accounting Standards Board; (3) foreign currency effects; (4) the effects of any statutory adjustments to corporate tax rates; (5) the effects of the timing of vendor pricing credits; (6) the effect of any change in the outstanding shares of Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, share repurchase, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; and (vii) any other objective criteria established by the Committee. Notwithstanding the foregoing, any determinations by the Committee to exclude such items with respect to a Performance Award granted to a Covered Employee and intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must be made before the first to occur of 90 days after the commencement of the period of service to which the performance goals relate and the lapse of 25% of the period of service to which the performance goals relate.

(e) Performance Awards Granted to Designated Covered Employees.    If and to the extent that the Committee determines that a Performance Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 9(e).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more Performance Measures, as specified by the Committee and meet the requirements of this Section 9(e). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Timing For Establishing Performance Goals. Performance goals shall be established, in writing, not later than the first to occur of 90 days after the commencement of the period of service to which the performance goals relate and the lapse of 25% of the period of service to which the performance goals relate, or at such other date as may be required for “performance-based compensation” under Section 162(m) of the Code.

(iii) Committee Certification. Prior to the settlement of any Award that is contingent on the achievement of one or more Performance Measures, the Committee shall certify in writing that the applicable performance goals and any other material terms of the Award were in fact satisfied. For purposes of this Section 9(e)(iv), approved minutes of the Committee shall be adequate written certification.

(iv) Status Performance Awards Under Section 162(m) of the Code. It is the intent of the Company that Performance Awards under this Section 9(e) granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. Accordingly, the terms of this Section 9(e), including the definitions of Covered Employee and other terms used herein, shall be interpreted in a manner consistent with Section 162(m) of the Code. The foregoing notwithstanding, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any Award Agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

(f) Form of Payment.    Payment of the amount to which a Participant shall be entitled upon the settlement of Performance Award shall be made in cash, Stock, other property or a combination thereof as set forth in the Award Agreement. Payment may be made in a lump sum or installments as prescribed by the Committee.

(g) Non-transferability.    Unless the Committee provides otherwise pursuant to Section 20(b) hereof, no Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or personal representative.

(h) Dividends or Dividend Equivalent Rights for Performance Awards.    Notwithstanding anything to the foregoing in the Plan, the right to receive dividends, dividend equivalent rights or distributions with respect to a Performance Award shall only be earned by a Participant if and to the extent that the underlying Performance Award is earned by the Participant, and shall be paid in the same time and manner as the underlying Performance Award.

(i) Voting Rights.    During the performance and vesting periods, Participants in whose name Performance Shares are granted hereunder may not exercise voting rights with respect to those Shares.

(j) Termination of Service.    Unless otherwise provided by the Committee and set forth in the Award Agreement, in the event a Participant’s employment or service with the Company and its Affiliates is terminated before the Performance Shares or Performance Units are earned and vested, such Performance Shares and/or Performance Units shall be forfeited.

10. Other Stock and Stock Unit Awards.

(a) Grant.    The Committee is authorized to grant to Participants, either alone or in addition to other Awards made under the Plan, Other Stock and Stock Unit Awards to be issued at such times, subject to or based upon achievement of such performance or other goals and on such other terms and conditions as the Committee shall deem appropriate and specify in the Award Agreement relating thereto, which need not be the same with respect to each Participant. Stock or other securities granted pursuant to Other Stock and Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

(b) Sale and Transferability.    To the extent an Other Stock and Stock Unit Award granted under the Plan is deemed to be a derivative security within the meaning of Rule 16b-3, it may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, unless the Committee provides otherwise pursuant to Section 20(b) hereof. All rights with respect to such Other Stock and Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or personal representative.

(c) Termination of Service.    Unless otherwise set forth in the Award agreement, if, with respect to any Award, a Participant’s termination of employment or service, as applicable, occurs before the end of any period of restriction or non-transfer, or the vesting date applicable to such Award (or the applicable portion of such Award), or any performance goals or other vesting conditions are not achieved in whole or in part (as determined by the Committee) by the end of the period for measuring such goals and conditions, then all such then unvested and/or unearned Awards shall be forfeited by the Participant.

11. Effect of Termination of Employment or Service on Awards; Forfeiture.

(a) Generally.    Subject to Section 3(b) hereof, the Committee may provide in any Award Agreement the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant’s service or employment with the Company or an Affiliate terminates prior to the end of a performance period, Period of Restriction or the exercise, vesting or settlement of such Award. Notwithstanding any other provision of this Plan to the contrary, in the event of a Participant’s termination of employment or service (including by reason of death, Disability, or Retirement), or business divestiture, leave of absence approved by the Company, or in the event of hardship or other special circumstances, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan. However, any such actions taken by the Committee shall be subject to Section 3(b) hereof and should comply with the requirements of Code Sections 409A and 162(m) (and, with the latter, only to the extent such award is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code).

(b) Transfers between Employers.    Awards under the Plan shall not be affected by the change of a Participant’s status within or among the Company and any Affiliate, so long as the Participant continues to be employed by or provide services to the Company or an Affiliate. For purposes of the Plan and any Award hereunder, if an entity that a Participant is employed by or otherwise providing services to ceases to be an Affiliate, a Participant shall be deemed to terminate employment or service, as applicable, on the date of the entity’s change in status, unless the Participant continues as a service provider in respect of the Company or another Affiliate (after giving effect to the change in status).

12. Change in Control.    Except as otherwise provided in an Award Agreement, in the event of a Change in Control or immediately prior to a Change in Control of the Company, the Committee may, but is not obligated to, without Participant consent (a) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award, (b) cancel Awards for a cash payment equal to their fair value (as determined in the sole discretion of the Committee) which, in the case of Options and SARs, shall be deemed to be equal to the excess, if any, of value of the per Share consideration to be paid in the Change in Control transaction over the aggregate Option Price (in the case of Options) or SAR Exercise Price (in the case of SARs), or (c) any or all restrictions or conditions related to an Award to be released and accelerated, in such a manner, in the case of Section 16 Persons, as to conform to the provisions of Rule 16b-3. For avoidance of doubt, the treatment of Awards upon a Change in Control may vary among Participants in the Committee’s sole discretion. Notwithstanding the foregoing, the Committee has the discretion to require that a Participant experience a termination of employment or service before taking any of the actions described in this Section 12.

13. Adjustment for Changes in Stock Subject to Plan and Other Events.    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or Shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of Shares subject to the Plan, in the number and kind of Shares covered by outstanding Awards, in the Option price per Share of outstanding Options or the SAR Exercise Price of outstanding SARs, and in the maximum number of Shares that may be issued to any Participant pursuant to Awards made under the Plan. If the adjustment would produce fractional Shares with respect to any then outstanding Awards, the Committee may adjust appropriately the number of Shares covered by the outstanding Awards so as to eliminate the fractional Shares. Any adjustment made under this Section 13 shall be done in a manner that complies with Section 409A of the Code, and any adjustments made with respect to Incentive Stock Options shall comply with Sections 422 and 424 of the Code.

14. Other Terms and Conditions.    The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant, vesting or exercise of Awards or issuance of Shares in connection therewith, as it deems advisable.

15. Effectiveness of Plan.    This Plan will be effective upon the approval by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose within twelve months of adoption of this Plan by the Board. Only Options may be granted prior to such stockholder approval, and such Options may not be exercisable prior to such stockholder approval.

16. Amendment, Modification, and Termination of Plan.

(a) Amendment, Modification and Termination.    Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no Award shall be granted hereunder after the close of business on the next day preceding the tenth anniversary of the date of approval by stockholders as contemplated by Section 15 hereof. The Board may terminate, amend, or modify the Plan in its discretion, and any amendment or modification may be without stockholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules, or regulations. The Board is specifically authorized to amend the Plan and take such other action as it deems necessary or appropriate to comply with Sections 162(m) and 409A of the Code, or with Rule 16b-3.

(b) Awards Previously Granted.    No termination, amendment, or modification of the Plan, shall adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

17. Withholding.    To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. The

Fair Market Value of any Shares (determined at the date of withholding) withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined using the applicable minimum statutory tax withholding rates. For the avoidance of doubt, the Participants shall have no legal right to own or receive any Shares withheld from delivery for such purpose, and otherwise shall have no rights in respect of such Shares whether as a stockholder or otherwise. The Company shall have the power and the right to deduct or withhold from any other payments due to a Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment under or as a result of this Plan.

18. Successors.    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

19. Section 409A of the Code.

(a) Generally.    This Plan and any Award granted hereunder is intended to comply with, or be exempt from, the provisions of Section 409A of the Code, and shall be interpreted and administered in a manner consistent with that intention. Each payment under this Agreement is intended to be a “separate payment” and not of a series of payments for purposes of Section 409A.

(b) 409A Awards.    The provisions of this Section 19 shall apply to any 409A Award or any portion an Award that is or becomes subject to Section 409A of the Code, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. 409A Awards include, without limitation:

(i) Any Non-qualified Stock Option or SAR that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award; and

(ii) Any other Award that provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below).

Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the date that is 2 1/2 months from the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a “substantial risk of forfeiture”, or (ii) the date that is 2 1/2 months from the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance.

(c) Subsequent Elections.    Any 409A Award which permits a subsequent election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(i) No subsequent election may take effect until at least 12 months after the date on which the subsequent election is made;

(ii) Each subsequent election related to a payment in settlement of an Award (other than upon the Participant’s death or Disability or upon an Unforeseeable Emergency) must result in a delay of the payment for a period of not less than five years from the date such payment would otherwise have been made; and

(iii) No subsequent election related to a payment to be made upon a specified time shall be made less than twelve months prior to the date of the first scheduled installment relating to such payment.

(d) Payments of 409A Awards.    No payment in settlement of a 409A Award may commence earlier than:

(i) Separation from Service (as determined pursuant to Treasury Regulations or other applicable guidance);

(ii) The date the Participant becomes Disabled;

(iii) Death;

(iv) A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award, or (ii) specified by the Participant in an Election complying with the requirements of Section 19(c) hereof, as applicable;

(v) To the extent provided by Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or

(vi) The occurrence of an “Unforeseeable Emergency” (as defined in Section 409A of the Code).

(e) Six Month Delay.    Notwithstanding anything else to the contrary in the Plan, to the extent that a Participant is a “Specified Employee” (as determined in accordance with the requirements of Section 409A of the Code), no payment on account of a Participant’s Separation from Service in settlement of a 409A Award may be made before the date which is six months after such Participant’s date of Separation from Service, or, if earlier, the date of the Participant’s death.

(f) Unforeseeable Emergency.    The Committee shall have the authority to provide in the Award Agreement evidencing any 409A Award for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such payment(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). All payments with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred. The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(g) No Acceleration of Payments.    Notwithstanding anything to the contrary in this Plan, this Plan does not permit the acceleration of the time or schedule of any payment under this Plan in settlement of a 409A Award, except as provided by Section 409A of the Code and/or Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance.

20. General.

(a) Requirements of Law.    The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required. No Shares shall be issued or transferred pursuant to this Plan unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

(b) Effect of the Plan.    The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Company, its parent, or an Affiliate or the Committee or the Board, except as expressly provided in the Plan. The Plan does not constitute a contract of employment between the Company or any of its Affiliates and any Participant. Participation in the Plan shall not give any Participant any right to be retained in the employment of the Company or any of its Affiliates or to provide service on the Board. No Award and no right under the Plan, contingent or otherwise, shall be subject to any encumbrance, pledge or charge of any nature or shall be assignable except that a beneficiary may be designated in respect to the Award in the event of the death of the holder of the Award and except, also, that if the beneficiary shall be the executor or administrator of the estate of the holder of the Award, any rights in respect to such Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Award or under the laws relating to descent and distribution.

(c) Nonexclusivity of the Plan.    Neither the adoption of the Plan nor the submission of the Plan to the Company’s stockholders for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of options otherwise than under the Plan.

(d) Not Benefit Plan Compensation.    Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of Participant’s compensation for purposes of determining the Participant’s benefits under any other benefit plans or arrangements provide by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.

(e) Parachute Limitations.    Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Options, SARs, Restricted Stock, Performance Shares, Performance Units or other Awards hereunder held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment, provided that any such payment or benefit that is excluded from the coverage of Section 409A of the Code shall be reduced or eliminated prior to the reduction or elimination of any benefit that is related to a 409A Award.

(f) Creditors.    The interests of any Participant under the Plan or any Award Agreement shall not be subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.

(g) Governing Law.    The Plan, and all Award Agreements made pursuant hereto, shall be governed, construed, and administered in accordance with and governed by the laws of the State of New Jersey (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of such jurisdiction or any other jurisdiction).

(h) Section 16 of the Exchange Act.    It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for the exemption from liability provided in Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

(i) Changes in Laws, Rules or Regulations.    References in the Plan to any law, rule or regulation shall include a reference to any corresponding rule (or number redesignation) of any amendments or restatements to such law, rule or regulation adopted after the effective date of the Plan’s adoption.

(j) Headings.    Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k) Number and Gender.    Under the Plan, the singular form of a word shall include the plural form, the masculine gender shall include the feminine gender and similar interpretations shall prevail as the context requires.

(l) Severability.    In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(m) Other Actions.    Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or issue options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation, or association.

(n) Complete Statement of Plan.    This document is a complete statement of the Plan.

*    *    *

As adopted and approved on January 7, 2013, subject to approval by the stockholders of the Company.

Annex B

FISCAL YEAR 20

MANAGEMENT INCENTIVE PLAN

AEP INDUSTRIES INC.

FISCAL YEAR 20     MANAGEMENT INCENTIVE PLAN

ADMINISTRATION

The Fiscal Year 20     Management Incentive Plan (the “MIP” or “Plan”) will be administered by the Compensation Committee of the Board of Directors (the “Compensation Committee); provided, that, the Compensation Committee may delegate any of the foregoing powers to the Chief Executive Officer (CEO) or the Chief Financial Officer (CFO) of the Company or the Board of Directors, if (i) such delegation would not limit the deductibility of Plan awards under Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor law (“Section 162(m)”) or (ii) the Compensation Committee determines it is in the best interests of the Company not to comply with the performance-based exception specified in Section 162(m) (the Compensation Committee, together with the CEO, CFO or Board to the extent delegated such powers pursuant to this section, the “Administrator”).

The awards payable under this Plan are intended to qualify as “performance based compensation” within the meaning of Section 162(m), so that the Company’s payment of awards under the Plan are tax deductible.

Subject to the terms of the Plan, applicable law and the listing standards of the Nasdaq Global Stock Market (or other national securities exchange, as applicable), the Administrator is authorized to interpret the Plan, to make, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the Plan’s administration, including, without limitation in order to comply with the performance-based exception of Section 162(m). Interpretation and construction of any provision of the Plan by the Administrator will be final and conclusive.

PLAN OVERVIEW

Each participant will have a target incentive opportunity, stated as a percentage of salary (a “bonus target”). An earned bonus will be 0% to 200% of the individual’s bonus target based on MIP Adjusted EBITDA compared to the MIP Earnings Target.

The performance goal for each participant is dependent upon job classification, with the intent to capture that portion of the Company’s business the performance of which a participant can reasonably influence. Certain executive officers will have a performance goal related to the Company as a whole, while other participants will have a performance goal related to various segments or divisions of the Company’s operations.

MIP EARNINGS TARGET AND MIP ADJUSTED EBITDA DEFINED

The MIP Earnings Target is based upon budgeted MIP Adjusted EBITDA, plus an additional dollar amount (recommended by management based on subjective factors) to further motivate MIP participants.

MIP Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, discontinued operations, non-core business operating income, annual change in LIFO reserve, gain or loss on disposal of property, plant and equipment, non-operating income (expense) and share-based compensation expense, all as adjusted to remove foreign exchange effect.

CALCULATION PROCEDURES FOR MIP ADJUSTED EBITDA

The following procedures will be utilized in calculating MIP Adjusted EBTIDA:

•

Extraordinary items outside the ordinary course of business, such as a gain (provision) for the sale or acquisition of assets or a business, will be excluded from MIP Adjusted EBITDA to the extent not included in budgeted MIP Adjusted EBITDA; provided, however, the Committee may elect to include extraordinary items to the extent of cash received. Exclusions will be approved as of a reasonable date following the occurrence of such matter.

•

Amounts will be calculated in the business unit’s primary currency. In cases where “currency exchange rates” have an impact on business unit earnings, the exchange rate used to calculate budgeted MIP Adjusted EBITDA will be used to calculate MIP Adjusted EBITDA in order to eliminate the effect of currency exchange rate variations.

•

Accounting policy changes required by the U.S. Securities and Exchange Commission or the U.S. Financial Accounting Standards Board that are approved following the approval of budgeted MIP Adjusted EBITDA will not be utilized to calculate MIP Adjusted EBITDA. Exclusions will be approved as of a reasonable date following the occurrence of such change.

•	Inter-unit management fees in effect on the date the MIP Earnings Target is approved by the Administrator will be included in MIP Adjusted EBTIDA.

•	Inter-unit royalty fees in effect on the date the MIP Earnings Target is approved by the Administrator will be excluded from MIP Adjusted EBTIDA.

•

Vendor pricing credits will be included in MIP Adjusted EBITDA in the fiscal year in which credits are earned, provided that the Company provides the Committee with sufficient and quantifiable support relating to such credit amounts if such credits are not included in the fiscal year-end financial statements. Any vendor pricing credits included in MIP Adjusted EBITDA for a fiscal year will be excluded from MIP Adjusted EBITDA in the following fiscal year.

EARNED BONUS DETERMINATION

An earned bonus will be 0% to 200% of the individual’s bonus target based on MIP Adjusted EBITDA compared to the MIP Earnings Target, as shown below:

•	The bonus target is earned for achieving 100% of the applicable MIP Earnings Target.

•	No bonus is earned for achieving less than 80% of the applicable MIP Earnings Target.

•	50% of the bonus target is earned for achieving 80% of the applicable MIP Earnings Target.

•	The maximum of 200% of the bonus target is earned for achieving 120% or more of the applicable MIP Earnings Target.

•	There is a linear increase in the earned bonus from threshold to budget and from budget to maximum, each based on the above graph.

•

Performance will be treated on an absolute basis (i.e., if the applicable MIP Earnings Target is a loss of $100, then MIP Adjusted EBITDA of a loss of $90 would be deemed the achievement of 110% of MIP Earnings Target).

The following sets forth a sample calculation if a participant has a salary of $70,000 and a bonus target of 20%, and the MIP Adjusted EBITDA is 110% of the MIP Earnings Target:

Salary	$70,000
Bonus Target	20%, or $14,000
MIP Adjusted EBITDA as a % of MIP Earnings Target	110%
% of Bonus Target Earned	150%
Earned Bonus in $	$21,000

The maximum amount payable to any participant with respect to an award under the Plan in any fiscal year is $4,000,000.

NO SEPARATE INCENTIVE COMPONENTS FOR PARTICIPANTS

In your prior employment or otherwise, you may have participated in an incentive program that included other subjective or critical performance measures such as:

• Market Share	• Sale of assets at an attractive price
• Number or type of customers	• Health and safety improvements
• Quality	• New sales/promotion tracking system
• Customer satisfaction	• New financial control system
• New product introduction	• Improved distribution system

AEP believes that everyone in the Company should be motivated to perform in the best interests of the Company and that additional, subjective performance measures are not necessary or appropriate for MIP purposes.

However, officers of the Company and the Administrator are authorized under the Plan to reduce the earned bonus of any individual within a business unit whose activities during the period has been counterproductive to the efforts of the business unit or who has not, for other reasons, added to the profit making goals of this Plan.

If you have any questions concerning this Plan, contact your manager or your Human Resources Manager.

ADMINISTRATIVE GUIDELINES

1. Base Salary for Bonus Calculations.    A participant’s annual Base Salary in effect for fiscal 20    , as reflected in the Company’s payroll records on October 31, 20     will be used to calculate the earned bonus. For purposes of clarity, no changes in annual Base Salary for fiscal 20    , whether implemented on or prior to October 31, 20    , will be used to calculate the earned bonus.

2. Eligibility.    Except as specified in paragraph 5 below, a participant must be an active employee as of October 31, 20     (or a participant who voluntarily terminates employment must be an active employee on the bonus payout date) to be eligible to receive payment for an earned bonus under the Plan.

3. Pro Rata Bonus Eligibility.    Eligibility for a pro rata bonus is detailed in paragraphs 4, 5, and 6 below. A pro rata bonus will apply changes in bonus targets and changes in performance goals on a pro rata basis. A pro rata bonus will be earned only for all or none of a fiscal quarter. Further, a pro rata bonus will be earned only if the applicable performance goal is satisfied for the applicable fiscal year.

4. New Hires, Transfers or Promotions During the Plan Period.    For all pro rata matters in this paragraph, (i) effective dates as of the first through the fifteenth of the first month in the fiscal quarter will result in the participant being eligible for the Plan for the full fiscal quarter and (ii) effective dates on or after the sixteenth day of the first month in the fiscal quarter will result in the participant being eligible for the Plan in the next full fiscal quarter.

For New Hires or participants added to the Plan in the first through third fiscal quarters, the effective date will be the date of hire. Fourth fiscal quarter New Hires are not eligible to be a participant in the Plan. For Promotions and Transfers, the effective date will be the date of promotion or transfer.

5. Termination During the Plan Period.    If a participant’s employment is terminated due to a Voluntary Termination, no bonus will be earned by or paid to the participant.

If a participant’s employment is terminated due to an Involuntary Termination due to unsatisfactory performance or cause (as determined by officers of the Company or the Administrator), no bonus will be earned by or paid to the participant. For purposes of this Plan, “cause” for termination includes achieving business results at the expense of violations of laws, regulations or Company policies and procedures.

If a participant’s employment is terminated due to an Involuntary Termination due to job elimination or reorganization (as determined by officers of the Company or the Administrator), the bonus will be earned and paid on a pro rata basis. If the termination date is on or prior to the fifteenth of the last month in the fiscal quarter, the participant’s bonus will exclude such fiscal quarter. If the termination date is on the sixteenth through the last day of the last month of the fiscal quarter, the participant’s bonus will include such fiscal quarter. Bonus payments for such terminated employees will be made approximately at the same time as they are made to other Plan participants who continue to work for the Company through the end of the fiscal year.

6. Death or Disability During the Plan Period.    If a participant’s employment is terminated due to death, the bonus will be earned and paid (to the estate of the participant) on a pro rata basis. If the termination date is on or prior to the fifteenth of the last month in the fiscal quarter, the participant’s bonus will exclude such fiscal quarter. If the termination date is on the sixteenth through the last day of the last month of the fiscal quarter, the participant’s bonus will include such fiscal quarter. Bonus payments will be made approximately at the same time as they are made to other Plan participants who continue to work for the Company through the end of the fiscal year.

A participant’s disability of 30 calendar days or less will not have an impact on the participant’s eligibility to earn a bonus under the Plan.

If a participant’s disability lasts more than 30 calendar days, then a bonus may be earned only for fiscal quarters in which the participant works more than 60 calendar days.

7. Adding Participants to the Plan.    New participants may be added to this Plan during the fiscal year as recommended by the appropriate Vice President/Group Manager and with the approval of the CEO and/or CFO (although new officers of the Company may only be added to this Plan by the Administrator). The criteria for participation will be based on both similar job classification as the list of current participants in this Plan and a responsibility level commensurate with the participant’s ability to influence goal outcomes. Approval will be required for both the addition of a participant to the Plan and the proposed participant’s bonus target.

8. Timing of Payments.    Financial results will need to be finalized as appropriate by the Company’s Vice President, Controller (or other person having similar responsibilities) and the independent auditors before bonuses can be calculated and paid. Further, no payments will be made unless and until the Administrator certifies in writing or resolves to approve payments generally in accordance with the Plan.

Earned bonuses will be paid in local currency as soon as possible after the end of fiscal 20    , but no later than January 15, 20    .

9. All Plan Payments Subject to Discretion.    Notwithstanding the attainment of financial results, all earned bonuses under the Plan are subject to reduction or elimination by the Administrator. For example, a reduction in any and all earned bonuses may be made if earnings are achieved in ways that are considered undesirable (such as reducing budgeted advertising expenditures to the detriment of the business); see also, “—No Separate Incentive Components for Participants.”

AEP INDUSTRIES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS - APRIL 9, 2013

The undersigned, a stockholder of AEP INDUSTRIES INC., hereby appoints Sandra C. Major and James B. Rafferty, and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, April 9, 2013, at 10:00 A.M., local time, or any postponements or adjournments thereof.

The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side of this card on each of the listed matters and, in their discretion, on any other matters which may properly come before the meeting or any postponement or adjournment thereof.

(Continued on reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

AEP INDUSTRIES INC.

April 9, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and annual report

are available at https://materials.proxyvote.com/001031

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

iPlease detach along perforated line and mail in the envelope provided.i

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class C Directors:
☐	FOR ALL NOMINEES	Nominees ¦ J. Brendan Barba ¦ Richard E. Davis ¦ Lee C. Stewart
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2013.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. Advisory approval of named executive officer compensation.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
4.	Approval of the AEP Industries Inc. 2013 Omnibus Incentive Plan	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	Approval of the material terms of performance goals used under the AEP Industries Inc. Management Incentive Plan, for compliance with Section 162(m) of the Internal Revenue Code	☐	☐	☐

The shares represented by this Proxy will be voted as directed. If no direction is indicated as to Items 1, 2, 3, 4 or 5: (i) if the shares are subject to the AEP Industries Inc. 401(k) Savings Plan, the shares will not be voted for such Item(s), and (ii) if the shares are otherwise owned, the shares will be voted as the Board recommends, as noted above.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications via e-mail exclusively and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

Signature of Stockholder	Date	Signature of Stockholder	Date

NOTE:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signing as a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signing as a partnership, please sign in partnership name by authorized person.